Exhibit 1

Notice to U.S. Shareholders

The proposed share exchange described in this document is for the securities of a foreign company. The proposed share exchange will be subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the latter shall prevail.

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(Securities Code: 8606)

May 31, 2011

To Shareholders

Keisuke Yokoo
President
Mizuho Securities Co., Ltd.
5-1, Otemachi 1-chome, Chiyoda-ku,
Tokyo

CONVOCATION NOTICE OF

THE 122ND ORDINARY GENERAL MEETING OF SHAREHOLDERS

Dear Sirs/Madams:

We wish to express our deepest sympathy to everyone who has suffered as a result of the recent Great Eastern Japan Earthquake and offer prayers for the reconstruction of the regions as soon as possible.

Notice is hereby given that the 122nd Ordinary General Meeting of Shareholders of Mizuho Securities Co., Ltd. (the “Company”) will be held as set forth below. You are cordially invited to attend the meeting.

If you are not able to attend the meeting, we request that you exercise your voting rights in one of the following ways. After examining the reference materials for the ordinary general meeting of shareholders set forth below, please exercise your voting rights no later than 5:00 p.m. on Tuesday, June 21, 2011, the day immediately before the scheduled date of this general meeting of shareholders.

[In Cases of Exercise of Voting Rights by Mail]

Please indicate your approval or disapproval of the proposals in the voting form enclosed herewith and return it to us so that it reaches us no later than the deadline for the exercise of voting rights set forth above.

[In Cases of Exercise of Voting Rights by Electromagnetic Method (Using the Internet, etc.)]

Please access the website for exercising voting rights specified by the Company (http://www.it-soukai.com) and enter your approval or disapproval of the proposals no later than the deadline for the exercise of voting rights set forth above using the “Code for the exercise of voting rights” and the “Password” provided on the voting form enclosed herewith in accordance with the directions on the screen.

For the exercise of voting rights by the electromagnetic method (using the Internet, etc.), please refer to the “Guidance Notes on the Exercise of the Voting Rights via the Internet, etc.” described in pages 89 through 90.

Description

1.	Date and Time:	10:00 a.m. on Wednesday, June 22, 2011

2.	Place:	Nikkei Hall, the 3rd floor, Nikkei Building
3-7, Otemachi 1-chome, Chiyoda-ku, Tokyo

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3.	Purpose:

Report Items:	1.	Report on the contents of the Business Report, on the contents of the consolidated financial statements, and on the Results of Audit of the Consolidated Financial Statements by the Independent Auditors and the Board of Corporate Auditors for the 122nd fiscal year (from April 1, 2010 to March 31, 2011)
	2.	Report on the contents of the financial statements for the 122nd fiscal year (from April 1, 2010 to March 31, 2011)

Matters to be Resolved:

Proposal 1:	Approval of the Share Exchange Agreement

Proposal 2:	Election of six (6) Directors

Proposal 3:	Election of one (1) Corporate Auditor

4.	Items Related to Exercise of Voting Rights:

(1)	In cases of duplicate exercise of your voting rights, by the voting form and the electromagnetic method (using the Internet, etc.), we will only accept the exercise of your voting rights by the electromagnetic method (using the Internet, etc.) as effective.
(2)	In cases of multiple exercises of your voting rights by the electromagnetic method (using the Internet, etc.), we will only accept the last exercise of your voting rights as effective.
(3)	In cases of exercise of your voting rights by proxy, by appointing as a proxy one of the shareholders holding voting rights at this general meeting of shareholders, you may arrange for such proxy to attend the meeting. In cases of attendance by proxy, please submit the document certifying the authority of such proxy, together with the voting form enclosed herewith, to the reception at the entrance to the meeting place upon arrival.

-End of Notice-

*        *        *        *        *         *

§	Upon arrival at the meeting, please submit the voting form enclosed herewith to the reception at the entrance to the meeting place.
§	Any corrections made to the reference materials for the ordinary general meeting of shareholders, and the Business Report, the consolidated financial statements and the financial statements shall be notified by being posted on the Company’s website on the Internet (http://www.mizuho-sc.com/).

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(Materials Attached to the Notice of Convocation of the Ordinary General Meeting of Shareholders)

(Document to be provided)

Business Report

(from April 1, 2010 to March 31, 2011)

I. Matters Regarding the Current State of Corporate Group

1. Developments and Results of Operations

The Japanese economy continued on a path to recovery in this fiscal year, led by a rebounding corporate sector. From early autumn, however, the economy entered a temporary standstill drawn by a fall in exports and a decline in last-minute demand caused by the reaction against the end of eco-car subsidies. After absorbing the impact of these trends, manufacturing output was showing signs of recovery until the Great Eastern Japan Earthquake struck in March, 2011, leaving vast destruction to Japanese economy in its wake and growing uncertainty about the future. The equity market started this fiscal year on an upswing, and the Nikkei 225 Average hit its year-to-date high of 11,339 yen early in April 2010. Thereafter, however, the Nikkei 225 Average dropped temporarily to 8,824 yen due to, among other things, the European fiscal crisis, growing concerns of a slowdown in the US economy, and the appreciation of the yen. Toward the end of the calendar year, the equity market staged a sharp rally, led by foreign investors’ buying due to, among other things, halting of the yen appreciation triggered by a second round of quantitative easing (QE2) in the US and sense of laggard Japanese stocks. As a result, the Nikkei 225 Average rebounded to 10,857 yen, instantly. However, the Nikkei 225 Average then sharply dropped temporarily to 8,605 yen as a result of the growing concerns in the aftermath of the Great Eastern Japan Earthquake and the crisis at the Fukushima Daiichi nuclear power plant. The Nikkei 225 Average then rose somewhat thereafter and finished this fiscal year at 9,755 yen. In the bond market, the benchmark 10-year JGB yield rose to 1.355% early in this fiscal year, but until early autumn, the growing anticipation of a fall in yields drawn by investors’ increased risk aversion and domestic financial institutions’ difficulty in alternative investment options continued and eventually, the benchmark 10-year JGB yield fell to 0.845% in early October, the lowest level since summer 2003. The yield was drawn upward toward the end of the calendar year by the sharp rebound in share prices and rising long-term US interest rates and rallied temporarily to 1.345%. Thereafter, a recurrence of risk aversion following the Great Eastern Japan Earthquake temporarily drove the yield downward, but it eventually climbed back to 1.255% by the end of this fiscal year.

Overseas, on the other hand, the US economy appeared to be slowing down through summer, but expectations of a recovery took hold in response to additional quantitative easing and passage of economic stimulus measures centered on the extension of the George W. Bush-era tax cuts. During this fiscal year, the European economy, led by Germany and other core eurozone economies, continued to recover moderately, with support from export expansion. However, continuing stagnation of the economy in certain European countries which are in fiscal crisis has led to a growing sense of bipolarity in the European economic situation. Due to turmoil in the financial markets, the fiscal crisis in Europe did trigger a correction in the US and European equity markets that continued until around summer. The US and European equity markets then posted some moderate gains from autumn buoyed by the US additional quantitative easing, etc. In the US bond market, the growing anticipation of a fall in yields continued until early autumn; however, supported by expectation to economic recovery, the anticipation of a rise in yields appeared through the end of this fiscal year. Trends in European bond markets were widely divergent across countries over ongoing sovereign risk issues.

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Under such business environment, to achieve its management vision of “joining the ranks of the top-three domestic investment banks” and “becoming a flagship company that plays a key leadership role in Asian capital markets,” Mizuho Securities Co., Ltd. (“MHSC”) has implemented a two-pronged business strategy of “building a client-oriented business profitability model” and “realizing a management base resilient to changes in the business environment.” This strategy was implemented through making efforts to maximize the synergies of the merger with Shinko Securities and promoting collaboration with the group companies of Mizuho Financial Group, Inc.

Specifically, MHSC endeavored for (i) “improvement of basic profitability” by strengthening the equity and retail marketing foundation, by enhancing the ability to provide solutions to its clients and increasing opportunities to gain profit through the enhancement of collaboration with Mizuho Corporate Bank. Ltd. (“MHCB”) and by cost restructuring and cost reduction, (ii) “enhancement of MHSC’s global business capabilities” by implementing a full-scale global management framework, by strengthening the management of its overseas subsidiary operations and by enhancing its global business infrastructure, and (iii) “strengthening of internal controls” by improving global risk management framework, global legal and compliance framework and information management framework.

The following is an overview of the activities engaged in by each of the divisions of MHSC during this fiscal year.

(Global Investment Banking Division)

In the Global Investment Banking Division, MHSC has endeavored, since the merger with Shinko Securities, to achieve collaboration among, and rapid integration of, its new organizations and functions. At the same time, by taking full advantage of the enlarged marketing base since the merger and by working in cooperation with MHCB, MHSC has made efforts to provide sophisticated solutions that are sensibly responsive to the diversified needs of its various clients.

Moreover, in order to promptly and appropriately respond to clients’ needs, including overseas expansions, the Global Investment Banking Division has enhanced collaboration with MHSC’s overseas offices and business partners, and established a global business management framework.

In the equity underwriting business, MHSC has actively responded to capital and other finance needs of its corporate clients, and was appointed as the lead underwriter for public offerings and placements of shares for 16 companies, including three initial public offerings. In the bond underwriting business, MHSC was appointed as the lead underwriter numerous times in a broad range of areas, including straight corporate bonds, FILP Agency Bonds, Samurai bonds and bonds issued to individual investors.

As for the M&A advisory business, the number of M&A deals in which Japanese corporations participated decreased, and especially the Japanese market situation remained severe. On the other hand, deals by Japanese corporations concerning overseas business expansion, including business in other Asian countries, increased, and MHSC has steadily achieved results, among other things, by acting as an advisor for cross-border deals and industry restructuring deals.

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(Global Markets & Products Division)

In the Global Markets & Products Division, MHSC has implemented its business with a focus on taking positions that accurately reflects the market environment and offering products that meet clients’ needs. MHSC has actively promoted global business management in cooperation with its overseas offices, and thereby strengthened its global business capabilities.

In the bond related area, MHSC made major contributions to a substantial level of profits through successful operations that took advantage of the declining interest rates and the decrease in credit spreads in the first half of this fiscal year. Moreover, while responding to clients’ needs by selling underwritten bonds and providing a wide range of products, MHSC endeavored to enhance its structure to increase the variety of its overseas-related products.

In the equity related area, MHSC experienced difficulties in a tough market environment in the first half of this fiscal year, however, in the second half, MHSC adequately controlled its position and was able to contribute to a reasonable level of profits. Moreover, MHSC’s marketing activities to meet clients’ needs and its handling of public offerings and initial public offerings were highly valued by its clients. Also, by promoting response to electronic transaction systems, MHSC endeavored to establish and expand its base of transactions.

As for product planning and promotion, in an effort to respond to the diversified clients’ needs, MHSC established a structure that continuously enables it to conduct a series of works from planning and development of products to information provision from a global viewpoint, while actively conducting education and training of its marketing personnel aiming to enhance their ability to respond to clients’ needs. On the other hand, by offering flexible products through strong collaboration with the Corporate Investment Services & Retail Business Division, MHSC has worked to respond to the trust of its clients.

(Corporate Investment Services & Retail Business Division)

In the Corporate Investment Services & Retail Business Division, with the basic theme “changes in our mind and behavior to expand our marketing base,” MHSC endeavored to enhance its relationship with clients and it focused on marketing activities based on high-net-worth individuals’ needs. Concurrently, MHSC fully concentrated its efforts on maximizing synergies within the group of Mizuho Financial Group, Inc., as a company with the Mizuho brand, through enhancing cooperation with the group companies of Mizuho Financial Group, Inc., as well as through enhancing cooperation between MHSC’s branches and head office organizations, including the Global Investment Banking Division.

As a result, in the Corporate Investment Services & Retail Business Division, MHSC has strengthen structure which enables it to respond to more diversified and sophisticated clients’ needs through enhancing marketing capabilities to handle increased volume of underwriting deals.

In addition, MHSC has endeavored to strengthen its marketing base by implementing the training of human resources based on the notion of improving the marketing personnel’s skill, with the aim of enhancing capabilities to meet the clients’ needs.

Through these measures, MHSC will make further efforts to provide product, services and information that meet the clients’ needs and investment environments, and to become a more approachable securities company.

In April 2010, in order to further increase the trust of its clients, MHSC established the Retail Business Supervising Department in the Corporate Investment Services & Retail Business Division, from the viewpoint of strengthening its internal controls, and by such establishment, MHSC further enhanced its front office compliance functions.

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(International Division)

In the International Division, MHSC continued to focus its efforts on “the enhancement of its global business capabilities,” one of the measures on which it placed high priority. As a part of such efforts, each of its offices endeavored to increase profits through cooperation with other offices and other group companies of Mizuho Financial Group, Inc., while endeavoring to enlarge its client-oriented business activities.

During this fiscal year, due to the success of measures taken to enhance client-oriented business activities, the entire division was able to expand its marketing base, mostly in relation to non-Japanese clients, in both primary and secondary markets.

Mizuho International plc steadily improved the management framework for bond business activities, such as increasing variety of government bonds and corporate bonds in Europe it handled. On the other hand, Mizuho Securities USA Inc. focused on diversifying products that it handled in its secondary bond market business, including securitized products, such as asset-backed securities (ABS).

Mizuho Securities Asia Limited endeavored to expand its client base in collaboration with MHSC’s overseas offices, and was able to strengthen its structure for Asian equity sales business.

In August 2010, Mizuho Securities India Private Limited was established as a local securities subsidiary in India. In March 2011, MHSC increased Mizuho Securities Asia Limited’s capital, with the aim of seeking opportunities for Asia-related equities and bonds business. Through these measures, MHSC established a system for cooperation between the head office and each of the overseas offices in the United States, Europe, the Middle East and Asia, particularly in the case where it carries out businesses of which the source of profits is Asia, where continued high growth is expected.

In these ways, the International Division implemented various measures in an effort to become “a flagship company that plays a key leadership role in Asian capital markets,” which is one of MHSC’s goals.

An overview of the financial performance of MHSC and its subsidiaries (the “MHSC Group”) for this fiscal year is shown below. Due to the fact that the merger conducted by MHSC on May 7, 2009, is categorized as a reverse acquisition, the consolidated business results for fiscal 2009 (April 1, 2009 to March 31, 2010), were prepared by combining the consolidated business results of the former MHSC for the period from April 1, 2009 to May 6, 2009, with the consolidated business results of MHSC after the merger for the period from May 7, 2009 to March 31, 2010, to report the year-on-year changes.

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(1) Commissions

Total commissions for this fiscal year was 135,991 million yen (93.3% of the corresponding period in the previous fiscal year). A breakdown appears below.

(i) Brokerage commissions

Daily trading volume on the First and Second Sections of the Tokyo Stock Exchange averaged 1,536.6 billion yen for this fiscal year (100.1% of the corresponding period in the previous fiscal year). MHSC’s brokerage trading volume was 15,087 million shares (101.7% of said period), with an aggregate value of 10,855.8 billion yen (104.2% of said period) and the MHSC Group’s brokerage commissions on equity trades totaled 26,784 million yen (97.5% of said period).

(ii) Underwriting and selling fees, and commissions from solicitation to professional investors, etc.

In the equity issuance market, MHSC was lead underwriter for public offerings and placements of shares for 16 companies, including three initial public offerings. As a result, the MHSC Group earned 22,413 million yen (84.5% of the corresponding period in the previous fiscal year) in equity underwriting and selling fees, and commissions from solicitation to professional investors, etc.

In the bond securities issuance market, MHSC was joint lead underwriter for 179 straight corporate bond issues. As a result, bond underwriting and selling fees, and commissions from solicitation to professional investors, etc. were 13,347 million yen (79.2% of said period).

(iii) Offering, selling, and other commissions and fees, and commissions from solicitation to professional investors, etc.

These fees and commissions predominately comprise fees and commissions on investment trust sales and secondary offerings, and commissions from investment trust solicitation to professional investors, etc.

During this fiscal year, MHSC launched the Mizuho Global Macro Fund (2010-04), which targets returns generated by a global macro strategy. MHSC also launched the Asia ex-Japan Large-Cap Infrastructure Fund and the Asia ex-Japan Small-Mid Cap Growth Fund that seek to capitalize on the strong growth and soundness of the Asian economy, which is currently driving global economic growth. MHSC also offered the Global High Yielding Pure Infrastructure Fund and the Global High Yielding Advanced Infrastructure Fund (Currency Select Type), which invests in companies owning or operating infrastructure assets. In addition, MHSC began taking new subscriptions to the Mizuho Global High Yield Bond Fund (Currency Select Type), the Mizuho GS Hybrid Securities Fund, etc.

Also, MHSC began marketing the Mizuho RMB Bond Fund.

Finally, MHSC began marketing the Pan African Equity Fund, which aims to essentially invest in companies that stand to benefit from growth in Africa, as well as the Chuo Mitsui J-REIT Fund, the MHAM J-REIT Index Fund, the Mizuho Australian Dollar Bond Fund, the Black Rock Gold Fund, DIAM China A-Share Equity Open Fund, etc.

For this fiscal year, offering, selling, and other commissions and fees, and commissions from solicitation to professional investors, etc. totaled 26,846 million yen (120.1% of the corresponding period in the previous fiscal year).

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(iv) Other commissions and fees

Other commissions and fees include investment trust service fees, sales commissions on wrap accounts and annuities, and a variety of advisory fees for M&A and IPO. For this fiscal year, other commissions totaled 40,635 million yen (87.4% of the corresponding period in the previous fiscal year).

(2) Net gain on trading

Net trading gains on equities were 4,582 million yen (18.1% of the corresponding period in the previous fiscal year), and net trading gains on bonds, etc. and others were 8,041 million yen (20.7% of said period). Net gain on trading for this fiscal year, totaled 12,624 million yen (19.7% of said period).

(3) Net interest income

Interest and dividend income totaled 117,883 million yen (114.6% of the corresponding period in the previous fiscal year), and interest expenses totaled 75,768 million yen (122.7% of said period), resulting in net interest income of 42,115 million yen (102.4% of said period).

(4) Selling, general and administrative expenses

Selling, general and administrative expenses totaled 229,773 million yen (104.7% of the corresponding period in the previous fiscal year).

(5) Extraordinary gain and loss

Extraordinary gain of 1,333 million yen includes a 689 million yen gain on reversal of reserve for financial instruments transaction liabilities and a 636 million yen gain on sales of investment securities. Extraordinary losses include 1,759 million yen in extraordinary depreciation on fixed assets and an 821 million yen loss on disposal of fixed assets. The net resulted in extraordinary losses of 3,234 million yen.

(6) Status of profit and loss

As a result, for this fiscal year, the MHSC Group posted consolidated operating revenues of 268,595 million yen (86.0% of the corresponding period in the previous fiscal year), consolidated ordinary loss of 33,720 million yen and consolidated net loss of 29,312 million yen.

MHSC’s basic policy is to maximize its corporate value, and in terms of profit distribution, MHSC pursues its the basic concept to distribute dividends to its shareholders flexibly based on the business performance during the related period by putting more priority on enriching retained earnings in order to improve financial strength and prepare for further business development.

For dividend of this fiscal year, however, MHSC was unable to avoid posting non-consolidated losses due to, among other things, the losses realized as a result of the valuation loss of its affiliated companies’ shares, in addition to the severe earnings environment surrounding MHSC. In considering MHSC’s net assets, MHSC most regrettably will forego paying dividends. Our shareholders’ kind understanding is greatly appreciated.

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2. Capital Investment

MHSC made certain capital investment during this fiscal year and as investment relating to its offices, it relocated its Kansai Office, etc. to concentrate those functions within the Osaka area in December 2010.

With respect to the systems investment, MHSC implemented requisite measures in response to, among other things, the revisions of the applicable frameworks and the systems employed in the stock exchanges, etc. and launched the full-swing systems integration task. As a part of enhancing its retail business, MHSC has promoted a full-scale renewal of the “Mizuho Securities Net Club”, its on-line trading systems, and aiming to enhance its line of products, foreign exchange transactions have become available on such systems since January 2011. MHSC consistently endeavors to implement systems security measures in order to provide a safer service and improve its information management.

3. Fund Raising

The MHSC Group has raised its funds by means of borrowings from financial institutions, the issuances of bonds and commercial paper, etc. As of the end of this fiscal year, the MHSC Group has achieved stable, flexible and efficient fund raising by establishing short-term committed lines of credit for maximum loan amount of 155.3 billion yen to secure sufficient liquidity coverage.

The MHSC Group has conducted operations toward forming a more stable and efficient fund raising structure by executing long-term borrowings in light of the fund raising cost with taking a tightening trend of financial regulations for fund liquidity risk into consideration.

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4. Changes in Financial Conditions and Results of Operations

	Periods
Category	Year ended March 31, 2008 (From April 1, 2007 to March 31, 2008)	Year ended March 31, 2009 (From April 1, 2008 to March 31, 2009)	Year ended March 31, 2010 (From April 1, 2009 to March 31, 2010)	Year ended March 31, 2011 (From April 1, 2010 to March 31, 2011)
Operating Revenues	million yen 146,514	million yen 107,080	million yen 312,161	million yen 268,595
(Commissions)	77,878	52,999	145,822	135,991
Ordinary Income (Loss)	14,633	(14,219)	33,073	(33,720)
Net Income (Loss)	9,404	(13,468)	127,064	(29,312)
Net Income (Loss) per Share	yen 12.16	yen (17.42)	yen 83.37	yen (18.45)
Total Assets	million yen 4,217,842	million yen 2,713,634	million yen 20,951,031	million yen 21,784,855
Net Assets	281,064	249,921	598,988	553,973

(Notes)	1.	“Net Income (Loss) per Share” was calculated based on the average number of shares during the period minus the number of treasury stock.
	2.	The significant changes in assets and losses in the fiscal year ended March 31, 2010, were mainly a result of the merger with the former MHSC in May 2009. Due to the fact that the merger is categorized as a reverse acquisition, the financial conditions in the fiscal year ended March 31, 2010 (April 1, 2009 to March 31, 2010), were prepared by combining the consolidated business results of the former MHSC for the period from April 1, 2009 to May 6, 2009, with the consolidated business results of MHSC after the merger, for the period from May 7, 2009 to March 31, 2010.
	3.	“Net Income per Share” for the fiscal year ended March 31, 2010, was calculated based on the average number of shares during the period, which was calculated using the number of issued shares allocated to shareholders of the former MHSC at the time of the merger on May 7, 2009 (from April 1, 2009 to May 6, 2009), and that of shares outstanding by new MHSC (from May 7, 2009 to March 31, 2010).

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5. Principal Parent Companies and Subsidiaries (As of March 31, 2011)

(1) Relationship with Parent Companies

MHSC’s parent companies are Mizuho Financial Group, Inc. and Mizuho Corporate Bank, Ltd. Mizuho Financial Group, Inc. consists of three global groups based on clients’ needs: “Global Corporate Group,” which responds to the needs of large and global corporations; “Global Retail Group,” which responds to the needs of individuals as well as SMEs and middle-market corporations; and “Global Asset & Wealth Management Group,” which responds to the clients’ needs in the business area of trust and custody, and private banking.

MHSC is positioned as a core company of the Global Corporate Group in the business strategy of Mizuho Financial Group, Inc. In the Global Corporate Group, MHSC provides financial solutions of higher quality to clients both in Japan and overseas in conjunction with Mizuho Corporate Bank, Ltd.

(2) Principal Subsidiaries

Company Name	Capital or Investment Amount	Investment Ratio (%)	Main Business
Mizuho Securities UK Holdings Ltd	million STG. £ 494	100.0	Holding company
Mizuho International plc	million STG. £ 2,462	100.0 (100.0)	Securities, banking
Mizuho Bank (Switzerland) Ltd	million CHF 53	70.0	Banking, trust banking
Mizuho Saudi Arabia Company	million SAR 75	70.0 (0.0)	Securities
Greater China Investments GP (Cayman) Limited	thousand US.$ 1	50.0	Investment
Mizuho Securities USA Inc.	thousand US.$ 166,595	78.6	Securities
Mizuho Securities Asia Limited	million HK.$ 835	88.2	Securities
Mizuho Securities (Singapore) Pte. Ltd.	thousand US.$ 17,488	100.0	Securities
Mizuho Securities India Private Limited	million IDR 400	100.0	Securities
Mizuho Investment Consulting (Shanghai) Co., Ltd.	million CNY 10	100.0	Consulting
Shinko Investment Trust Management Co., Ltd.	million yen 4,524	84.5 (7.9)	Investment trust management, investment advisory
Mizuho Securities Principal Investment Co., Ltd.	million yen 5,000	100.0	Investment
Basic Capital Management Limited	million yen 100	100.0	Investment
Mizuho Securities Research and Consulting Co., Ltd.	million yen 259	99.0 (46.5)	Think tank consulting

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Company Name	Capital or Investment Amount	Investment Ratio (%)	Main Business
Japan Investor Relations and Investor Support, Inc.	million yen 100	100.0	Consulting, information providing
Nippon Securities Technology Co., Ltd.	million yen 228	46.7 (8.4)	Software development
Mizuho Securities Business Services Co., Ltd.	million yen 100	100.0 (50.0)	Administrative services agent, temporary staffing
Mizuho Securities Property Management Co., Ltd.	million yen 4,110	100.0 (14.8)	Rental and management of real properties
Mizuho Securities Office Services Co., Ltd.	million yen 100	100.0 (6.8)	Light printing, administrative services agent
Shinwa Securities Co., Ltd.	million yen 780	83.1 (1.0)	Securities
Mitsui Securities Co., Ltd.	million yen 558	68.1 (5.8)	Securities

(Notes) 1. The	percentages in the parentheses of the Investment Ratio column above are the percentages of shares indirectly held.
2.	Tokyo Valuation Research Co., Ltd. was merged into Shinko Research Institute Co., Ltd., which became the surviving company in April 2010 (the current name of the company is Mizuho Securities Research and Consulting Co., Ltd.).
3.	In July 2010, the following subsidiaries changed their names as follows.

Former names	New names
Shinko Investment Co., Ltd.	Mizuho Securities Investment Services Co., Ltd.
Shinko Research Institute Co., Ltd.	Mizuho Securities Research & Consulting Co., Ltd.
Shinko Securities Business Services Co., Ltd.	Mizuho Securities Business Services Co., Ltd.
Shinko Building Co., Ltd.	Mizuho Securities Property Management Co., Ltd.
Shinko Commerce Co., Ltd.	Mizuho Securities Office Services Co., Ltd.

4.	Mizuho Securities India Private Limited was incorporated in August 2010.
5.	Liquidation of Shinko Securities (Europe) Limited and Shinko Securities (H.K.) Limited was completed in December 2010.
6.	Mizuho Securities Investment Services Co., Ltd. was merged into Mizuho Securities Principal Investment Co., Ltd. which became the surviving company in February 2011.
7.	Industrial Decisions, Inc. changed from a subsidiary to an affiliate due to the decrease in the ratio of voting rights held by MHSC as a result of the allocation of new shares to a third party conducted in March 2011.

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6. Issues to be Addressed

At the start of 2011, the global economy was showing signs of staging a widespread recovery, with, among other things, Japan and other developed countries starting to shed shackles that had brought their economies to a standstill and emerging countries expected to continue growing at a high pace, despite inflation concerns. However, the Great East Japan Earthquake struck in March 2011 has severely damaged Japan’s economic infrastructures, including electric power and distribution networks. The disruption of such key infrastructure may delay the pace of recovery in manufacturing output and give rise to stagnation of economic activities, etc. and may then cause a material adverse effect on Japanese economy. Overseas, among other things, the prospects of prolonged political turmoil in North Africa and the Middle East add to uncertainty about the future and require MHSC closely monitor the direction of business conditions and the markets.

Amid such an environment, MHSC will redouble efforts to steadily and expeditiously implement the medium-term management policies (i.e., in areas such as strategic initiatives to strengthen sales force, realization of the merger synergies, response to regulatory shift and development of operational infrastructure), as it endeavors to establish a stronger management platform. Specifically, MHSC will drastically strengthen its income and cost structures to help MHSC build a robust profit structure capable of withstanding changes in its operating environment. MHSC will also reinforce its global operation systems so that MHSC can seize more opportunities in continuously expanding overseas markets and respond proactively to the consolidated capital requirements that took effect from April 2011. MHSC believes that by pursuing such efforts and by efficiently conducting its many businesses while adapting to constant changes in its external and internal environments, MHSC will steadily solidify its business base and expand market share.

MHSC will further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program announced by Mizuho Financial Group, Inc. as part of the Mizuho’s medium-term management policy in May 2010.

7. Main Businesses (as of March 31, 2011)

The MHSC Group is composed of MHSC, 30 subsidiaries and 11 affiliates. The business activities of MHSC, 24 of the subsidiaries and 10 of the affiliates consist mainly of trading securities, commissioning of securities trading, underwriting and selling of securities, offering and selling of securities, handling of private offerings, and other securities and finance-related activities. These companies offer a wide range of services in both areas of raising and operating funds for clients. The other companies provide services related to and supportive of the companies’ activities, conduct market surveys and research, manage real estate, and more.

All of MHSC’s subsidiaries are consolidated companies and the equity method is applied to all of the affiliates.

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8. Principal Offices (as of March 31, 2011)

(1) MHSC

Principal Offices		Number of Offices
Kanto, Koshinetsu	Head Office, Shinjujku Branch, etc.	36
Hokkaido, Tohoku	Sapporo Branch, Sendai Branch, etc.	4
Hokuriku, Tokai, Kinki	Osaka Branch, Nagoya Branch, etc.	42
Chugoku, Shikoku	Hiroshima Branch, Takamatsu Branch, etc.	12
Kyushu	Fukuoka Branch, Kumamoto Branch, etc.	8
Total		102

(Notes)	1.	In addition to the above, MHSC has two representative offices in Beijing and Shanghai.
	2.	The newly established offices and offices that have moved in the fiscal year ended March 31, 2011 are as follows.

Offices	Location	Classifications
Tokyo FA Dept.	Chuo-ku, Tokyo	Newly established in October 2010
Osaka FA Dept.	Osaka, Osaka	Newly established in October 2010 Moved in December 2010
Kansai Office	Osaka, Osaka	Moved in December 2010

15

(2)	Principal Subsidiaries

Company Name	Principal Offices
Mizuho Securities UK Holdings Ltd	(Head Office)	London, U.K.
Mizuho International plc	(Head Office)	London, U.K.
Mizuho Bank (Switzerland) Ltd	(Head Office)	Zurich, the Swiss Confederation
Mizuho Saudi Arabia Company	(Head Office)	Riyadh, the Kingdom of Saudi Arabia
Greater China Investments GP (Cayman) Limited	(Head Office)	Cayman Islands
Mizuho Securities USA Inc.	(Head Office)	New York, NY, the U.S.A
Mizuho Securities Asia Limited	(Head Office)	Hong Kong Special Administrative Region of the People’s Republic of China
Mizuho Securities (Singapore) Pte. Ltd.	(Head Office)	Singapore, the Republic of Singapore
Mizuho Securities India Private Limited	(Head Office)	Mumbai, Maharashtra, the Republic of India
Mizuho Investment Consulting (Shanghai) Co., Ltd.	(Head Office)	Shanghai, the People’s Republic of China
Shinko Investment Trust Management Co., Ltd.	(Head Office)	Chuo-ku, Tokyo
Mizuho Securities Principal Investment Co., Ltd.	(Head Office)	Chiyoda-ku, Tokyo
Basic Capital Management, Limited	(Head Office)	Chiyoda-ku, Tokyo
Mizuho Securities Research and Consulting Co., Ltd.	(Head Office)	Chuo-ku, Tokyo
Japan Investor Relations and Investor Support, Inc.	(Head Office)	Chuo-ku, Tokyo
Nippon Securities Technology Co., Ltd.	(Head Office)	Chuo-ku, Tokyo
Mizuho Securities Business Services Co., Ltd.	(Head Office) (Office)	Edogawa-ku, Tokyo Osaka Office (Osaka, Osaka)
Mizuho Securities Property Management Co., Ltd.	(Head Office)	Chuo-ku, Tokyo
Mizuho Securities Office Services Co., Ltd.	(Head Office)	Chuo-ku, Tokyo
Shinwa Securities Co., Ltd.	(Head Office) (Office)	Niigata, Niigata Niigata-eki Minami Office
Mitsui Securities Co., Ltd.	(Head Office) (Branch)	Fukui, Fukui Takefu Branch (Echizen, Fukui) Obama Branch (Obama, Fukui)

(Notes)	1.	Nagoya Office and Fukuoka Office of Mizuho Securities Business Services, Co., Ltd were integrated into the Head Office and Osaka Office of the company, respectively.
	2.	Niigata-eki Minami Office of Shinwa Securities Co., Ltd. was merged into the Head Office of the company in April 2011.

16

9. Employees (as of March 31, 2011)

(1) Employees of Corporate Group

Number of Employees	Increase or Decrease in Comparison with the Number of Employees at the End of the Previous Fiscal Year
8,028	+82

(Note)	The number of Employees is the number of persons engaged in the Corporate Group. In addition to the above, MHSC has 1,319 temporary employees (the average during the period).

(2) Employees of MHSC

Number of Employees	Increase or Decrease in Comparison with the Number of Employees at the End of the Previous Fiscal Year	Average Age	Average Years of Employment
6,123	-28	38 years and 5 months	12 years and 5 months

(Note)	The number of Employees is the number of persons engaged in MHSC. In addition to the above, MHSC has 41 Executive Officers, 141 commission financial advisors and 993 temporary staff (the average during the period).

17

10. Major Borrowings (as of March 31, 2011)

Creditors	Type of Borrowings	Balance of Borrowings
		million yen
Mizuho Corporate Bank, Ltd.	Short-term borrowings	165,010
	Long-term borrowings	188,972
National Mutual Insurance Federation of Agricultural Cooperatives	Long-term borrowings	30,000
The Shizuoka Bank, Ltd.	Short-term borrowings	3,000
	Long-term borrowings	15,000
The Yamaguchi Bank, Ltd.	Short-term borrowings	3,000
	Long-term borrowings	13,000
The Hachijuni Bank, Ltd.	Long-term borrowings	10,000
The 77 Bank, Ltd.	Short-term borrowings	2,000
	Long-term borrowings	7,000
The Sumitomo Trust and Banking Co., Ltd.	Short-term borrowings	6,000
	Long-term borrowings	3,000
Sumitomo Mitsui Banking Corporation	Short-term borrowings	8,712
The Chugoku Bank, Ltd.	Long-term borrowings	8,000

(Note)	The above is the major borrowings excluding call money, etc. In addition to the above, MHSC has a 193,300 million yen syndicated loan the managers of which are Mizuho Corporate Bank, Ltd. and The Shizuoka Bank, Ltd.

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11. Other Principal Matters Concerning the Current Status of Corporate Group

MHSC executed the Memorandum of Understanding (the “MOU”) on turning MHSC into a wholly-owned subsidiary of MHCB (the “Transaction”) on March 15, 2011, for the purpose of further enhancing the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program announced by Mizuho Financial Group, Inc. in May 2010 as part of the Mizuho’s medium-term management policy.

Mizuho Financial Group, Inc., MHCB and MHSC determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHSC into a wholly-owned subsidiary of MHCB by means of a share exchange, and executed a share exchange agreement pursuant to the MOU.

With a view to secure the liquidity of the consideration for the share exchange that is to be allotted to the shareholders of MHSC and to provide such shareholders with the benefit of synergies to be derived from the Transaction, shares of common stock of Mizuho Financial Group, Inc., which is the wholly-owning parent of MHCB, are proposed to be allotted as consideration for the share exchange.

The share exchange is planned to be conducted under the assumption that, among other things, the share exchange will have been approved at the relevant general meeting of shareholders, etc., and filings will have been made to, and permission will have been obtained from, the relevant authorities in Japan and any foreign countries which are required for the share exchange.

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II. Matters Regarding MHSC’s Shares (as of March 31, 2011)

1. Total Number of Issuable Shares	3,000,000,000 shares

2. Total Number of Shares Outstanding	1,626,688,683 shares (including 37,742,823 shares of treasury stock	)

3. Number of Shareholders	61,640

4. Major Shareholders	(Top ten (10) shareholders)

Name of Shareholder	Number of Shares Held (thousand shares)	Percentage of Shares Held (%)
Mizuho Corporate Bank, Ltd.	941,624	59.26
The Norinchukin Bank	84,900	5.34
The Dai-ichi Life Insurance Company, Limited	40,555	2.55
Japan Trustee Services Bank, Ltd. (Trustee account)	36,087	2.27
Tokio Marine & Nichido Fire Insurance Co., Ltd.	24,334	1.53
Nippon Life Insurance Company	23,237	1.46
The Master Trust Bank of Japan, Co., Ltd. (Trustee account)	19,854	1.24
Japan Trustee Services Bank, Ltd. (Trustee account 4)	13,993	0.88
DEUTSCHE BANK AG LONDON - PB NON - TREATY CLIENTS 613	9,282	0.58
Mizuho Securities Shareholders’ Associations	8,095	0.50

(Notes)	1. MHSC has 37,742,823 shares of treasury stock, but is excluded from the above major shareholders.
2. “Percentage of Shares Held” was calculated excluding treasury stock.

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III. Stock Acquisition Rights (as of March 31, 2011)

Following is the summary of the stock acquisition rights issued to the Directors and Executive Officers of MHSC pursuant to the Companies Act, in consideration for execution of duties:

Name of stock acquisition rights	Allotment date of stock acquisition rights	Number of stock acquisition rights	Class and number of subject shares	Issue price (per stock acquisition right)	Exercise price (per share)	Exercise period	Major conditions precedent for the exercise of stock acquisition rights
Second Series of Stock Acquisition Rights	August 18, 2009	1,217 rights	Common stock of MHSC 1,217,000 shares	306,210 yen	1 yen	From August 19, 2009 through August 18, 2029	(Note)
Third Series of Stock Acquisition Rights	July 9, 2010	1,972 rights	Common stock of MHSC 1,972,000 shares	190,280 yen	1 yen	From July 10, 2010 through July 9, 2030	(Note)

(Note)	The persons who received stock acquisition rights that are allocated based on the position of the Director or the Executive Officer of MHSC may exercise such stock acquisition rights from the day following the day on which the person loses the position of the Director or the Executive Officer of MHSC. However, if such persons remain in the office of Director or Executive Officer of MHSC after losing the position then such persons may exercise the stock acquisition rights from the day following the day on which such persons finally leaves the position.

1. Stock Acquisition Rights which were delivered in consideration for execution of duties and held by Officers as of March 31, 2011

	Name of stock acquisition rights	Number of stock acquisition rights	Class and number of subject shares	Number of holders
Director	Second Series of Stock Acquisition Rights	198 rights	Common stock of MHSC 198,000 shares	6
Director	Third Series of Stock Acquisition Rights	522 rights	Common stock of MHSC 522,000 shares	8

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2. Stock Acquisition Rights which were delivered in consideration for execution of duties to Employees of MHSC during the fiscal year ended March 31, 2011

	Name of stock acquisition rights	Number of stock acquisition rights	Class and number of subject shares	Number of officers to whom the rights were delivered
Executive Officer	Third Series of Stock Acquisition Rights	1,407 rights	Common stock of MHSC 1,407,000 shares	41

(Note)	3 stock acquisition rights out of 1,407 stock acquisition rights that were delivered to employees of MHSC were returned due to resignation before the lapse of the term of office subject to the allotment of the stock acquisition rights.

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IV. Matters Regarding Officers

1. Directors and Corporate Auditors (As of March 31, 2011)

Title	Name	Assignment and State of Major Concurrent Office
Chairman (Representative Director)	Takashi Kusama

President (Representative Director)	Keisuke Yokoo

Deputy President - Executive Officer	Fumio Kabashima	In charge of Internal Audit Dept.

Deputy President - Executive Officer	Akira Kawamura	Head of Global Business Infrastructure Committee

Deputy President - Executive Officer	Hideo Abe	Head of Global Investment Banking, Head of Global Coverage (Japanese Clients), Head of Global Investment Banking Division

Deputy President - Executive Officer	Yutaka Endo	Head of Global Coverage (Global Clients), Head of International Division

Deputy President - Executive Officer	Hidetake Nakamura	Co-Head of International Division Deputy Head of Global Business Infrastructure Committee

Managing Director and Managing Executive Officer	Hideo Gamou	In charge of Information Security Management Dept.

Corporate Auditor (full time)	Kiyokata Somekawa

Corporate Auditor (full time)	Hiromitsu Nakahara

Corporate Auditor (full time)	Hideto Sekiyama

Corporate Auditor (full time)	Hideo Etani

Corporate Auditor	Masahiko Kadotani

Corporate Auditor	Tsuneo Morita	Corporate Auditor (full time) of Mizuho Financial Group, Inc.

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(Notes)	1.	Mr. Tetsuya Fukabori retired from his position due to his resignation as a director on June 21, 2010.
	2.	Mr. Masaaki Kume retired from his position due to his resignation as a director on December 15, 2010. The title, assignment and state of major concurrent offices for Mr. Kume at the time of his resignation are as follows:
Managing Director and Managing Executive Officer, Head of Corporate Investment Services & Retail Business Division, Head of Retail Business Division, in charge of Retail Business Planning & Coordination Dept., Financial Advisors Management Dept., Retail Business Supervising Dept., and Business Development Dept.
	3.	Messrs. Hideto Sekiyama and Hideo Etani, who are Corporate Auditors (full time), and Messrs. Masahiko Kadotani and Tsuneo Morita, who are Corporate Auditors, are “Outside Corporate Auditors”.
	4.	Messrs. Hideto Sekiyama, Hideo Etani and Masahiko Kadotani, who are “Outside Corporate Auditors”, are “independent auditors” required by the Tokyo Stock Exchange, Inc., the Osaka Securities Exchange Co., Ltd., and Nagoya Stock Exchange, Inc., as the case may be.
	5.	Mr. Kiyokata Somekawa has business experience in the MHSC finance section, and has a considerable degree of experience and knowledge with respect to finance and accounting.
	6.	Mr. Masahiko Kadotani successively held various posts, such as Director-General of the Securities Bureau in the Ministry of Finance and Commissioner of the National Tax Agency and has a considerable degree of experience and knowledge with respect to finance and accounting.

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Directors and Corporate Auditors as of April 1, 2011 are as follows:

Title	Name	Assignment and State of Major Concurrent Office
Chairman (Representative Director)	Takashi Kusama
President (Representative Director)	Keisuke Yokoo
Deputy President - Executive Officer	Hideo Abe	Head of Global Investment Banking, Head of Global Coverage, Head of Global Investment Banking Division, Head of Investment Banking Group
Deputy President - Executive Officer	Hidetake Nakamura

Co-Head of Global Coverage,
Head of International Division,
Head of Asia & Middle East Committee,
Co-Head of Global Investment Banking Division,

in charge of Global Business Infrastructure, Committee in charge of Asia & Oceania

Managing Director and Managing Executive Officer	Hideo Gamou	In charge of Information Security Management Dept.
Director	Akira Kawamura
Corporate Auditor (full time)	Kiyokata Somekawa
Corporate Auditor (full time)	Hiromitsu Nakahara
Corporate Auditor (full time)	Hideto Sekiyama
Corporate Auditor (full time)	Hideo Etani
Corporate Auditor (full time)	Masahiko Kadotani
Corporate Auditor	Hideo Etani
Corporate Auditor	Tsuneo Morita	Corporate Auditor (full time) of Mizuho Financial Group, Inc.

(Notes)	1.	Mr. Akira Kawamura resigned from his position as a Deputy President - Executive Officer on April 1, 2011.
	2.	Messrs. Fumio Kabashima and Yutaka Endo retired from their positions due to their resignations as directors on April 1, 2011.

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2. Amount of Compensation for Directors and Corporate Auditors

Classification	Number of Persons to whom Compensation is to be Paid	Aggregate Compensation million yen
Director	10	427
Corporate Auditor	8	88
(Outside Corporate Auditor)	(5)	(53)
Total	18	515

(Notes)	1.	The above total amount of compensation does not include the salary for non-Director related services paid to Directors who are also employees of MHSC.
	2.	The total yearly compensations for Directors shall not exceed 500 million yen (excluding employees’ salary) in accordance with the resolution at the 120th ordinary general meeting of shareholders of MHSC held on June 25, 2009.
	3.	The total yearly compensations for Corporate Auditors shall not exceed 150 million yen in accordance with the resolution, at the 120th ordinary general meeting of shareholders held on June 25, 2009.
	4.	In addition to the above, the total amount of compensations paid to an Outside Corporate Auditor by MHSC’s parent company or the parent company’s subsidiaries, as an officer thereof, is 21 million yen.

3. Matters Regarding Outside Officers

(1) Major Concurrent Offices of Outside Officers and their Relation to MHSC

Mizuho Financial Group, Inc., at which Mr. Tsuneo Morita, Outside Corporate Auditor, serves concurrently, is MHSC’s parent company.

(2) Major Activities in the fiscal year ended March 31, 2011

Name	Attendance of the Board of Directors Meeting, etc.	Input at the Board of Directors Meeting and Other Activities
Hideto Sekiyama	He attended 32 of the 32 Board of Directors Meetings and 15 of the 15 Board of Corporate Auditors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing useful viewpoints with respect to MHSC’s business, based on his abundant experience in the area of finance.
Hideo Etani	He attended 32 of the 32 Board of Directors Meetings and 15 of the 15 Board of Corporate Auditors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing useful viewpoints with respect to MHSC’s business, based on his abundant experience in the area of finance.
Masahiko Kadotani	He attended 30 of the 32 Board of Directors Meetings and 15 of the 15 Board of Corporate Auditors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing useful viewpoints with respect to MHSC’s business, based on his abundant experience on relevant authorities and in the area of finance, etc.
Tsuneo Morita	He attended 31 of the 32 Board of Directors Meetings and 14 of the 15 Board of Corporate Auditors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing useful viewpoints with respect to MHSC’s business, based on his abundant experience in the area of finance.

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(3) Summary of Liability Limitation Agreement

In accordance with the provisions set forth in MHSC’s Articles of Incorporation, MHSC and four (4) Outside Corporate Auditors entered into liability limitation agreements and pursuant to the provision of the Article 427, Paragraph 1 of the Companies Act, which will limit the liabilities provided for in Article 423, Paragraph 1 of the Companies Act to the amount prescribed in laws and regulations, provided that such Outside Corporate Auditors are bona fide and without gross negligence in performing their duties.

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V. Matters Regarding Independent Auditor

1. Name: Ernst & Young ShinNihon LLC

2. Amount of Compensation

Amount of Payment million yen
Compensation to be paid to the Independent Auditor for the fiscal year ended March 31, 2011	114
Total amount of cash and other proprietary benefits to be paid to the Independent Auditor by MHSC and its subsidiaries.	295

(Notes)	1.	Mizuho Securities UK Holdings Ltd, Mizuho Securities USA Inc., Mizuho Securities Asia Limited, and other companies among MHSC’s principal majority-owned subsidiaries are subject to statutory audits by audit corporations other than the Independent Auditor of MHSC.
	2.	The audit contract between MHSC and the Independent Auditor does not separate the compensation for the audit under the Companies Act from the compensation for the audit under the Financial Instruments and Exchange Act. Moreover, it is practically impossible to separate the two. Accordingly, Compensation to be paid to the Independent Auditor for the fiscal year ended March 31, 2011 is the total of such compensation.

3. Content of Non-audit Services

MHSC paid consideration to Ernst & Young ShinNihon LLC for advisory services and other services in connection with sophisticated IT operations, which are not included among the services set forth in Article 2, Paragraph 1 of the Certified Public Accountants Act (non-audit services).

4. Policy for Determination of Dismissal or Non-reappointment of Independent Auditor

Dismissal of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors if the Independent Auditor falls subject to any of the events set forth in the Items of Article 340, Paragraph 1 of the Companies Act.

Non-reappointment of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors by comprehensively considering various factors, including the performance of duties and the quality of audits by the Independent Auditor.

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VI. System for Ensuring Suitability of Operations

The Board of Directors of MHSC has approved the adoption of a “Basic Policy on Internal Control System Establishment” (the “Policy”) to set forth basic matters concerning the establishment of systems “necessary to ensure the properness of operations” as stipulated in the Companies Act and Ordinance for Enforcement of the Companies Act. An outline of the Policy is set out below:

1. Systems necessary to ensure that the execution of duties by directors and employees comply with laws and regulations and Articles of Incorporation

•

MHSC has established various systems to ensure that the execution of duties by directors and employees comply with laws and regulations and the Articles of Incorporation in the form of rules and policies concerning compliance, such as a “Basic Policy on Compliance” and “Compliance Manual.”

•

Specifically, MHSC regards the thorough implementation of compliance as a basic management principle promoted through a compliance management system and measures such as the “Compliance Manual.” Compliance programs are formulated every fiscal year as specific action plans and follow-up is conducted through quarterly implementation reviews. MHSC also engages in efforts against antisocial elements as part of specific compliance measures and places a high priority on the “disavowal of anti-social elements” in the above actions plan as key initiatives to be shared by the Group.

•

The Board of Directors has approved the adoption of various systems based on the above “Basic Policy on Compliance” to ensure that the execution of duties by directors and employees comply with laws and regulations and the Articles of Incorporation.

2. Systems for storing and managing information related to the execution of duties by directors

•

MHSC has established various systems for storing and managing information in the form of rules and policies concerning information management such as the “Information Security Policy.” These rules and policies serve as the basis for the storage and management of information related to the execution of duties by directors.

•

Specifically, information including the minutes of meetings and Board of Directors’ and Executive Management Committee materials and circular documents for managerial approval is stored and managed as important information using an information asset registry.

•

The Board of Directors has approved the adoption of various systems based on the above “Information Security Policy,” etc. to store and manage information related to the execution of duties by directors.

3. Rules and other systems for the management of losses and risk

•	MHSC has established various systems for managing losses and risk in the form of rules and policies on risk management, including the “Basic Policy on Comprehensive Risk Management.”

•

Specifically, MHSC defines various types of risk, develops risk management frameworks and human resources, determines the effectiveness and suitability of risk management systems, and identifies risk quantity and quality. MHSC also manages comprehensive risk to ensure it remains within limits acceptable for company management.

•	The Board of Directors has approved the adoption of various systems for managing losses and risk in the form of the above “Basic Policy on Comprehensive Risk Management” and other rules and policies.

•

In addition, MHSC shall review, in the future and whenever else required, reform of the various systems for losses and risk, taking into consideration the results of its measures with respect to the Great Eastern Japan Earthquake.

29

4. Systems to ensure the efficient execution of duties by directors

•

MHSC has established various systems to ensure the efficient execution of duties by directors in the form of rules such as the “Rules Concerning Board of Directors,” “Executive Management Committee Rules,” “Business Policy Committee Rules,” “Organization Rules,” and “Rules Concerning Decision-Making Authority.”

•

Specifically, MHSC ensures the efficient execution of duties by directors through the formulation of standards for Board of Directors’ resolutions and reporting, the segregation of duties within the organization, the stipulation of decision making and other authority based on item prioritization, and the establishment of an Executive Management Committee and Business Policy Committees.

•	The Board of Directors has approved the adoption of various systems based on the above “Rules Concerning Board of Directors” to ensure the efficient execution of duties by Directors.

5. Systems to ensure the suitability of business conducted by the corporate group comprised of MHSC, its parent company, and subsidiaries, etc.

•

MHSC has established various systems to ensure the suitability of business conducted by the corporate group, through the “Management Administration Regulations of Subsidiaries, etc.” prepared by MHCB,” the parent company of MHSC, and the “Rules and Procedures for Management of Subsidiaries,” etc. formulated by MHSC, in conformity with the “Standards for Operation and Management of Subsidiaries, etc.” set forth by MHFG, also a parent company of MHSC.

•

Specifically, business administration of MHSC by its parent company is conducted in accordance with the “Management Administration Regulations of Subsidiaries, etc.” prepared by MHCB in conformity with the “Standards for Operation and Management of Subsidiaries, etc.” set forth by MHFG, while business administration of MHSC’s subsidiaries, affiliate companies, and other entities is conducted in accordance with the “Rules and Procedures for Management of Subsidiaries” established by MHSC.

•

The Board of Directors has approved the adoption of various systems based on the above “Rules and Procedures for Management of Subsidiaries” and other rules and procedures in order to ensure the suitability of business conducted by the corporate group comprised of MHSC, its parent company, and subsidiaries, etc.

6. Items concerning employees appointed upon request to assist in the execution of duties by Corporate Auditors

•	MHSC stipulates in the “Organization Rules” and other rules and procedures all items concerning employees appointed to assist in the execution of duties by Corporate Auditors.

•

Specifically, MHSC has established a Corporate Auditors Office to supervise items concerning assistance provided to Corporate Auditors in the execution of duties and the Board of Auditors Coordinator. The Head of the Corporate Auditors Office is to manage the operation of said office in accordance with instructions provided by the Corporate Auditors.

•

The Board of Directors has approved the stipulation of various items in the above “Organization Rules,” and other rules and procedures, as items concerning employees appointed upon request to assist in the execution of duties by Corporate Auditors.

30

7. Items stipulated to ensure the independence from the directors of employees appointed to assist in the execution of duties by Corporate Auditors

•

MHSC stipulates in the “Organization Rules” and “Rules Concerning Decision-Making Authority” all items necessary to ensure the independence from the directors of employees appointed to assist in the execution of duties by Corporate Auditors.

•

Specifically, Corporate Auditors designated by the Corporate Auditors Office must be consulted in advance on all personnel matters and organizational changes conducted in relation to employees appointed to assist in the execution of duties by Corporate Auditors.

•

The Board of Directors has approved the stipulation of various items in the above “Organization Rules,” and other rules and procedures, as items necessary to ensure the independence from the directors of employees appointed to assist in the execution of duties by Corporate Auditors.

8. Systems governing reporting to Corporate Auditors by Directors and employees and other relevant reporting to Corporate Auditors

•

MHSC has established various systems governing the reporting to Corporate Auditors by Directors and employees in the “Rules Concerning Board of Directors,” “Executive Management Committee Rules” and other rules and regulations.

•

Specifically, MHSC stipulates the attendance of Corporate Auditors at meetings of the Board of Directors and the Executive Management Committee, etc. MHSC has also established various related systems, including the forwarding of documents submitted for presidential approval to the Corporate Auditors, the reporting on the contents of notifications to a Compliance Hotline, and the reporting of internal audit results, etc.

•

The Board of Directors has approved the adoption of various systems based on the above “Rules Concerning Board of Directors,” and other rules and regulations, to govern reporting to Corporate Auditors by directors and employees and other relevant reporting to Corporate Auditors.

9. Systems to ensure the effective execution of internal audits and other duties by Corporate Auditors

•

MHSC has established various systems to ensure the effective execution of audits and other duties by Corporate Auditors in the form of the “Basic Policy on Internal Audits” and other rules and policies.

•

Specifically, the Internal Audit Department, Corporate Auditors, and Accounting Auditors exchange opinions and information on a regular and ad hoc basis, and work together to improve the validity and efficiency of internal auditing functions.

•

The Board of Directors has approved the adoption of various systems based on the above “Basic Policy on Internal Audits,” and other rules and policies, to ensure the effective execution of internal audits and other duties by Corporate Auditors.

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CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Current assets
Cash and due from banks	¥377,668
Cash segregated as deposits for customers and others	103,765
Trading assets	8,035,368
Trading securities and others	7,274,959
Loans receivable	10,000
Derivatives	750,408
Operating investment securities	84,106
Operating loans receivable	6,075
Receivables related to margin transactions	46,503
Loans receivable under margin transactions	26,028
Collateral for borrowed securities under margin transactions	20,475
Collateralized short-term financing agreements–receivable	12,717,153
Deposits paid for securities borrowed	4,732,533
Securities purchased under agreements to resell	7,984,619
Advances paid	1,094
Short-term guarantee deposits	92,722
Securities: fail to deliver	10,249
Short-term loans receivable	4,596
Securities	10,681
Accrued income	37,721
Deferred tax assets	13,914
Other current assets	13,377
Less: Allowance for doubtful accounts	(62)

Total current assets	21,554,937

Fixed assets
Property and equipment	40,771
Buildings	13,482
Equipment	7,955
Land	18,746
Leased assets	409
Construction in progress	177
Intangible fixed assets	92,566
Software	26,562
Customer related assets	65,602
Other	401
Investments and other assets	96,580
Investment securities	58,495
Long-term loans receivable	7,915
Long-term guarantee deposits	14,437
Deferred tax assets	5,813
Other	13,539
Less: Allowance for doubtful accounts	(3,619)

Total fixed assets	229,917

Total assets	¥21,784,855

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Millions of yen
As of March 31, 2011
Liabilities
Current liabilities
Trading liabilities	4,263,415
Trading securities and others	3,621,920
Derivatives	641,494
Payables–unsettled trades	323,891
Payables related to margin transactions	24,103
Loans payable under margin transactions	10,829
Collateral for loaned securities under margin transactions	13,274
Collateralized short-term financing agreements–payable	10,640,959
Deposits received for securities loaned	1,746,838
Securities sold under agreements to repurchase	8,894,121
Deposits received	80,454
Guarantee deposits received	217,211
Securities: fail to receive	18,558
Short-term borrowings	3,866,122
Commercial paper	484,100
Bonds and notes due within one year	49,169
Lease obligations	632
Accounts payable	1,378
Income taxes payable	1,534
Reserve for employee bonuses	14,706
Reserve for director bonuses	45
Deferred tax liabilities	522
Allowance for bonus point redemption	440
Other current liabilities	47,086

Total current liabilities	20,034,332

Non-current liabilities
Bonds and notes	554,068
Long-term borrowings	621,361
Lease obligations	519
Deferred tax liabilities	2,564
Reserve for employee retirement benefits	14,566
Reserve for director and corporate auditor retirement benefits	337
Reserve for executive officer retirement benefits	215
Other non-current liabilities	1,721

Total non-current liabilities	1,195,354

Statutory reserve
Reserve for financial instruments transaction liabilities	1,194

Total statutory reserve	1,194

Total liabilities	¥21,230,882

33

Millions of yen
As of March 31, 2011
Net assets
Shareholders’ equity
Common stock	¥125,167
Capital surplus	389,716
Retained earnings	90,278
Treasury stock	(7,367)

Total shareholders’ equity	597,794

Accumulated other comprehensive income
Net unrealized gains on other securities, net of taxes	1,768
Foreign currency translation adjustments	(67,551)

Total accumulated other comprehensive income	(65,783)

Stock acquisition rights	582

Minority interests	21,380

Total net assets	553,973

Total liabilities and net assets	¥21,784,855

34

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Operating revenues	¥268,595
Commissions	135,991
Net gain on trading	12,624
Net gain on operating investment securities	2,096
Interest and dividend income	117,883
Interest expenses	75,768

Net operating revenues	192,827

Selling, general and administrative expenses	229,773
Transaction-related expenses	38,512
Personnel expenses	104,178
Real estate expenses	28,006
Administrative expenses	22,316
Depreciation and amortization	23,825
Taxes and dues	3,349
Amortization of goodwill	72
Other	9,512

Operating loss	(36,945)

Non-operating income	4,557
Dividend income	630
Equity in earnings of affiliated companies	73
Rent revenue	864
Foreign exchange gains	520
Other	2,468
Non-operating expenses	1,331
Rent expenses	602
Other	729

Ordinary loss	(33,720)

35

Millions of yen
For the fiscal year ended March 31, 2011
Extraordinary gains	¥1,333
Gain on sales of investment securities	636
Reversal of reserve for financial instruments transaction liabilities	689
Reversal of allowance for doubtful accounts	7
Extraordinary losses	4,567
Loss on disposal of fixed assets	821
Loss on sales of investment securities	698
Impairment loss on investment securities	93
Impairment loss on of golf club membership	63
Extraordinary depreciation on fixed assets	1,759
Cumulative effect of adoption of accounting standard for asset retirement obligations	36
Litigation-related loss	1,094

Loss before income taxes and minority interests	(36,954)

Income taxes–current	954
Income taxes–deferred	(7,832)

Total income taxes	(6,878)

Loss before minority interests	(30,076)

Minority interests	(763)

Net loss	¥(29,312)

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CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Shareholders’ equity
Common stock
Balance at the end of the previous period	¥125,167
Changes during the period

Total changes during the period	—

Balance at the end of the period	125,167

Capital surplus
Balance at the end of the previous period	389,662
Changes during the period
Disposition of treasury stock	53

Total changes during the period	53

Balance at the end of the period	389,716

Retained earnings
Balance at the end of the previous period	127,621
Changes during the period
Dividends	(7,942)
Net loss	(29,312)
Changes in scope of equity method	(87)

Total changes during the period	(37,342)

Balance at the end of the period	90,278

Treasury stock
Balance at the end of the previous period	(7,450)
Changes during the period
Repurchase of treasury stock	(28)
Disposition of treasury stock	110
Changes in scope of equity method	0

Total changes during the period	82

Balance at the end of the period	¥(7,367)

37

Millions of yen
For the fiscal year ended March 31, 2011
Total shareholders’ equity
Balance at the end of the previous period	¥635,000
Changes during the period
Dividends	(7,942)
Net loss	(29,312)
Repurchase of treasury stock	(28)
Disposition of treasury stock	163
Changes in scope of equity method	(86)

Total changes during the period	(37,206)

Balance at the end of the period	597,794

Accumulated other comprehensive income
Net unrealized gains on other securities, net of taxes
Balance at the end of the previous period	4,628
Changes during the period
Net changes in items other than shareholders’ equity	(2,860)

Total changes during the period	(2,860)

Balance at the end of the period	1,768

Foreign currency translation adjustments
Balance at the end of the previous period	(64,853)
Changes during the period
Net changes in items other than shareholders’ equity	(2,697)

Total changes during the period	(2,697)

Balance at the end of the period	(67,551)

Total accumulated other comprehensive income
Balance at the end of the previous period	(60,225)
Changes during the period
Net changes in items other than shareholders’ equity	(5,558)

Total changes during the period	(5,558)

Balance at the end of the period	(65,783)

38

Millions of yen
For the fiscal year ended March 31, 2011
Stock acquisition rights
Balance at the end of the previous period	¥367
Changes during the period
Net changes in items other than shareholders’ equity	215

Total changes during the period	215

Balance at the end of the period	582

Minority interests
Balance at the end of the previous period	23,845
Changes during the period
Net changes in items other than shareholders’ equity	(2,465)

Total changes during the period	(2,465)

Balance at the end of the period	21,380

Total net assets
Balance at the end of the previous period	598,988
Changes during the period
Dividends	(7,942)
Net loss	(29,312)
Repurchase of treasury stock	(28)
Disposition of treasury stock	163
Changes in scope of equity method	(86)
Net changes in items other than shareholders’ equity	(7,808)

Total changes during the period	(45,014)

Balance at the end of the period	¥553,973

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[NOTES TO CONSOLIDATED FINANCIAL STATEMENTS]

1.	The consolidated financial statements of Mizuho Securities Co., Ltd. (the “Company”) were prepared pursuant to “the Ordinance on Accounting of Companies” (Ordinance of the Ministry of Justice No. 13 of February 7, 2006) and, in accordance with the “Cabinet Office Ordinance on Financial Instruments Services, etc.” (Cabinet Office Ordinance No. 52 of 2007) and the “Regulations Concerning the Unification of Accounting for Securities-Related Business” (Self-regulatory Regulations of Japan Securities Dealers Association, November 14, 1974).

2.	Amounts less than one million yen are rounded down.

BASIS FOR PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND PRINCIPLES OF CONSOLIDATION

1.	Scope of consolidation

Consolidated subsidiaries (30 subsidiaries)

The names of major consolidated subsidiaries are as described in “I. Matters Regarding the Current State of Business Group 5. Matters Regarding the State of Significant Parent Company and Subsidiaries (2) Significant subsidiaries” in the Business Report.

2.	Matters concerning the application of equity method

Affiliates under equity-method (11 affiliates)

Mizuho Alternative Investments, LLC

Neostella Capital Co., Ltd.

Energy & Environment Investment, Inc.

Mobile Internet Capital, Inc.

Japan Industrial Partners, Inc.

Eiwa Securities Co., Ltd.

The Neostella Capital No. 1 Investment Business Limited Partnership

Industrial Decisions, Inc.

Other 3 companies

Newly applied:

Industrial Decisions, Inc.

Excluded from the scope of application:

Mitoyo Securities Co., Ltd.

3.	Matters related to the period of consolidated subsidiaries

The closing dates of consolidated subsidiaries are as follows:

March 31, 2011     21 subsidiaries

December 31, 2010     9 subsidiaries

Financial statements as of each subsidiary’s closing date were used for the nine consolidated subsidiaries with different closing dates to the closing date of the consolidated financial statements. The subsidiary’s financial statements were adjusted as necessary for significant transactions or events that occurred between the date of each subsidiary’s closing date and the date of the consolidated financial statements.

4.	Matters related to the accounting policies

(1) Valuation basis and method for significant assets

1) Valuation basis and method for securities classed as trading assets and liabilities (securities held for trading purpose):

The Company and some consolidated subsidiaries define trading transactions as the trading of securities, futures transactions on securities indexes, option trading for securities, futures trading for securities traded on foreign markets, and OTC derivative trading for securities carried out on their own accounts, with a view to generating gains and reducing losses by taking advantage of fluctuations of fair values and arbitrage opportunities.

Securities classified as trading assets held by the Company and securities classified as trading assets and derivatives held by its consolidated subsidiaries are recorded at fair value.

2) Valuation basis and method for securities not classed as trading assets and liabilities:

The following valuation basis and methods are applied to securities that are not held for trading purposes:

a) Bonds that are held to maturity

The amortized cost (straight-line) method is used.

b) Other securities

(i) Other securities which have readily determinable fair value:

Those are recorded at fair value on the consolidated balance sheet. Valuation differences are included directly in Net assets. The cost of sales is determined using the moving average method.

(ii) Other securities whose fair values are extremely difficult to determine:

The cost method is applied by using the moving average method.

Moreover, Investments in Limited Partnership or similar type of partnership, which are regarded as securities under the Financial Instruments and Exchange Act (Article 2, Paragraph 2), are accounted for its carrying amount based on recent financial statements applicable to respective reporting date as stipulated in the partnership agreement. Profit and loss from partnership are accounted for in a similar manner to the equity method.

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(2) Depreciation methods used for significant depreciable assets

1) Property and equipment (excluding leased assets)

Both the Company and domestic consolidated subsidiaries mainly use the declining-balance method.

However, buildings acquired on or after April 1, 1998 (excluding any ancillary equipment) are depreciated using the straight-line method.

2) Intangible fixed assets and long-term prepaid expenses

The straight-line method is mainly used.

Moreover, software for own use is amortized using the straight-line method over the period determined based on its potential internal use (up to 5 years).

3) Leased assets

Depreciation of assets under finance lease transactions that do not transfer ownership is calculated on declining-balance method over the period equal to lease period with the residual value of nil.

(3) Accounting policies for significant reserves and allowances

1) Allowance for doubtful accounts

To prepare for possible losses on loans and receivables, etc., allowances for general receivables are provided based on the rate derived from historical credit loss experience and also allowances for specific receivables such as non-recoverable receivables are provided for the estimated uncollectible amounts after reviewing possible collectability of receivables individually.

2) Reserve for employee bonuses

To prepare for the payment of bonuses to employees, the Company calculates the estimated value of future payments and charges an appropriate portion of this obligation to the period.

3) Reserve for director bonuses

To prepare for the payment of bonuses to directors, the Company calculates the estimated value of future payments and charges an appropriate portion of this obligation to the period.

4) Allowances for bonus point redemption

To prepare for the cost burden or liabilities for the use of the Mizuho Securities Point Service in the future, the expected required amount is calculated for this period based on the usage rate.

5) Reserve for employee retirement benefits

To prepare for the payment of employee retirement benefits, the amount considered to have arisen within the period is charged to the period on the basis of the estimated value of the projected benefit obligations and plan assets at the end of the current consolidated financial period.

Prior service costs are charged to expenses at one time or are charged and amortized evenly to expenses of each year on a straight line basis over the years (10 years) within the average remaining service years of the employees when incurred.

Actuarial differences are also charged to expenses from the following fiscal year using the straight-line method over the predetermined years (10 years) within the average remaining service years of the employees when incurred.

6) Reserve for director and corporate auditor retirement benefits

To prepare for the payment of retirement benefits for directors, the necessary amounts required for the payments at the end of the current consolidated financial period are recognized in accordance with the in-house or internal regulations.

7) Reserve for executive officer retirement benefits

To prepare for the payment of retirement benefits for executive officers, the necessary amounts required for the payments at the end of the current consolidated financial period are recognized in accordance with the in-house or internal regulations.

8) Reserve for financial instruments transaction liabilities

Reserve for financial instruments transaction liabilities is provided for potential loss from accidents in security transactions in accordance with Article 46, Paragraph 5 of the Financial Instruments and Exchange Act, and Article 175 of “Cabinet Office Ordinance on Financial Instruments Business, etc.”

(4) Other significant matters for the preparation of consolidated financial statements

1) Standards for translating significant assets or liabilities denominated in foreign currencies into Japanese yen

Foreign currency denominated monetary claims and obligations are translated into Japanese yen at the spot rate prevailing on the closing date of each company. Currency translation losses or gains are accounted for through profit and loss. The assets, liabilities, revenues, and expenses of foreign subsidiaries are also translated into Japanese yen at the spot rate prevailing on the closing date of each company. Any translation losses or gains are recorded in the net assets under the account “Foreign currency translation adjustments” and “Minority interests.”

2) Significant hedge accounting

Gains or losses resulting from forward exchange transactions entered into to hedge the exchange-rate risk of foreign-currency-dominated equity investments in subsidiaries, to the extent effective, are included in the foreign exchange translation adjustments in net assets. The fair value hedge method is applied for foreign borrowing exposures in order to minimize the risk of exchange-rate fluctuations for foreign-currency-denominated securities and others. Further, the exceptional accrual method is applied for interest-rate swap agreements, which are adopted to reduce interest-rate risks of subordinated borrowings, under a condition that these agreements meet the requirements of the method.

3) Accounting for consumption taxes

The tax exclusion method is applied.

(5) Amortization method and period for goodwill

Goodwill is expensed in the year in which it is incurred.

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CHANGES IN SIGNIFICANT ACCOUNTING POLICIES FOR THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

1.	“Accounting Standard for Equity Method of Accounting for Investments” and “Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method”

The Company has applied the “Accounting Standard for Equity Method of Accounting for Investments” (Accounting Standards Board of Japan (“ASBJ”) Statement No. 16, March 10, 2008) and “Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method” (PITF No. 24, March 10, 2008) effective from this fiscal year.

There was no impact on of applying these accounting standards and practical solution on the consolidated financial statements.

2.	Adoption of the accounting standard for asset retirement obligations, etc.

The Company has applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) effective from this fiscal year.

The impact of applying this accounting standard and guidance on Operating Loss, Ordinary Loss and Loss before Income Taxes and minority interests is immaterial.

NOTES TO CONSOLIDATED BALANCE SHEET

1.	Assets pledged as collateral and collateralized obligations

	Millions of yen
	Type	Short-term borrowings	Loans payable under margin transactions	Total
Collateralized obligations	Balance at the end of the period	3,320,622	10,246	3,330,868

Assets pledged as collateral	Due from banks	130	—	130
	Trading assets	2,680,319	—	2,680,319
	Equipment	126	—	126
	Investment securities	—	13,976	13,976

	Total	2,680,576	13,976	2,694,552

In addition to the above, share certificates received as collateral for loans for margin transactions amounted to ¥110 million and borrowed securities, etc. amounted to ¥800,842 million have been pledged as collateral for short-term borrowings. Deposits amounted to ¥1,300 million, trading assets amounted to ¥174,614 million, securities amounted to ¥457 million, investment securities amounted to ¥3,082 million and borrowed securities, amounted to ¥19,031 million have been pledged as collateral as substitute for margin transactions for futures transactions.

2.	Notes to securities pledged as collateral

The breakdown of the fair values of securities deposited or received for financing transactions with securities pledged as collateral, securities under lending or borrowing agreement that allows borrower to resell securities, or as a substitute for margin transactions and guarantee deposits etc. are as follows (excluding trading assets, investment securities and share certificates received as collateral for loans for margin transactions mentioned in 1. above).

(1) Securities deposited

1) Loaned securities for margin transactions	¥13,083 million
2) Securities pledged as collateral for borrowing for margin transactions	¥10,954 million
3) Securities loaned under lending/borrowing agreements	¥1,751,763 million
4) Securities sold under agreements to repurchase	¥9,460,813 million

(2) Securities received

1) Underlying securities pledged as collateral received for loans for margin transactions	¥22,470 million
2) Borrowed securities for margin transactions	¥20,988 million
3) Securities borrowed under lending/borrowing agreements	¥5,331,038 million
4) Securities purchased under agreement to resell	¥8,583,064 million
5) Securities received as a substitute for margin transactions	¥40,974 million
6) Securities with rights to disposal among other securities pledged as collateral	¥96,514 million

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3. Accumulated depreciation deducted from property and equipment	¥45,453 million

4. Obligations under guarantees	¥528 million	[¥425 million]

In accordance with JICPA industry Audit Committee Report No. 61, “Auditing Procedures Concerning the Accounting for Guarantee Obligations and Quasi-Guarantees,” those obligations of the Company deemed to cause the Company to be held liable as a guarantor are treated as quasi-guarantees and stated in notes. (The figure in [brackets] refers to the outstanding potential guarantee obligation).

NOTES TO CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

1.	Total number of shares issued at the end of the consolidated fiscal year

1,626,688,683 shares

2.	Matters concerning dividends

(1) Dividends

The 121st annual shareholders meeting held at June 22, 2010 resolved to pay the dividends as follows:

Class of shares	Common shares
Total amounts of dividends	¥7,942 million
Dividend per share	¥5
Record date	March 31, 2010
Effective date	June 23, 2010

    (Note) A dividend per share constitutes ¥3 per share for ordinary dividends and ¥2 per share for memorial dividends.

(2) Dividends for which the record date falls within the current period and the effective date falls in the next period

    N/A

3.	Class and number of shares subject to the stock acquisition rights at the end of the current consolidated fiscal year

Common shares	2,621,000 shares

NOTES TO FINANCIAL INSTRUMENTS

1.	Matters relating to the conditions of financial instruments

(1) Policy on financial instruments

The Mizuho Securities Group (the “Companies”) provides various financial services to a wide range of customers, ranging from individual customers to institutional investors, finance companies, and public corporations in and outside of Japan. The Companies are very active in the support of capital markets as a responsible securities company. It carries out its trading transaction businesses and strategic investments on their own account to contribute to the performance of sound market functions and fair price formation, and to facilitate the smooth distribution of financial instruments. Towards this end, the Company is committed to operations to achieve a more stable and effective fundraising structure by appropriately combining borrowings from financial institutions, MTNs, CPs, call money, transactions under agreements to repurchase and resale, repo trading, and other transactions.

(2) Contents and risk of financial instruments

The Companies is engaged in trading transactions dealing in various financial instruments (including derivatives). As such it is exposed to risk arising from the fluctuations of stock prices, interest rates and foreign exchange rates. The Companies underwrites the shares and bonds, and it is exposed to risk arising from price fluctuations when securities remain unsubscribed in the course of offering for the sale. It holds private equity securities and others as contributions to investment business limited liability partnerships and securities related to venture capital businesses. It is also exposed to risk of impairment or valuation losses arising from the default of investees. Investment securities, such as shares held for long-term periods, are exposed to risk of stock price declines.

The Companies finances its working capital required for the trading transactions (including derivatives) by borrowings. So it is exposed to funding liquidity risks. Any borrowing on a floating interest basis is exposed to risk of interest rate fluctuations.

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(3) Risk management structure for financial instruments

The Companies has a shared comprehensive risk management structure under the Mizuho Financial Group as a whole with the objectives of responding properly to changes in the operating environment, including modifications in laws and regulations, strengthening internal controls, and further fostering a corporate culture that places emphasis on risk management.

Firstly, the Companies’ basic stance regarding risk management and the common framework for management of various types of risk are set forth in its Basic Policy for Comprehensive Risk Management, which was approved by a resolution of the Board of Directors following deliberation at the Executive Management Committee. Appropriate risk management is conducted based on this Basic Policy and separate basic management policies for each type of risk.

Then, throughout all internal organizational units responsible for risk management, the management of risk is conducted in a manner that is appropriate to the content of business operations as well as the scale and type of risk involved. At the same time, the Company has formed the Risk Management Committee (chaired by a Director and Deputy President in charge of risk management, with the Head of the Global Risk Management Group as deputy chair) as a committee at which important matters pertaining to risk management are examined and consulted, and the Committee conducts comprehensive risk management.

Risk monitoring systems and other aspects of risk management are as follows:

The Global Risk Management Group’s Risk Management Department and Credit Management Department, which are both independent from front-office functions, are responsible for market risk and credit risk. Their activities include gauging the magnitude of risk and monitor activities in the Company’s operations, including overseas offices. At the same time, they conduct analysis of risks from a variety of different perspectives. Especially in the case of credit and market risk associated with securitization products that are relatively complex and are traded generally in limited volumes in the secondary markets, risk management measures are executed by the Risk Management Department and the Credit Management Department. With respect to funding liquidity risk, the Risk Management Department and the Treasury Department sustain a controlling posture regarding operational management and administration while collaboratively conducting daily monitoring operations with the goal of governing and maintaining a proper balance between sources and uses of funds.

The Company has also put into place frameworks that support management decision making on the development and creation of business opportunities from the viewpoint of controlling risks through the allocation of risk capital to each internal business group with the objective of securing an allocation of management resources that is appropriate to the risks involved in their business activities.

A separate set of guidelines—the “Mizuho Securities Group Risk Control Guiding Principles”—has been established for overseas offices in order to ensure comprehensive risk management in accordance with this basic risk management policy and framework throughout the Companies as a whole, and is thoroughly adopted.

1) Credit risk management (Issuer and counterparty risk)

The Companies defines credit risk as its exposure to the risk of losses that may be incurred: (a) when the issuer of a security or other financial instrument that it holds, or a transactions counterparty with which it has a lending or borrowing relationship becomes unable to meet its obligations as a result of bankruptcy or other circumstances, or (b) when the possibility of such non-performance of obligations increases, resulting in a loss of the value of the assets of the Companies.

To manage the risk associated with issuers of securities and other instruments held in the Companies’ trading account, an upper limit is set on holdings of instruments issued by a single issuer based on the amount of expected losses that may arise in a “credit event,” such as a reduction in the credit rating of, or the default of, the issuer. The holding volume is monitored on a daily basis to control and prevent the excessive concentration of risk exposure in certain issuers. In addition, issuers for which the judgment is made to be treated with caution from a credit risk perspective are subject to a “credit watch” and managed on an individual basis.

Risk related to transactions partners arises when claims (involving the cost of replicating the transaction) occur as a result of fluctuations in the price of assets involved in transactions and when the credit standing of the counterparty deteriorates. Therefore, credit limits are established based on the creditworthiness of the counterparty, and the amount corresponding to credit exposure to each counterparty is calculated on a daily basis. Risk is managed by confirming compliance with established credit limits and other means.

In determining the creditworthiness of counterparties, internal credit ratings are assigned based on quantitative and qualitative analyses, and these ratings are reviewed periodically.

The size of credit risk arising from issuer risk and counterparty risk for the portfolio is measured on a daily basis using statistical methods. Based on these results, reports, including at overseas offices, are made to the management on a periodic basis.

Moreover, the Company and its subsidiaries perform the principal investment business using the capital of the Group by making investments on their own account in assets such as private equity funds, real estate-backed financial products, the stocks of unlisted companies, etc. for which the invested principal is not guaranteed.

To manage the risk associated with these investments, the Investment Examination Committee, chaired by a Director and Deputy President appointed by the President, and the Investment Risk Assessment Sub-committee consisted of personnel engaged in actual business are responsible for thoroughly examining the existence of risk and monitoring risk after implementation of investments, principal members of the procedures of which are from the Credit Management Department that functions as the office of the activities. In addition, they control the size of loss in case of realization of the risk by establishing the upper limit of investment for the principal as a whole and for each investment category, and report the results of monitoring periodically to the management.

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2) Market risk management

The Companies defines market risk as the risk of losses it may incur due to the impact of fluctuations of interest rates, stock prices, and foreign exchange rates on the values of the securities it holds and the derivative transactions in which it is a counterparty. In addition, when managing market risk, it includes the risk of losses incurred when it becomes impossible to execute transactions in the market because of market turmoil as well as losses arising from transactions forced to implement at prices that are significantly less favorable than usual (market liquidity risk).

To manage market risk, the Companies allocates a specified amount of risk capital to units engaged in market trading, including overseas offices, and sets an upper limit on exposure based on allocated capital as well as loss-cutting limits. These position limits are monitored on a daily basis. The volume of market risk is measured using the value-at-risk (VAR) method, and sensitivities to various market factors and other risk indicators are measured and monitored on a daily basis. In addition, it works to grasp risk conditions during “event risk” (resulting from extreme market fluctuations and other developments that cannot be fully captured through the VAR approach) and sudden declines in prices resulting from lower market liquidity through the use of periodic stress test.

With regard to its VAR model, the Company has received approval from the Japanese Financial Services Agency to adopt the internal management model method, and this model is employed in the calculation of the capital adequacy ratio.

The qualitative information about market risk is as follows.

i. Trading business

The table below shows the status of market risk by measuring VAR for the Companies trading businesses for the fiscal year ended March 31, 2011.

VAR for trading business

Billions of yen
For the fiscal year ended March 31, 2011
Fiscal year-end	3.1
Maximum	3.7
Minimum	1.9
Average	2.6

For some securities held by foreign operations whose market liquidity declined, the Company has carried out risk management based on the maximum loss expected when any stress event similar to the Lehman Shock occurs instead of the VAR method. Such maximum loss expected determined for the purpose of risk management for the first half of the fiscal year ending March 31, 2012 is ¥11,700 million.

Definitions of trading business

(1) Trading held for the purpose of resale on a short-term basis;

(2) Trading entered into with the purport of benefiting from changes of fair values or differences among markets;

(3) Trading having the features of (1) and (2) above; and

(4) Trading held for trading agency businesses among customers or through market making

Measurement of VAR for trading business

Linear risk: Variance co-variance model (one-year observation period)

Non-linear risk: Historical simulation model (two-year observation period)

VAR: Simple aggregation of linear risk and non-linear risk

Quantitative criteria: 1) Confidence interval: one side 99%; 2) Holding period: one day

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ii. Strategic equity holding

For strategic equity holding, the Company has developed an outstanding holding reduction plan and striven to curtail the outstanding balances and manage market risk based on risk indicators. Risk indicator (sensitivity to a 1 percentage point change of TOPIX) for such shares held as of March 31, 2011 is the market value of ¥200 million.

iii. Non-trading business

The Company holds some financial instruments with fair value in non-trading businesses. As these instruments are exposed to price fluctuation risk, the Company manages non-trading business risk by setting a position line for the non-trading business and cope with this type of risk by allocating risk capital in proportion to the risk characteristics.

iv. Risk management by VAR

VAR represents maximum possible loss to be incurred for a portfolio held for a certain period (holding period) and a certain probability (confidence interval) arising from the movements of a market. Functionally speaking, VAR is a market risk measurement approach based on the statistical assumptions. Therefore, the following should be noted in using VAR.

-	Values of VAR vary according to the holding period and confidence interval set, and the method for measuring the holding period and confidence interval;

-	VAR estimated based on the historical experiences of markets may not always derive the actual maximum losses;

-

VAR represents maximum loss when the Company continues to hold the portfolio for the predetermined period. If liquidity is insufficient because of market turmoil or other events, the inability to sell a portfolio or hedge a transaction may result in a loss in excess of the VAR; and

-	Loss is not grasped if the probability of a loss is above a predetermined confidence interval.

With respect to the variance and co-variance approach used for measuring VAR by the Company, we assume that a market fluctuation takes place according to a normal distribution. As such, in any circumstances where extreme market fluctuations beyond the assumption are likely, we may possibly undervalue the risk. It is supposed that interest rate and stock price increases generally take place at the same time. We may also undervalue risk whenever this normal correlation relationship fails.

We periodically verify the effectiveness of the measurement of market risk by VAR by applying back tests where VAR is compared with gains and losses. We also carry out stress tests periodically based on various stress scenarios to capture any risk not grasped by VAR.

3) Securitization product risk management

The Company defines securitized product risk as the risk of deterioration in its financial position due to losses it may incur owing to a decline in the asset prices of the securitization products it holds. In addition, securitization product risk also includes the legal, reputational, and other risks that may be incurred as a result of failing to provide appropriate disclosure regarding securitized products sold by the Company to investors.

To manage securitization product risk, the Company calls on a number of units responsible for risk management to conduct screenings from a variety of different perspectives of individual securitization products originated by the Company or by other parties, to assess the risk to its portfolio and ensure investment protection.

In addition, the Company monitors the market value of such products on a daily basis to substantially improve the precision of methods for assessing the market value of its holdings of securitization products, and, at the same time, to establish an upper limit on the holding of such securities.

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4) Funding liquidity risk management

Funding liquidity risk is the risk of losses arising from funding difficulties due to deterioration in financial position that makes it difficult for the Company to raise the necessary funds or forces it to raise funds at significantly higher interest rates than usual.

The Company monitors its cash-in and cash-out positions, including at overseas offices, on a daily, quantitative basis, and sets limits on the level of fund-raising by source. In addition, restrictions are imposed at various levels and reports on liquidity management are presented to top management on a periodic basis.

In addition to the above structural restrictions, the Company has also established a set of guidelines aimed at understanding its cash-in and cash-out positions in advance, and monitoring its liquidity positions on a daily basis.

(4) Supplementary explanations of matters relating to the fair value of financial instruments

Fair values of financial instruments include values based on market prices and values deemed as market prices obtained by the reasonable estimate when financial instruments have no market prices. Because certain fluctuation and other factors are incorporated in calculating these values, they may differ when different assumptions are adopted. Meanwhile, for any contractual value relating to derivatives, the value itself does not represent the market risk related to the derivatives.

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2.	Matters relating to fair value of financial instruments and others

The following are the consolidated balance sheet amounts, fair values and differences between them as of March 31, 2011. Unlisted stocks and others, the fair values of which are extremely difficult to determine, are excluded from the table below (see Note 2).

	Millions of yen
	Consolidated Balance Sheet Amount		Fair Value		Difference
(1) Cash and due from banks	377,668		377,668		—
(2) Trading assets	8,035,368		8,035,368		—
a. Trading securities and others	7,274,959		7,274,959		—
b. Loans receivables	10,000		10,000		—
c. Derivatives	750,408		750,408		—
(3) Operating investment securities	18,140		18,140		—
(4) Collateralized short-term financing agreements–receivable	12,717,153		12,717,153		—
a. Deposits paid for securities borrowed	4,732,533		4,732,533		—
b. Securities purchased under agreements to resell	7,984,619		7,984,619		—
(5) Securities	10,681		10,687		5
(6) Investment securities	38,749		38,759		10

Total Assets	21,197,761		21,197,777		15

(1) Trading liabilities	4,263,415		4,263,415		—
a. Trading securities and others	3,621,920		3,621,920		—
b. Derivatives	641,494		641,494		—
(2) Payables-unsettled trades	323,891		323,891		—
(3) Collateralized short-term financing agreements–payable	10,640,959		10,640,959		—
a. Deposits received for securities loaned	1,746,838		1,746,838		—
b. Securities sold under agreements to repurchase	8,894,121		8,894,121		—
(4) Deposits received	80,454		80,454		—
(5) Guarantee deposits received	217,211		217,211		—
(6) Short-term borrowings	3,866,122		3,866,582		460
(7) Commercial paper	484,100		484,100		—
(8) Bonds and notes due within one year	49,169		49,169		—
(9) Bonds and notes	554,068		548,248		(5,820)
(10) Long-term borrowings	621,361		620,237		(1,123)

Total Liabilities	21,100,753		21,094,270		(6,482)

Derivative transactions (*)
a. Derivative transactions not qualifying for hedge accounting	[3	]	[3	]	—
b. Derivative transactions qualifying for hedge accounting	[1,002	]	[1,002	]	—

Total Derivative Transactions	[1,005	]	[1,005	]	—

(*)	Claims and debts arising from derivative transaction are presented in net terms, and the figures in [bracket] refer to the amount of items in net obligation in total.

48

(Note 1) Matters relating to the measurement of fair value of financial instruments and securities and derivative trading

Assets

(1)	Cash and due from banks

Since due from banks are settled on a short-term basis and their fair values approximate book values, we deem the book values to be fair values.

(2)	Trading assets

The fair values of trading securities are determined based on market prices on exchanges. The fair values of derivatives are determined based on market prices on exchanges, discounted value of future cash flows, or prices determined using the option pricing model.

Fair values for each category of trading products

Millions of yen
Type	Fair Value
Equities and warrants	503,599
Bonds	6,624,323
Commercial paper and certificates of deposit	53,994
Beneficiary certificates	8,083
Other (*)	94,957

Total	7,284,959

(*)	Loans receivable are included in Other.

Notional amounts and fair values of derivatives

	Millions of yen
Type	Notional amount	Fair Value
Options	2,239,103	153,950
Foreign exchange forwards (*)	86,495	1,057
Futures and forwards (*)	492,187	7,557
Swap transactions	32,966,645	595,838
MTM reserve	—	(7,994)

Total	35,784,431	750,408

(*)	For foreign exchange forwards and futures and forwards, the deemed settled gains and losses are included in the column for fair value.

(3)	Operating investment securities; (5) Securities, (6) Investment securities

The fair values of stocks and bonds are determined based on market prices on exchanges. Investments in partnership are measured at fair value when partnership assets are measured at fair value, and we deem the amounts equivalent to our equity interests in contributions to the partnership measured at fair value to be the fair values on the Consolidated Balance Sheet. Fair values of investments trusts are based on the disclosed net asset value.

Following are the breakdown of the fair values for each category of products, other than trading securities.

There is no held-to-maturity bond sold during the year. Moreover, there are no securities whose holding purpose was changed during the year.

49

Bonds held to maturities with fair values

Millions of yen
Type	Carrying amount	Fair value	Differences
Bonds whose fair value exceeds the carrying value
Government and municipal bonds	—	—	—
Corporate bonds	3,519	3,534	15
Others	—	—	—

Subtotal	3,519	3,534	15

Bonds whose fair value does not exceed the carrying value
Government and municipal bonds	—	—	—
Corporate bonds	—	—	—
Others	—	—	—
Subtotal	—	—	—

Total	3,519	3,534	15

Other securities with fair values

	Millions of yen
Type	Acquisition cost	Carrying amount	Differences
Securities whose carrying value exceeds acquisition cost
Stocks	9,247 [-]	12,621 [-]	3,373 [-]
Bonds	14,204	14,561	356
Government and municipal bonds	—	—	—
Corporate bonds	1,007	1,011	3
Other	13,197	13,550	353
Other	1,023 [-]	1,055 [-]	32 [-]

Subtotal	24,475 [-]	28,239 [-]	3,763 [-]

Securities whose carrying value does not exceed acquisition cost
Stocks	10,390 [1,500]	8,268 [1,500]	(2,122) [-]
Bonds	4,585	4,585	(0)
Government and municipal bonds	—	—	—
Corporate bonds	705	705	(0)
Other	3,879	3,879	—
Other	23,717 [16,980]	22,959 [16,640]	(758) [(339)]

Subtotal	38,694 [18,480]	35,813 [18,140]	(2,880) [(339)]

Total	63,169 [18,480]	64,052 [18,140]	882 [(339)]

(*1)	Figures in [brackets] refer to operating investment securities in current assets on consolidated balance sheet.
(*2)	During the fiscal year ended March 31, 2011, losses on impairment of equities in other securities which have fair values in the amount of ¥71 million and others in the amount of ¥17 million were recorded.

(4)	Collateralized short-term financing agreements–receivable

Since they are settled on a short time basis and the fair values approximate book values, we deem the book values to be fair values.

50

Liabilities

(1)	Trading liabilities

The fair values of securities held for trading purposes are determined based on prices observed at exchanges. For derivatives, the fair values are determined based on market prices on exchanges, discounted value of future cash flows, or prices derived using the valuation models such as option pricing model.

The fair values and others for each category of trading liabilities are as follows:

Fair values of trading and other securities

Millions of yen
Type	Fair value
Equities and warrants	36,232
Bonds	3,585,639
Commercial paper and certificates of deposit	—
Beneficiary certificates	48
Other (*)	—

Total	3,621,920

Notional amounts and fair values of derivatives

	Millions of yen
Type	Notional amount	Fair value
Options	2,372,098	161,214
Foreign exchange forwards (*)	201,575	6,091
Futures and forwards (*)	752,210	6,269
Swap transactions	31,334,430	467,918

Total	34,660,314	641,494

(*)	For foreign exchange forwards and futures and forwards, the deemed settled gains and losses are included in the column for fair value.

(2) Payables–unsettled trades, (3) Collateralized short-term financing agreements–payable, (4) Deposits received, (5) Guarantee deposits received, (7) Commercial paper, and (8) Bonds and notes due within one year

Since these items are settled on a short-term basis and their fair values approximate book values, the book values are deemed to be fair values.

(6)	Short-term borrowings

The fair values were determined based on the present value derived by discounting the total of principal and interests by a rate set in consideration of the remaining period and credit risk of the borrowings.

(9)	Bonds and notes

The fair values of corporate bonds issued by the Companies were determined based on market prices when they had market prices. When bonds had no market prices, the fair values were determined based on the present value derived by discounting the total of principal and interests by a rate set in consideration of the remaining period and credit risk of the bonds.

(10)	Long-term borrowings

The fair values were determined based on the present value derived by discounting the total (*) of principal and interests by a rate set in consideration of the remaining period and credit risk of the borrowings.

(*)	For long-term borrowings eligible for the exceptional accrual method for hedge accounting (see 2) of “Derivatives” below), the total of principal and interests at the rate of the interest rate swaps.

51

Derivatives

1)	Derivative Transactions not Qualifying for Hedge Accounting

For any derivative contracts to which hedge accounting is not applied, the following shows the notional amount or the notional amount equivalent to principal, fair value or valuation gains or losses for each class at the consolidated closing date.

	Millions of yen
Type	Notional amount		Fair value		Valuation gains/losses
Options	—		—		—
Foreign exchange forwards (*)	[1,321	]	[4	]	(4)
Futures and forwards (*)	[55	]	1		1

Total	[1,377	]	[3	]	(3)

(*)	Net claims and obligations arising from derivative contracts are presented on a net basis and the figures in [bracket] refer to items in net obligations in total.

2)	Derivative Transactions Qualifying for Hedge Accounting

For any derivative contracts to which hedge accounting is applied, the following shows the notional amount or the notional amount equivalent to principal, fair value or valuation gains or losses for each class at the consolidated closing date.

	Millions of yen
Type	Notional amount		Fair value		Valuation gains/losses
Foreign exchange forwards (*)	[67,348	]	[1,002	]	(1,002)

(*1)	Net claims and obligations arising from derivative contracts are presented on a net basis and the figures in [bracket] refer to items in net obligations in total.
(*2)	Interest swaps subject to the exceptional accrual method were accounted for in combination with long-term borrowings. Therefore, the fair values are included in the fair values of the long-term borrowings (see “(10) in Liabilities” above).

(Note 2) Financial instruments whose fair values are extremely difficult to determine

Millions of yen
Category	Consolidated Balance Sheet Amount
Unlisted stocks	27,441 [9,229	]
Unlisted bonds	0 [0	]
Equity interest in contributions to investment business limited liability partnership or similar partnerships	58,270 [56,736	]

Total	85,712 [65,966	]

(*1)	The figures in [bracket] refer to operating investment securities. Operating investment securities are included in current assets on consolidated balance sheet.
(*2)	Since unlisted shares and bonds are difficult to calculate fair values as they do not have any market prices, we do not treat them as being subject to disclosure of fair values.
(*3)	During the fiscal year ended March 31, 2011, losses on impairment unlisted shares in the amount of ¥4 million were recorded.
(*4)	Of the Investment in Partnership, we do not treat those whose assets consist of unlisted stocks and other financial instruments that are deemed extremely difficult to determine fair values as being subject to disclosure of fair value.

52

NOTES TO PER SHARE INFORMATION

Net assets per share	¥334.82
Net loss per share	¥18.45

NOTES TO SIGNIFICANT SUBSEQUENT EVENTS

Mizuho Financial Group, Inc. (“MHFG”), Mizuho Corporate Bank, Ltd. (“MHCB”), and the Company have determined, at their respective meetings of the board of directors held on April 28, 2011, to turn the Company into a wholly-owned subsidiary of MHCB through a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, the common stock of the Company will be delisted from the Tokyo Stock Exchange, the Osaka Securities Exchange, and the Nagoya Stock Exchange on August 29, 2011 (with the final trading day scheduled to be August 26, 2011).

(1)	Name of company subject to share exchange; nature of business; effective date, legal framework and main purpose of the share exchange

1) Company to be made wholly owned subsidiary via share exchange: Mizuho Securities Co., Ltd.

2) Business: Financial Instruments Business

3) Effective date of share exchange: September 1, 2011 (planned)

4) Legal framework: In accordance with Article 767 of Japan’s Companies Act, the share exchange will be conducted between MHCB, which will become the wholly-owning parent, and the Company, which will become a wholly-owned subsidiary of MHCB.

5) Main purpose of share exchange: MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy”. The transaction turning the Company into a wholly owned-subsidiary is intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforces and branch networks, and accelerating the implementation of the Transformation Program. Specifically, the transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

(2)	Share exchange ratio, calculation method, and number of shares to be delivered

1) Share exchange ratio

Company name	Mizuho Financial Group (parent of Mizuho Corporate Bank as a wholly owned subsidiary which is the parent turning Mizuho Securities into a wholly owned subsidiary via share exchange)	Mizuho Securities (company to be made wholly owned subsidiary via share exchange)
Allotment in share exchange	1	1.48

2) Calculation method

MHFG, MHCB, and the Company have determined on the above share exchange ratio at their respective meetings of the board of directors held on April 28, 2011. In order to determine the ratio, the boards have taken into consideration the results of analyses of the share exchange ratio presented by Merrill Lynch Japan Securities Co., Ltd., and JP Morgan Securities Japan Co., Ltd., and is the result of negotiations and consultations among the parties that considered the financial conditions, earnings trends, and share price trends of MHFG and the Company. Due consideration was also given to the interests of shareholders of MHFG and the Company.

3) Number of shares to be transferred

Common shares of MHFG: 958,035,295 shares (planned)

53

NON-CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Current assets
Cash and due from banks	¥325,808
Cash segregated as deposits for customers and others	101,074
Trading assets	6,494,813
Trading securities and others	5,761,206
Loans receivable	10,000
Derivatives	723,607
Operating investment securities	28,129
Receivables related to margin transactions	42,866
Loans receivable under margin transactions	22,478
Collateral for borrowed securities under margin transactions	20,387
Collateralized short-term financing agreements–receivable	4,887,413
Deposits paid for securities borrowed	4,733,409
Securities purchased under agreement to resell	154,003
Advances paid	65
Short-term guarantee deposits	60,819
Securities: fail to deliver	2,040
Short-term loans receivable	57,839
Advances	233
Prepaid expenses	2,400
Accounts receivable	1,753
Accrued income	22,419
Deferred tax assets	12,286
Other current assets	28
Less: Allowance for doubtful accounts	(39)
Total current assets	12,039,952
Fixed assets
Property and equipment	14,235
Buildings	6,215
Equipment	6,416
Land	1,209
Leased assets	393
Intangible fixed assets	23,729
Software	23,373
House leasehold right	84
Telephone subscription rights	271
Investments and other assets	221,383
Investment securities	24,574
Investments in subsidiaries and affiliates	138,567
Long-term guarantee deposits	13,565
Long-term prepaid expenses	1,934
Deferred tax assets	31,939
Other	14,177
Less: Allowance for doubtful accounts	(3,374)
Total fixed assets	259,348

Total assets	¥12,299,300

54

Millions of yen
As of March 31, 2011
Liabilities
Current liabilities
Trading liabilities	¥3,791,467
Trading securities and others	3,184,530
Derivatives	606,936
Payables–unsettled trades	144,389
Payables related to margin transactions	23,083
Loans payable under margin transactions	9,889
Collateral for loaned securities under margin transactions	13,193
Collateralized short-term financing agreements–payable	2,425,765
Deposits received for securities loaned	1,750,751
Securities sold under agreements to repurchase	675,013
Deposits received	63,318
Guarantee deposits received	63,136
Securities: fail to deliver	1,884
Variation margin received	4,939
Short-term borrowings	3,745,572
Commercial paper	484,100
Bonds and notes due within one year	31,970
Lease obligations	608
Advances received	393
Accounts payable	1,050
Accrued expenses	19,279
Income taxes payable	768
Reserve for employee bonuses	6,050
Allowance for bonus point redemption	440
Other current liabilities	1,041

Total current liabilities	10,809,261

Non-current liabilities
Bonds and notes	390,642
Long-term borrowings	405,343
Long-term borrowings from affiliated companies	194,100
Lease obligations	505
Reserve for employee retirement benefits	13,206
Other non-current liabilities	1,268

Total non-current liabilities	1,005,065

Statutory reserve
Reserve for financial instruments transaction liabilities	1,173

Total statutory reserve	1,173

Total liabilities	¥11,815,500

55

Millions of yen
As of March 31, 2011
Net assets
Shareholders’ equity
Common stock	¥125,167
Capital surplus
Additional paid in capital	380,194
Other capital surplus	31,171

Total capital surplus	411,366

Retained earnings
Other retained earnings	(51,032)
Retained earnings brought forward	(51,032)

Total retained earnings	(51,032)

Treasury stock	(7,367)

Total shareholders’ equity	478,134

Valuation and translation adjustments
Net unrealized gains on other securities, net of taxes	2,935
Net deferred gains or losses on hedges, net of taxes	2,147

Total valuation and translation adjustments	5,083

Stock acquisition rights	582

Total net assets	483,800

Total liabilities and net assets	¥12,299,300

56

NON-CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Operating revenues	193,692
Commissions	¥107,690
Net gain on trading	37,782
Net loss on operating investment securities	(1,146)
Interest and dividend income	49,365
Interest expenses	31,136

Net operating revenues	162,556

Selling, general and administrative expenses	173,380
Transaction-related expenses	31,481
Personnel expenses	66,608
Real estate expenses	25,014
Administrative expenses	26,964
Depreciation and amortization	16,742
Taxes and dues	2,307
Other	4,262

Operating loss	(10,824)

Non-operating income	2,528
Interest income	565
Dividend income	1,075
Other	887
Non-operating expenses	97

Ordinary loss	(8,393)

Extraordinary gains	1,311
Gain on sales of investment securities	609
Reversal of reserve for financial instruments transaction liabilities	687
Reversal of allowance for doubtful accounts	14
Extraordinary losses	90,113
Loss on disposal of fixed assets	660
Loss on sales of investment securities	433
Impairment loss on investment securities	1,073
Impairment loss on equity in affiliated companies	85,832
Impairment loss on golf club membership	57
Extraordinary depreciation on fixed assets	1,626
Cumulative effect of adoption of accounting standard for asset retirement obligations	36
Loss on cancellation of system agreement	392

Loss before income taxes	(97,196)

Income taxes–current	120
Income taxes–deferred	(5,103)

Total income taxes	(4,983)

Net loss	¥(92,212)

57

NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Shareholders’ equity
Common stock
Balance at the end of the previous period	¥125,167
Changes during the period

Total changes during the period	—

Balance at the end of the period	125,167

Capital surplus
Additional paid in capital
Balance at the end of the previous period	380,194
Change during the period

Total changes during the period	—

Balance at the end of the period	380,194

Other capital surplus
Balance at the end of the previous period	31,117
Changes during the period
Disposition of treasury stock	53

Total changes during the period	53

Balance at the end of the period	31,171

Total capital surplus
Balance at the end of the previous period	411,312
Changes during the period
Disposition of treasury stock	53

Total changes during the period	53

Balance at the end of the period	411,366

Retained earnings
Other retained earnings
Retained earnings brought forward
Balance at the end of the previous period	49,123
Changes during the period
Dividends	(7,942)
Net loss	(92,212)

Total changes during the period	(100,155)

Balance at the end of the period	(51,032)

Total retained earnings
Balance at the end of the previous period	49,123
Changes during the period
Dividends	(7,942)
Net loss	(92,212)

Total changes during the period	(100,155)

Balance at the end of the period	¥(51,032)

58

Millions of yen
For the fiscal year ended March 31, 2011
Treasury stock
Balance at the end of the previous period	¥(7,449)
Changes during the period
Repurchase of treasury stock	(28)
Disposition of treasury stock	110

Total changes during the period	82

Balance at the end of the period	(7,367)

Total shareholder’s equity
Balance at the end of the previous period	578,154
Changes during the period
Dividends	(7,942)
Net loss	(92,212)
Repurchase of treasury stock	(28)
Disposition of treasury stock	163

Total changes during the period	(100,019)

Balance at the end of the period	478,134

Valuation and translation adjustments
Net unrealized gains on other securities, net of taxes
Balance at the end of the previous period	5,439
Changes during the period
Net changes in items other than shareholders’ equity	(2,504)

Total changes during the period	(2,504)

Balance at the end of the period	2,935

Net deferred gains or losses on hedges, net of taxes
Balance at end of the previous period	(535)
Changes during the period
Net changes in items other than shareholders’ equity	2,683

Total changes during the period	2,683

Balance at the end of the period	2,147

Total valuation and translation adjustments
Balance at the end of the previous period	4,903
Changes during the period
Net changes in items other than shareholders’ equity	179

Total changes during the period	179

Balance at the end of the period	¥5,083

59

Millions of yen
For the fiscal year ended March 31, 2011
Stock acquisition rights
Balance at the end of the previous period	¥367
Changes during the period
Net changes in items other than shareholders’ equity	215

Total changes during the period	215

Balance at the end of the period	582

Total net assets
Balance at the end of the previous period	583,425
Changes during the period
Dividends	(7,942)
Net loss	(92,212)
Repurchase of treasury stock	(28)
Disposition of treasury stock	163
Net changes in items other than shareholders’ equity	394

Total changes during the period	(99,625)

Balance at the end of the period	¥483,800

60

[NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS]

1.	The non-consolidated financial statements were prepared pursuant to “the Ordinance on Accounting of Companies” (Ordinance of the Ministry of Justice No. 13 of February 7, 2006) and, in accordance with the “Cabinet Office Ordinance on Financial Instruments Services, etc.” (Cabinet Office Ordinance No. 52 of 2007) and the “Regulations Concerning the Unification of Accounting for Securities-Related Business” (Self-regulatory Regulations of Japan Securities Dealers Association, November 14, 1974).

2.	Amounts less than one million yen are rounded down.

NOTES TO MATTERS RELATING TO SIGNIFICANT ACCOUNTING POLICIES

1.	Valuation basis and method for securities

(1) Valuation basis and method for securities classified as trading assets and liabilities (securities held for trading purpose):

The Company defines trading transactions as the trading of securities, futures transactions on securities indexes, option trading for securities, futures trading for securities traded on foreign markets, and OTC derivative trading for securities carried out on their own accounts with a view to generating gains and reducing losses by taking advantage of fluctuations of fair values and arbitrage opportunities.

Securities and derivative contracts classified as trading assets and liabilities are recorded at fair value.

(2) Valuation basis and method for securities not classified as trading assets and liabilities:

1) Shares of subsidiaries and affiliates

The cost method by the moving-average method is used.

2) Other securities

(i) Other securities with fair values:

Those are recorded at fair value on the balance sheet. Valuation differences are included directly in net assets. The cost of sales is determined using the moving average method.

(ii) Other securities whose fair values are extremely difficult to determine fair value:

The cost method is applied by using the moving average method.

Moreover, Investments in Limited Partnership or similar type of partnership, which are regarded as securities under the Financial Instruments and Exchange Act (Article 2, Paragraph 2), are accounted for its carrying amount based on recent financial statements applicable to respective reporting date as stipulated in the partnership agreement. Profit and loss from partnership are accounted for in a similar manner to the equity method.

2.	Depreciation methods used for fixed assets

(1) Property and equipment (excluding leased assets)

The declining-balance method is used.

However, buildings acquired on or after 1 April 1998 (excluding any ancillary equipment) are depreciated using the straight-line method.

(2) Intangible fixed assets and long-term prepaid expenses

The straight-line method is used.

Moreover, software for own use is amortized using the straight-line method over the period determined based on its potential internal use (up to 5 years).

(3) Leased assets

Depreciation of assets under finance lease transactions that do not transfer ownership is calculated on the declining-balance method over the period equal to lease period with the residual value of nil.

3.	Accounting policies for reserves and allowances

(1) Allowance for doubtful accounts

To prepare for possible losses on loans and receivables, etc., allowances for general receivables are provided based on the rate derived from historical credit loss experience and also allowances for specific receivables such as non-recoverable receivables are provided for the estimated uncollectible amounts after reviewing possible collectability of receivables individually.

(2) Reserve for employee bonuses

To prepare for the payment of bonuses to employees, the Company calculated the estimated value of future payments and charges an appropriate portion of this obligation to the period.

(3) Allowance for bonus point redemption

To prepare for the cost burden or liabilities for the use of the Mizuho Securities Point Service in the future, the expected required amount is calculated for this period based on the usage rate.

(4) Reserve for employee retirement benefits

To prepare for the payment of employee retirement benefits, the amount considered to have arisen within the period is charged to the period on the basis of the estimated value of projected retirement benefit obligations and plan assets at the end of the current period.

Prior service costs are charged to expenses at one time or are charged and amortized evenly to expenses of each year on a straight line basis over the years (10 years) within the average remaining service year of the employees when incurred.

Actuarial differences are also charged to expenses from the following fiscal year using the straight-line method over the predetermined years (10 years) within the average remaining service year of the employees when incurred.

(5) Reserve for financial instruments transaction liabilities

Reserve for financial instruments transaction liabilities is provided for potential loss from accidents in security transactions in accordance with Article 46, Paragraph 5 of the Financial Instruments and Exchange Act, and Article 175 of “Cabinet Office Ordinance on the Financial Instruments and Exchange Business.”

61

4.	Other significant matters for the preparation of financial statements

(1) Method of hedge accounting

The method of deferred hedge is applied for forward foreign exchange transactions in order to minimize the risk of exchange-rate fluctuations for foreign-currency-dominated equity investments in subsidiaries. The fair value hedge method is applied for foreign borrowing exposures in order to minimize the risk of exchange-rate fluctuations for foreign-currency-denominated securities and others. Further, the exceptional accrual method is applied for interest-rate swap agreements, which are adopted to reduce interest-rate risks of subordinated borrowings, under a condition that these agreements meet the requirements of the method.

(2) Accounting for consumption taxes

The tax exclusion method is applied.

CHANGES IN SIGNIFICANT ACCOUNTING POLICIES

Adoption of the accounting standards for asset retirement obligations etc.

The Company has applied the “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) effective from this fiscal year.

The impact of applying this accounting standard and guidance on Operating Loss, Ordinary Loss and Loss before Income Taxes is immaterial.

NOTES TO NON-CONSOLIDATED BALANCE SHEET

1.	Assets pledged as collateral and collateralized obligations

	Millions of yen
	Type	Short-term borrowings	Loans payable under margin transactions	Total
Collateralized obligations	Balance at the end of the period	3,319,786	9,889	3,329,676
Assets pledged as collateral	Trading assets	2,679,546	—	2,679,546
	Equipment	126	—	126
	Investment securities	—	13,976	13,976
	Subtotal	2,679,672	13,976	2,693,649

In addition to the above, securities, etc. amounted to ¥800,842 million have been pledged as collateral for short-term borrowings. Trading assets amounted to ¥161,566 million, investment securities amounted to ¥1,942 million and borrowed securities amounted to ¥17,852 million have been pledged as collateral as s substitute for margin transactions for futures transactions.

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2.	Notes to securities pledged as collateral

The breakdown of the fair values of securities deposited or received for financing transactions with securities pledged as collateral, securities under lending or borrowing agreement that allows borrower to resell securities, or as a substitute for margin transactions and guarantee deposits etc. are as follows (excluding trading assets and investment securities at 1. above).

(1) Securities deposited

1) Loaned securities for margin transactions	¥12,997 million
2) Securities pledged as collateral for borrowing for margin transactions	¥10,092 million
3) Securities loaned under lending/borrowing agreements	¥1,760,193 million
4) Securities sold under agreements to repurchase	¥672,105 million

(2) Securities received

1) Underlying securities pledged as collateral received for loans for margin transactions	¥20,589 million
2) Borrowed securities for margin transactions	¥20,892 million
3) Securities borrowed under lending/borrowing agreements	¥5,331,915 million
4) Securities purchased under agreement to resell	¥151,359 million
5) Securities received as a substitute for margin transactions	¥39,002 million
6) Securities with rights to disposal among other securities pledged as collateral	¥96,514 million

3. Accumulated depreciation deducted from property and equipment	¥28,190 million

4. Obligations under guarantees	¥7,941 million	[¥875 million]

In accordance with JICPA industry Audit Committee Report No. 61, “Auditing Procedures Concerning the Accounting for Guarantee Obligations and Quasi-Guarantees,” those obligations of the Company deemed to cause the Company to be held liable as a guarantor are to be treated as quasi-guarantees and stated in notes. (Figures in [brackets] refer to the outstanding guarantee lines).

5.	Short-term monetary claims against subsidiaries and affiliates amounted to ¥240,943 million.

Long-term monetary claims against subsidiaries and affiliates amounted to ¥2,030 million.

Short-term monetary liabilities against subsidiaries and affiliates amounted to ¥515,484 million.

Long-term monetary liabilities against subsidiaries and affiliates amounted to ¥194,100 million.

6.	Subordinated bonds and borrowings

Among the Company’s corporate bonds and long-term borrowings (including those due within one year), there are the following subordinated obligations (subordinated bonds and borrowings) as defined in Article 176 of Cabinet Office Ordinance No. 52 of 2007 entitled “Cabinet Office Ordinance on Financial Instruments Business, etc.”

Bonds and notes	¥13,000 million
Long-term borrowings (those due within one year)	¥295,300 million	(¥63,000 million)

NOTES TO NON-CONSOLIDATED STATEMENT OF OPERATIONS

Operating income from subsidiaries and affiliates amounted to ¥14,609 million.

Operating expenses for subsidiaries and affiliates amounted to ¥29,505 million.

Transactions with subsidiaries and affiliates other than operating transactions amounted to ¥1,431 million.

NOTES TO NON-CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Number of shares of treasury stock at the end of the fiscal year

Common shares	37,742,823 shares

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NOTES TO TAX EFFECT ACCOUNTING

A main cause for the recognition of deferred tax assets is the denial for tax purposes in connection with tax losses carried forward, reserve for employee bonoses and reserve for employee retirement benefits and others. The valuation allowance amounted to ¥219,273 million.

A main cause for the recognition of deferred tax liabilities is prepaid experiences and the valuation differences for other securities.

NOTES TO PER SHARE INFORMATION

Net assets per share	¥304.11
Net loss per share	¥58.04

NOTES TO SIGNIFICANT SUBSEQUENT EVENTS

Mizuho Financial Group, Inc. (“MHFG”), Mizuho Corporate Bank, Ltd. (“MHCB”), and the Company have determined, at their respective meetings of the board of directors held on April 28, 2011, to turn the Company into a wholly-owned subsidiary of MHCB through a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, the common stock of the Company will be delisted from the Tokyo Stock Exchange, the Osaka Securities Exchange, and the Nagoya Stock Exchange on August 29, 2011 (with the final trading day scheduled to be August 26, 2011).

For details, please refer to NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (NOTES TO SIGNIFICANT SUBSEQUENT EVENTS).

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Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Securities Co., Ltd.

Ernst & Young ShinNihon LLC

Tadayuki Matsushige Certified Public Accountant Designated and Engagement Partner

Hiroyuki Yoshino Certified Public Accountant Designated and Engagement Partner

Toyohiro Fukata Certified Public Accountant Designated and Engagement Partner

Takuma Kawaguchi Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Corporation Law, we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of Mizuho Securities Co., Ltd. (the “Company”) applicable to the fiscal year from April 1, 2010 through March 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Securities Co., Ltd. and consolidated subsidiaries applicable to the fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

Additional Information

As described in Notes to Significant Subsequent Events, the Company has determined as its meeting of the board of directors held on April 28, 2011 to become a wholly-owned subsidiary of Mizuho Corporate Bank, Ltd., and the share exchange agreement was signed accordingly.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

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Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Securities Co., Ltd.

Ernst & Young ShinNihon LLC

Tadayuki Matsushige Certified Public Accountant Designated and Engagement Partner

Hiroyuki Yoshino Certified Public Accountant Designated and Engagement Partner

Toyohiro Fukata Certified Public Accountant Designated and Engagement Partner

Takuma Kawaguchi Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Corporation Law, we have audited the balance sheet, the statement of income, the statement of changes in net assets, the notes to the financial statements and the related supplementary schedules of Mizuho Securities Co., Ltd. (the “Company”) applicable to the 122nd fiscal year from April 1, 2010 through March 31, 2011. These financial statements and the related supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the related supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the related supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and the related supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and the related supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Securities Co., Ltd. applicable to the 122nd fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

Additional Information

As described in Notes to Significant Subsequent Events, the Company has determined as its meeting of the board of directors held on April 28, 2011 to become a wholly-owned subsidiary of Mizuho Corporate Bank, Ltd., and the share exchange agreement was signed accordingly.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

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Audit Report

The Board of Corporate Auditors, upon deliberation, prepared this audit report regarding the performance of duties of the Directors of the Company during the 122nd fiscal year from April 1, 2010 to March 31, 2011, based on the audit reports prepared by each Corporate Auditor and hereby reports as follows:

1.	Auditing Method Employed by Corporate Auditors and the Board of Corporate Auditors and Details Thereof

The Board of Corporate Auditors established an auditing policy and assignment of the duties of each Corporate Auditor, etc., received from each Corporate Auditor reports on the execution of audits and results thereof, and in addition, received from the Directors, etc., and the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding such reports.

In accordance with the auditing standards for Corporate Auditors established by the Board of Corporate Auditors, and subject to the auditing policy and the assignment of the duties, etc., each Corporate Auditor has communicated with the Directors, employees of the Internal Audit Department and other related employees, etc., and has endeavored to gather information and create an improved environment for auditing. Each Corporate Auditor also attended meetings of the Board of Directors and other important meetings, received from the Directors, employees and other related persons reports on the performance of their duties and, when necessary, requested explanations regarding such reports. Also, each Corporate Auditor inspected important authorized documents and associated information and examined the business and financial position of the Company in the Head Office and major branches. In addition, each Corporate Auditor received from the Directors, employees and other related persons reports on the status of (i) the establishment of structures with respect to the content of resolutions made by the Board of Directors regarding the establishment of structures to ensure that the performance of duties by the Directors will be in compliance with the laws and regulations of Japan and with the Company’s Articles of Incorporation and other structures in accordance with Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Company Law of Japan, to ensure that the Company’s operation will be conducted appropriately and such structures that have been established in compliance with such resolutions (internal control systems), which are described in the Business Report, and (ii) the management thereof, and, when necessary, requested explanations regarding such reports. As for the subsidiaries of the Company, each Corporate Auditor has communicated and shared information with the directors and corporate auditors and other related persons of the subsidiaries and, when necessary, received reports from the subsidiaries regarding their businesses. Based on the foregoing method, the Corporate Auditors examined the business report and the supplementary schedules for this fiscal year.

In addition, the Corporate Auditors monitored and examined whether the independent auditors maintain their independence and carry out audits in an appropriate manner. The Corporate Auditors received from the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding those reports. The Corporate Auditors also received notification from the independent auditors that the “Structure for ensuring appropriate execution of the duties of the independent auditors” (as enumerated in each Item of Article 131 of the Company Calculation Regulations) was established in accordance with the “Standards for Quality Control of Audits” (Business Accounting Council, October 28, 2005), etc. When necessary, the Corporate Auditors requested explanations on such notification. Based on the foregoing method, the Corporate Auditors reviewed the financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statements of changes in shareholders’ equity and notes to the non-consolidated financial statements) and supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated statements of income, consolidated statements of changes in shareholders’ equity and notes to the consolidated financial statements).

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2.	Audit Results

(1)	Audit Results on the Business Report, etc.

A.	In our opinion, the business report and the supplementary schedules fairly represent the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.

B.	With regard to the execution of duties by the Directors, we have found no evidence of misconduct or material facts in violation of the applicable laws and regulations of Japan or the Articles of Incorporation of the Company in the course of the execution of duties of the Directors.

C.	In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate, and furthermore, we have not found anything to be pointed out on the performance of duties of the Directors regarding the internal control systems.

(2)	Results of Audit of the Financial Statements and Supplementary Schedules

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

(3)	Results of Audit of the Consolidated Financial Statements

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

May 12, 2011

Mizuho Securities Co., Ltd. Board of Corporate Auditors

Full time Corporate Auditor	(Kiyokata Somekawa)	(seal)
Full time Corporate Auditor	(Hiromitsu Nakahara)	(seal)
Full time Outside Corporate Auditor	(Hideto Sekiyama)	(seal)
Full time Outside Corporate Auditor	(Hideo Etani)	(seal)
Outside Corporate Auditor	(Masahiko Kadotani)	(seal)
Outside Corporate Auditor	(Tsuneo Morita)	(seal)

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Reference Materials for the Ordinary General Meeting of Shareholders

Proposals and Reference Matters

Proposal 1:	Approval of the Share Exchange Agreement

The Company, Mizuho Financial Group, Inc. (“MHFG”), and Mizuho Corporate Bank, Ltd. (“MHCB”) signed a share exchange agreement (the “Share Exchange Agreement”) on April 28, 2011 concerning a share exchange, in which shares of common stock of MHFG shall be allotted as consideration, in order to make MHCB a wholly-owning parent and to make the Company a wholly-owned subsidiary effective as of September 1, 2011 (the “Share Exchange”), pursuant to the Memorandum of Understanding signed on March 15, 2011 (the “MOU”) for turning the Company, Mizuho Trust & Banking Co., Ltd. (“MHTB”) and Mizuho Investors Securities Co., Ltd. (“MHIS”), which are listed subsidiaries of our group (“Mizuho”), into wholly-owned subsidiaries (respectively, the “Transaction”).

Accordingly, the Company proposes the approval of the Share Exchange Agreement.

The reasons for conducting the Share Exchange and the contents of the Share Exchange Agreement and other matters are as set forth below.

1. Reasons for Conducting the Share Exchange

MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transactions are intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transactions aim to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

In the securities business, Mizuho will consider the integration of the Company and MHIS by merger or other method after the completion of the Transactions in order to enhance the retail business in Japan, rationalize and streamline management infrastructure, and provide securities functions in a unified manner through the group’s full-line securities company.

Thus, Mizuho will endeavor to fully consolidate its group capabilities, including the collaboration among banking, trust and securities functions. For individual customers, Mizuho will enhance its offer of comprehensive financial services, including through the promotion of joint branches and expansion of investment product line-up and consulting function. For corporate customers, Mizuho will offer optimal financial solutions by fully leveraging the expertise of each group company in response to client needs that are becoming more global, sophisticated and diversified.

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Mizuho will strive to further increase its corporate value by enhancing its “group collective capabilities” through the Transactions, etc., and will meet the expectations of shareholders of the Company, who would own the shares of common stock of MHFG at the completion of the Transactions.

Mizuho will continue discussions with The Norinchukin Bank, which currently has a capital relationship with the Company, with a view to, after the completion of the Transaction, expanding areas of business cooperation and further enhancing a collaborative relationship between the Company and The Norinchukin Bank as well as maintaining the capital relationship between the Company and The Norinchukin Bank by way of a transfer, etc., of shares of the Company from MHCB to The Norinchukin Bank.

Further, Mizuho is planning to conduct (i) a share exchange, in which shares of common stock of MHFG shall be allotted as consideration, in order to make MHFG a wholly-owning parent and to make MHTB a wholly-owned subsidiary, and (ii) a share exchange, in which shares of common stock of MHFG shall be allotted as consideration, in order to make Mizuho Bank, Ltd. a wholly-owning parent and to make MHIS a wholly-owned subsidiary in parallel with the Share Exchange.

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2. Contents of the Share Exchange Agreement

The contents of the Share Exchange Agreement signed between the Company, MHCB and MHFG on April 28, 2011 is as set forth below.

Share Exchange Agreement (Copy)

Mizuho Corporate Bank, Ltd. (address: 3-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo, “MHCB”), Mizuho Securities Co., Ltd. (address: 5-1, Otemachi 1-chome, Chiyoda-ku, Tokyo, “MHSC”) and Mizuho Financial Group, Inc. (address: 5-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo; “MHFG”) have entered into this share exchange agreement (this “Agreement”), as of April 28, 2011, as follows.

Article 1	(Share Exchange)

MHSC shall conduct a share exchange, in accordance with the provisions of this Agreement, in which MHCB will become a wholly-owning parent and MHSC will become a wholly-owned subsidiary (the “Share Exchange”), and MHCB will acquire all of the issued shares of MHSC (excluding the shares of MHSC held by MHCB; hereinafter the same).

Article 2	(Shares of MHFG, etc. to be delivered upon the Share Exchange and Matters Concerning Allotment)

1.	MHCB shall allot shares of common stock of MHFG upon the Share Exchange to the shareholders of MHSC (excluding MHCB; hereinafter the same) at the time immediately preceding the time at which MHCB acquires all of the issued shares of MHSC through the Share Exchange (the “Base Time”), at a ratio of 1.48 shares of common stock of MHFG for each share of MHSC held by the shareholders of MHSC, as cash, etc., in exchange for the shares of MHSC held by such shareholders.

2.	Notwithstanding the provision of the preceding Paragraph, in the event that shares of common stock of MHFG are allotted in accordance with the immediately preceding Paragraph, when the number of shares of common stock of MHFG to be allotted to each shareholder of MHSC upon the Share Exchange includes fractions that are less than one share, MHCB shall allot cash, instead of allotting shares of common stock of MHFG that are equivalent to such fractions, to each such shareholder in an amount equivalent to the price per share of common stock of MHFG multiplied by such fractions, with any fraction less than one yen being rounded up to the nearest yen. In this Paragraph, the “price” shall mean the closing price of ordinary market transaction of the shares of common stock of MHFG on the Tokyo Stock Exchange on the immediately preceding trading day of the Effective Date (as defined in Article 3; hereinafter the same), or if such closing price does not exist on the relevant immediately preceding trading day, the relevant closing price on the most recent trading day (limited to the date prior to the Effective Date) on which such price existed.

Article 3	(Effective Date)

The date on which the Share Exchange takes effect (the “Effective Date”) is September 1, 2011; provided, however, that MHCB, MHSC and MHFG may, through mutual consultation and agreement, change such date, if necessary, in light of the progress of procedures for the Share Exchange.

Article 4	(General Meetings of Shareholders for Approval of the Share Exchange Agreement)

1.	Pursuant to the provision of Article 796, Paragraph 3, the main clause of the Companies Act, MHCB shall conduct the Share Exchange without obtaining the approval of this Agreement by a resolution of the general meeting of shareholders as prescribed in Article 795, Paragraph 1 of the Companies Act.

2.	MHSC shall seek approval of this Agreement by the ordinary general meeting of shareholders that are scheduled to be held in June 2011.

3.	MHCB, MHSC and MHFG may, through mutual consultation and agreement, change the procedure stated in the preceding two Paragraphs (including the scheduled date for MHSC’s ordinary general meeting of shareholders), if necessary, in light of the progress of procedures for the Share Exchange.

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Article 5	(Management, etc. of Company Assets)

1.	During the period after the execution of this Agreement and before the Effective Date, MHSC and MHFG shall manage and operate their respective businesses and assets with the due care of a prudent manager, and MHCB, MHSC and MHFG shall mutually consult and agree before taking any action that could materially affect their respective assets or rights and obligations.

2.	Notwithstanding the provision of the preceding Paragraph, MHSC and MHFG each may, to the extent that MHSC and MHFG comply with their respective past dividend policies (including cases where MHSC and MHFG make payments to the extent of their respective dividend forecasts which have been disclosed as of the execution date of this Agreement pursuant to the rules of the financial instruments exchanges), make payments of dividends from the surplus to the shareholders or the registered stock pledgees appearing in writing or electronically in their respective register of shareholders at of the end of March 31, 2011.

3.	Notwithstanding the provision of Paragraph 1 of this Article, by August 29, 2011, MHCB shall acquire shares of common stock of MHFG that are sufficient for the total number of shares of common stock of MHFG to be allotted upon the Share Exchange to the shareholders of MHSC pursuant to Article 2, Paragraph 1 and MHFG may issue or dispose of such number of shares of common stock of MHFG to MHCB;

4.	Notwithstanding the provision of Paragraph 1 of this Article, MHFG may issue or dispose of shares of common stock of MHFG that are sufficient for the total number of shares of common stock of MHFG to be allotted, through the share exchanges set forth in the following items, by the wholly-owning parent to the shareholders of the wholly-owned subsidiary (excluding the wholly-owning parent) in each of the share exchanges:

(1)	a share exchange effective as of September 1, 2011 in which MHFG will become a wholly-owning parent and Mizuho Trust & Banking Co., Ltd. (“MHTB”) will become a wholly-owned subsidiary, and shares of common stock of MHFG shall be allotted as consideration (at a ratio of 0.54 shares of common stock of MHFG for each share of common stock of MHTB).

(2)	a share exchange effective as of September 1, 2011 in which Mizuho Bank, Ltd. (“MHBK”) will become a wholly-owning parent and Mizuho Investors Securities Co., Ltd. (“MHIS”) will become a wholly-owned subsidiary, and shares of common stock of MHFG shall be allotted as consideration (at a ratio of 0.56 shares of common stock of MHFG for each share of MHIS).

Article 6	(Merger, etc. between MHSC and MHIS after the Effective Date)

MHCB, MHSC and MHFG shall consider and consult with MHBK and MHIS on the integration of MHSC and MHIS by merger or other method to be done after the Effective Date.

Article 7	(Cancellation of Treasury Stock and Treatment of Stock Acquisition Rights)

1.	MHSC shall cancel, at the time immediately preceding the Base Time, all of the treasury stock that it will have acquired by the time immediately preceding the Base Time (including its treasury stock to be acquired by purchase of shares due to the dissenting shareholders’ share purchase demands made in connection with the Share Exchange) in accordance with laws and regulations, by a resolution of a meeting of the board of directors of MHSC to be held no later than the day immediately preceding the Effective Date.

2.	MHSC shall acquire without consideration and cancel all of the stock acquisition rights issued by MHSC no later than the day immediately preceding the Effective Date if this Agreement is approved at the ordinary general meeting of shareholders set forth in Article 4, Paragraph 2.

Article 8	(Change of Terms and Conditions of Share Exchange and Termination of this Agreement, etc.)

If, during the period after the execution of this Agreement and before the Effective Date, there is (i) a material change in the financial conditions or results of operations of MHCB, MHSC or MHFG, or (ii) some other reason that makes it difficult to achieve the purpose of this Agreement, MHCB, MHSC and MHFG may, through mutual consultation and agreement, agree to change the terms and conditions of the Share Exchange and the other contents of this Agreement or terminate this Agreement.

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Article 9	(Validity of this Agreement)

This Agreement shall cease to have effect if this Agreement becomes subject to any of the following events:

(1)	In the event that this Agreement is not approved at the ordinary general meeting of shareholders of MHSC set forth in Article 4, Paragraph 2;

(2)	In the event that an amendment to the Articles of Incorporation of MHFG regarding an increase of the total number of shares and the total number of shares of common stock that MHFG is authorized to issue, which will be required upon the Share Exchange, is not approved either at the ordinary general meeting of shareholders or each of the general meetings of class shareholders, each class consisting of shareholders of common stock, the Eleventh Series Class XI Preferred Stock or the Thirteenth Series Class XIII Preferred Stock of MHFG, that are scheduled to be held in June 2011 (with respect to each of the general meetings of class shareholders, excluding cases where the holding of the relevant general meeting of class shareholders is omitted in accordance with the procedure pursuant to the provision of Article 319, Paragraph 1 of the Companies Act, as applied mutatis mutandis pursuant to Article 325 of the Companies Act); or

(3)	In the event that filings are not made to, and permission are not obtained from, the relevant authorities in Japan and any foreign countries which are required under laws and regulations for the Share Exchange.

Article 10	(Matters for Consultation)

In addition to the matters provided for in this Agreement, any matters necessary to achieve the purpose of this Agreement and any matters relating to uncertainty in interpreting the provisions of this Agreement shall be determined through faithful consultations between MHCB, MHSC and MHFG in accordance with the purport of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed three (3) copies of this Agreement and, upon signing and sealing hereof, each of MHCB, MHSC and MHFG retains one (1) copy hereof.

April 28, 2011

MHCB:	Mizuho Corporate Bank, Ltd. 3-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo President & CEO: Yasuhiro Sato

MHSC:	Mizuho Securities Co., Ltd. 5-1, Otemachi 1-chome, Chiyoda-ku, Tokyo President & CEO: Keisuke Yokoo

MHFG:	Mizuho Financial Group, Inc. 5-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo President & CEO: Takashi Tsukamoto

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3. Outline of Matters Listed in Each Item (excluding Items 5 and 6) of Article 184, Paragraph 1 of the Enforcement Regulations of the Companies Act

(1)	Matters concerning reasonableness of consideration for the Share Exchange

(i)	Matters concerning reasonableness of total number or total amount of consideration for the Share Exchange

a.	Total number of consideration for the Share Exchange and details of allotment thereof

Company Name	MHFG (wholly-owning parent of MHCB, which is a wholly-owning parent in the Share Exchange)	MHSC (wholly-owned subsidiary in the Share Exchange)
Details of allotment of shares upon the Share Exchange	1	1.48

Number of shares to be delivered through the Share Exchange	Shares of common stock of MHFG: 958,035,295 shares (Scheduled)

(Note 1)    Share allotment ratio

1.48 shares of common stock of MHFG will be delivered for each share of the Company; provided, however, no shares will be allotted for shares of the Company held by MHCB (941,624,715 shares as of April 28, 2011) through the Share Exchange.

(Note 2)    Number of shares of common stock of MHFG to be delivered through the Share Exchange

MHCB will allot shares of common stock of MHFG upon the Share Exchange to the shareholders of the Company (excluding MHCB) at the time immediately preceding the time at which MHCB acquires all of the issued shares of the Company (excluding shares of the Company held by MHCB) through the Share Exchange (the “Base Time”), at a ratio of 1.48 shares of common stock of MHFG for each share of the Company held by the shareholders of the Company, as monies, etc., in exchange for the shares of the Company held by such shareholders.

In addition, in accordance with a resolution of the meeting of the board of directors of the Company to be held no later than the day immediately preceding the effective date of the Share Exchange, the Company plans to cancel, at the time immediately preceding the Base Time, all of the treasury stock that it will have acquired (37,742,823 shares as of March 31, 2011) (“treasury stock” includes its treasury stock to be acquired by purchase of shares due to the dissenting shareholders’ share purchase demands made in connection with the Share Exchange under the provisions of Article 785, Paragraph 1 of the Companies Act) by the time immediately preceding the Base Time.

Further, the Company has issued stock acquisition rights (2,621 rights as of March 31, 2011, for 2,621,000 shares of the Company to be issued or transferred upon exercise of such stock acquisition rights).

Therefore, the number of shares of common stock of MHFG to be delivered through the Share Exchange may be subject to change in the future due to reasons such as the acquisition and cancellation of treasury stock by the Company and the exercise by the holders of such stock acquisition rights issued by the Company.

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(Note 3) Treatment	of shares constituting less than one unit

Shareholders of the Company who will hold shares of MHFG constituting less than one unit (less than 100 shares) subsequent to the Share Exchange may not sell such shares constituting less than one unit in any market on the stock exchange; however, such shareholders may use the following systems concerning shares of MHFG on and after the effective date of the Share Exchange.

(i) System of request for additional purchase of shares constituting less than one unit (additional purchase to reach a total of one unit)

In accordance with the provisions of Article 194 of the Companies Act, etc., this is a system whereby shareholders of MHFG holding shares of MHFG constituting less than one unit may purchase from MHFG such a number of shares that would, together with the number of shares constituting less than one unit owned by such shareholder, constitute one unit of shares (100 shares).

(ii) System of request for purchase of shares constituting less than one unit by the issuer (sale of shares constituting less than one unit)

In accordance with the provisions of Article 192 of the Companies Act, etc., this is a system whereby shareholders of MHFG holding shares of MHFG constituting less than one unit may request that MHFG purchase the shares constituting less than one unit owned by such shareholder.

(Note 4) Treatment	of fractions that are less than one share

When the number of shares of common stock of MHFG to be allotted to each shareholder of the Company (excluding MHCB) upon the Share Exchange includes fractions that are less than one share, MHCB will allot cash, instead of allotting shares of common stock of MHFG that are equivalent to such fractions, to each such shareholder in an amount equivalent to the price per share of common stock of MHFG multiplied by such fractions, with any fraction less than one yen being rounded up to the nearest yen.

The “price” stated above shall mean the closing price of ordinary market transaction of the shares of common stock of MHFG on the Tokyo Stock Exchange on the immediately preceding trading day of the effective date of the Share Exchange, or if such closing price does not exist on the relevant immediately preceding trading day, the relevant closing price on the most recent trading day (limited to the date prior to the effective date) on which such price existed.

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b.	Basis for calculation

In order to ensure the fairness and appropriateness of the calculation of the share exchange ratio for the Share Exchange, the Company appointed J.P. Morgan Securities Japan Co., Ltd. (“J.P. Morgan”), and MHFG and MHCB appointed Merrill Lynch Japan Securities Co., Ltd. (“BofA Merrill Lynch”), as their respective third party valuation institutions.

J.P. Morgan performed an average share price analysis on shares of the Company and MHFG, as shares of the Company and MHFG are listed on stock exchanges and market share prices of these shares exist, as well as the DDM Analysis based on the financial projections prepared and furnished to J.P. Morgan by the management of the Company and MHFG in order to take into account the state of future business operations in the calculation. The calculated ranges of the share exchange ratio for the Share Exchange based on each method are as indicated below. The calculated ranges of the share exchange ratio below show the range of the number of shares of common stock of MHFG to be allotted for each share of the Company.

In performing the average share price analysis, J.P. Morgan used (1) April 22, 2011 as the base date I (“Base Date I”), and reviewed the closing price of ordinary transactions of shares of common stock of the Company and MHFG on the Tokyo Stock Exchange (“TSE”) on the Base Date I and the average closing prices of the Company and MHFG on TSE for one-month, three-month and six-month periods up to and including the Base Date I, and (2) February 25, 2011, the business day immediately prior to the day on which it was speculated in press reports that publicly listed subsidiaries of MHFG, including the Company, would be turned into wholly owned subsidiaries, as the base date II (“Base Date II”), and reviewed the closing price of ordinary transactions of shares of common stock of the Company and MHFG on TSE on the Base Date II and the average closing prices of the Company and MHFG on TSE for one-month, three-month and six-month periods up to and including the Base Date II. The DDM Analysis was based on the financial projections of future earnings that the Company and MHFG had presented to J.P. Morgan, and such financial projections showed no substantial future increase or decrease in the earnings of the Company or MHFG.

	Methodology	Calculated Range of Share Exchange Ratios
1-1	Average Share Price Analysis (Base Date I)	1.48 ~ 1.58
1-2	Average Share Price Analysis (Base Date II)	1.36 ~ 1.47
2	DDM Analysis	1.47 ~ 1.64

J.P. Morgan delivered to the board of directors of the Company a written opinion, as of April 27, 2011, to the effect that the share exchange ratio to be used in the Share Exchange is fair, as of such date, from a financial point of view, for the shareholders of the Company (excluding MHCB and any other “controlling shareholder and other persons specified by the Enforcement Rules” as defined in Article 441-2 of the Securities Listing Regulations of the TSE and Article 436-3 of its Enforcement Rules (collectively, “MHCB, Etc.”)).

The written opinion was delivered to the board of directors of the Company in connection with its evaluation of the Share Exchange and for the purposes of reference in performing such evaluation. The written opinion does not constitute any recommendation to the shareholders of the Company as to how such shareholders should vote with respect to the Share Exchange or any other matter.

In providing its opinion in the written opinion and conducting calculation of the share exchange ratio for the Share Exchange, which was the basis for the opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished by the Company and MHFG to or discussed with J.P. Morgan or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor assume responsibility or liability for such independent verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, and J.P. Morgan did not evaluate the solvency of the Company or MHFG under any laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and projections provided to J.P. Morgan by the Company and MHFG, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best available estimates and judgments by the Company’s and MHFG’s management as to their expected future results of operations and financial condition to which such analyses or projections relate. J.P. Morgan expressed no view as to such analyses or projections or the assumptions on which they were based.

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The opinion in the written opinion and the calculation of the share exchange ratio, which was the basis for the opinion, provided by J.P. Morgan were based on economic, market and other conditions as in effect on, and the information available to J.P. Morgan as of April 27, 2011. It should be understood that subsequent events may affect the conditions that the opinion and calculation results were based on, and that J.P. Morgan does not have any obligation to revise, change or reaffirm such calculation results and opinion. The written opinion is limited to the fairness, from a financial point of view, for the shareholders of the Company (excluding MHCB, Etc.) of the share exchange ratio for the Share Exchange and J.P. Morgan expressed no opinion as to the fairness of the Share Exchange or the share exchange ratio for it to the holders of any other class of securities, creditors or other constituencies of the Company or MHFG or as to the underlying decision by the Company to conduct the Share Exchange. J.P. Morgan expressed no opinion as to the price at which shares of common stock of the Company or MHFG will trade at any future time.

Supplementary explanation was provided by J.P. Morgan to the Company regarding assumptions and disclaimers with respect to the calculation of the share exchange ratio for the Share Exchange and the opinion in the written opinion. Please see (Note 1) at the end of this proposal for more detail.

BofA Merrill Lynch conducted a per share valuation of each of the Company’s and MHFG’s shares using a market price analysis, which considered the trends of each company’s market share prices, as well as a comparable companies analysis and a dividend discount model analysis (“the DDM Analysis”), both of which took into account the financial results, forecasts and other aspects of each company, and evaluated the share exchange ratio based on the results of such analyses. The boards of directors of MHFG and MHCB received a valuation report of the share exchange ratio from BofA Merrill Lynch on April 28, 2011. (Furthermore, the boards of directors of MHFG and MHCB received a written opinion from BofA Merrill Lynch on April 28, 2011 to the effect that, based on certain assumptions, the share exchange ratio to be used in the Share Exchange is fair, from a financial point of view, to MHFG. Moreover, the boards of directors of MHFG and MHCB have received supplementary explanations from BofA Merrill Lynch concerning the assumptions and disclaimers related to its analyses and opinion. Please see (Note 2) at the end of this proposal for details.)

The market price analysis was based (1) on the closing price of each company on April 22, 2011 (the “First Record Date”) and the average closing prices of each company for the one-month, three-month and six-month periods up to and including the First Record Date and (2) on the closing prices of each company on February 25, 2011 (the “Second Record Date”), the business day immediately prior to the day on which it was speculated in press reports that publicly listed subsidiaries of MHFG, including the Company, would be turned into wholly owned subsidiaries, and the average closing prices for the one-month, three-month and six-month periods up to and including the Second Record Date. A table that sets forth the primary methodologies that BofA Merrill Lynch used in its per share valuations of the Company and MHFG, along with the ranges of share exchange ratios obtained as a result of such valuations, is set forth below. (The following ranges of share exchange ratios represent ranges of the number of shares of common stock of MHFG to be allotted for each share of the Company. Please note that MHFG and MHCB did not contemplate any significant increase or decrease in earnings included in the earnings plans of each of the Company and MHFG, which were delivered by MHFG and MHCB to BofA Merrill Lynch for use as assumption in the DDM analysis.)

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	Methodology	Range of Share Exchange Ratios
1-1	Market Price Analysis (First Record Date)	1.48 ~ 1.58
1-2	Market Price Analysis (Second Record Date)	1.36 ~ 1.47
2	Comparable Companies Analysis	1.30 ~ 2.87
3	DDM Analysis	0.67 ~ 2.29

BofA Merrill Lynch, in delivering its written opinion and conducting its per share valuation analyses, which were the basis for the written opinion, has assumed and relied on the accuracy and completeness of all information supplied to it by the Company, MHFG and MHCB, or publicly available, and has not independently verified such information. Moreover, with respect to information regarding the Company’s and MHFG’s business, operations, financial condition, and prospects at MHFG’s and MHCB’s direction, BofA Merrill Lynch has assumed that such information was prepared on a reasonable basis and reflected the best estimates and good faith judgment of the Company’s, MHFG’s and MHCB’s management available at the time of such valuation analyses. BofA Merrill Lynch’s written opinion and valuation analyses are based on the financial, economic, monetary, market and other conditions, as well as the information available to BofA Merrill Lynch, as of the date of such opinion and valuation report. The credit, financial and stock markets have been experiencing unusual volatility, and BofA Merrill Lynch expresses no opinion or view as to any potential effects of such volatility on the Company, MHFG or MHCB or the Share Exchange. BofA Merrill Lynch assumed no responsibility to update, revise or reconfirm either its written opinion or valuation analyses based on any circumstance, changes or for any other cause arising after the date thereof.

BofA Merrill Lynch is acting as financial advisor to MHFG and MHCB and will receive a fee for its services, all of which is contingent upon consummation of the Share Exchange.

c.	Background of calculation

The Company, MHFG and MHCB engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by each of the above third-party valuation institutions and with consideration for the Company’s and MHFG’s financial conditions, performance trends and stock price movements, etc. As a result, the Company determined that the share exchange ratio set forth in Section a. above was beneficial to the shareholders of the Company, and MHFG and MHCB determined that the share exchange ratio set forth in Section a. above was beneficial to the shareholders of MHFG, and the Company, MHFG and MHCB resolved the share exchange ratio for the Share Exchange at the meetings of their respective board of directors held on April 28, 2011.

If, however, any material changes occur to the basic terms and conditions for the calculation of the share exchange ratio, the share exchange ratio for the Share Exchange may be changed through mutual consultation and agreement among the Company, MHFG and MHCB.

d.	Relationships with valuation institutions

J.P. Morgan, acting as a third-party valuation institution for the Company, and BofA Merrill Lynch, acting as a third-party valuation institution for MHFG and MHCB are both independent from the Company, MHFG and MHCB, are not related parties to the Company, MHFG or MHCB and do not have any material interest which should be described regarding the Share Exchange.

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(ii)	Reasons for selecting the relevant type of assets as consideration for the Share Exchange

With a view to achieving the purpose of the Share Exchange while securing the liquidity of the consideration for the Share Exchange that is to be allotted to the shareholders of the Company, which is the prospective wholly-owned subsidiary, and providing the benefit of synergies to be derived from the Share Exchange to such shareholders, the Share Exchange shall be conducted in the form of a so-called “triangular share exchange,” by which, as consideration for the Share Exchange, shares of common stock of MHFG, which is the wholly-owning parent of MHCB, shall be allotted instead of shares of MHCB.

(iii)	In the case where a wholly-owning parent and a wholly-owned subsidiary are under common control, matters considered for avoidance of harm to interests of shareholders of the relevant wholly-owned subsidiary

a.	Measures to ensure fairness

The Share Exchange will be conducted between the Company and MHCB (which is the parent company and the controlling shareholder of the Company), and therefore, at the implementation of the Share Exchange, the Company requested J.P. Morgan, acting as an independent third-party valuation institution, to calculate the share exchange ratio to ensure the fairness and appropriateness of the ratio to be used for the Share Exchange as stated in Sections 3(i) b. through d. above, negotiated and discussed with MHFG and MHCB in reference to such calculation results and resolved to conduct the Share Exchange at the share exchange ratio indicated in Section (i) a. above at the meeting of the board of directors held on April 28, 2011. The Company received the written opinion (fairness opinion) dated April 27, 2011, from J.P. Morgan stating that the share exchange ratio for the Share Exchange is fair for the shareholders of the Company (excluding MHCB, Etc.) from a financial point of view.

On the other hand, at the implementation of the Share Exchange, MHFG and MHCB requested BofA Merrill Lynch, acting as an independent third-party valuation institution, to conduct a valuation analysis of the share exchange ratio to ensure the fairness and appropriateness of the ratio to be used for the Share Exchange as stated in Sections 3(i) b. through d. above, negotiated and discussed with the Company in reference to such valuation results and resolved to conduct the Share Exchange at the share exchange ratio indicated in Section (i) a. above at the meetings of the board of directors held on April 28, 2011. MHFG and MHCB received the written opinion (fairness opinion) dated April 28, 2011 from BofA Merrill Lynch, stating that the share exchange ratio for the Share Exchange is fair for MHFG from a financial point of view under the assumptions and conditions as stated in Section (i) b. above, as well as under certain other conditions.

The Company appointed Nishimura & Asahi, and MHFG and MHCB appointed Nagashima Ohno & Tsunematsu as their legal advisors, respectively, and received legal advice on, among other things, the appropriate procedures, etc. as well as the method and processes in making decisions for the Share Exchange.

b.	Measures to avoid conflicts of interest

The Share Exchange will be conducted between the Company and MHCB (which is the parent company and the controlling shareholder of the Company), and therefore, the Company, MHFG and MHCB determined that, at the implementation of the Share Exchange, it was necessary to avoid a conflict of interest between MHCB and MHFG (which is the wholly-owning parent of MHCB) and the Company.

Mr. Hajime Saito, one of the directors of MHFG, did not participate in the discussions and resolutions at the meeting of the board of directors of MHFG concerning the signing of the MOU, in order to avoid a conflict of interest, because, at the time of the signing of the MOU, it was scheduled that he would concurrently serve as the Deputy President-Executive Officer of the Company as of April 1, 2011. For the same reason, Mr. Hajime Saito did not participate in the discussions and resolutions concerning the signing of the Share Exchange Agreement at the meeting of the board of directors of MHFG, in order to avoid a conflict of interest, because he concurrently serves as the Deputy President-Executive Officer of the Company at the time of the signing of the Share Exchange Agreement.

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The signing of the Share Exchange Agreement was resolved at the meeting of the board of directors of the Company held on April 28, 2011 with the approval of all of the directors who were present thereat. In addition, at such meeting of the board of directors of the Company, all of the corporate auditors, including three outside corporate auditors (including two outside corporate auditors who are independent auditors), who were present thereat stated that they had no objection to the signing of the Share Exchange Agreement. Further, the signing of the Share Exchange Agreement was resolved at the meeting of the board of directors of MHFG held on April 28, 2011 with the approval of all of the directors who were present thereat. The signing of the Share Exchange Agreement was resolved at the meeting of the board of directors of MHCB held on April 28, 2011 with the approval of all of the directors who were present thereat.

The Company received legal advice from Nishimura & Asahi, its legal advisor, and MHFG and MHCB received legal advice from Nagashima Ohno & Tsunematsu, their legal advisor, with respect to the method for the resolution at the meetings of the board of directors of the Company, MHFG and MHCB, and additionally, with regard to the measures to be taken to avoid any conflicts of interest.

(2)	Matters to be referred to relating to consideration for the Share Exchange

(i)	Provisions in Articles of Incorporation of MHFG

Provisions in the Articles of Incorporation of MHFG are as set forth in “ARTICLES OF INCORPORATION OF MIZUHO FINANCIAL GROUP, INC.” in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 1), enclosed herewith. The Articles of Incorporation contained in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 1) is the Articles of Incorporation of MHFG effective as of May 13, 2011, the contents of which is scheduled to be amended at the ordinary general meeting of shareholders and each of the general meetings of class shareholders of MHFG to be held in June 2011, to that as set forth in the “Proposed Amendments to Articles of Incorporation of Mizuho Financial Group, Inc.”, in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 1), enclosed herewith.

(ii)	The total number of voting rights expected to be held by the shareholders of MHFG assuming that a general meeting of shareholders of MHFG were held on the effective date of the Share Exchange:

227,320,863 voting rights

The above number is obtained by adding the number of voting rights of MHFG represented by the number of shares to be delivered through the Share Exchange set forth in Section (1) (i) a. above (9,580,352 voting rights) to the number of voting rights of MHFG as of March 31, 2011 (217,740,511 voting rights), and may fluctuate upon the acquisition of treasury stock by MHFG after that date, upon the events set forth in Section (1) (i) a. (Note 2), and, among other factors, depending on the number of shares to be delivered through (i) the share exchange, in which shares of common stock of MHFG shall be allotted as consideration, in order to make MHFG a wholly-owning parent and to make MHTB a wholly-owned subsidiary and (ii) the share exchange, in which shares of common stock of MHFG shall be allotted as consideration, in order to make Mizuho Bank, Ltd. a wholly-owning parent and to make MHIS a wholly-owned subsidiary.

(iii)	Contents of MHFG’s financial statements for the last fiscal year (including contents of audit report and independent auditors report)

MHFG’s financial statements for the last fiscal year are as set forth in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 1), enclosed herewith.

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(iv)	Contents of MHFG’s business report for the last fiscal year (including contents of audit report)

MHFG’s business report for the last fiscal year is as set forth in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 1), enclosed herewith.

(v)	Contents of MHFG’s balance sheet for each fiscal year the last day of which occurred during the past five years (excluding the last fiscal year)

MHFG filed annual securities reports for all of the relevant fiscal years, pursuant to the provision of Article 24, Paragraph 1 of the Financial Instruments and Exchange Act.

(vi)	Matters concerning method of liquidation of consideration for the Share Exchange

a. Markets on which consideration for the Share Exchange is traded

First Section of the Tokyo Stock Exchange

First Section of the Osaka Securities Exchange

b. Person who acts as intermediator, broker or agent in transactions of consideration for the Share Exchange

Shares of common stock of MHFG may be traded via general securities companies.

c. Limits on transfer and other methods for disposal of consideration for the Share Exchange (if any)

Not applicable.

d. Matters concerning market price for consideration for the Share Exchange

The closing price of the shares of common stock of MHFG on the first section of the Tokyo Stock Exchange on the business day immediately preceding the announcement date of the Share Exchange (April 28, 2011) is JPY 126.

The latest market price, etc., of shares of common stock of MHFG on the first section of the Tokyo Stock Exchange and the first section of the Osaka Securities Exchange are available on the Tokyo Stock Exchange website (http://www.tse.or.jp/) and the Osaka Securities Exchange website (http://www.ose.or.jp/), etc., respectively.

(vii)	In the case where consideration can be refunded by way of acquisition of treasury stock, refund of interest or any other comparable procedure, matters related to such procedures

Not applicable.

(3)	Matters concerning reasonableness of provisions for stock acquisition rights relating to the Share Exchange

All of the stock acquisition rights issued by the Company (the “Stock Acquisition Rights”) will be acquired without consideration and canceled by the Company no later than the day immediately preceding the effective date of the Share Exchange if the approval of this proposal is obtained. Therefore, no stock acquisition rights of MHCB will be allotted in exchange for the Stock Acquisition Rights through the Share Exchange.

The Company has not issued bonds with stock acquisition rights.

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(4)	Matters concerning financial statements, etc.

(i)	Contents of MHCB’s financial statements, etc. for the last fiscal year

MHCB’s financial statements, etc. for the last fiscal year are as set forth in the reference materials for the ordinary general meeting of shareholders (Supplemental Volume 2), enclosed herewith.

(ii)	In the case where disposal of material assets, occurrence of material debt or any other event materially affecting status of company’s assets occurred after the last day of the last fiscal year, details of such event

a. Relating to the Company

Not applicable.

b. Relating to MHCB

Not applicable.

(Note 1)

In providing its calculation of the share exchange ratio for the Share Exchange and expressing the opinion in the written opinion (“Calculation and Opinion”), J.P. Morgan assumed that the Share Exchange would qualify as a qualified share exchange (tekikaku kabushiki kokan) under the Corporation Tax Law of Japan, and would be consummated as described in the Share Exchange Agreement, and that the definitive Share Exchange Agreement would not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan is not a legal, regulatory, tax or accounting expert and relied on the assessments made by advisors to the Company with respect to such issues in providing its Calculation and Opinion. In providing its Calculation and Opinion, J.P. Morgan further assumed that all material consents and approvals to be obtained from the relevant government, regulatory authorities or other parties necessary to conduct the Share Exchange would be obtained without any adverse effect on MHFG, MHCB or the Company or on the contemplated benefits of the Share Exchange.

The financial projections of MHFG and the Company furnished to J.P. Morgan by MHFG and the Company were prepared by the management of MHFG and the Company. Neither MHFG nor the Company publicly discloses internal financial projections provided to J.P. Morgan in connection with J.P. Morgan’s calculation of the Share Exchange, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of MHFG’s and the Company’s management, including, without limitation, factors related to general economy competitive conditions and prevailing interest rates. Accordingly, actual results of operations could vary significantly from those set forth in such projections.

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The foregoing summary of the results of calculation of the share exchange ratio for the Share Exchange and the calculation method thereof does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a written opinion is a complex process and is not necessarily appropriate to describe portions or a summary of it. J.P. Morgan believes that results of J.P. Morgan’s analyses must be considered as a whole and that selecting portions or a summary of these results of analyses, without considering all of the results of analyses as a whole, could result in an incomplete understanding of the processes underlying the analyses and its opinion. In providing its opinion, J.P. Morgan did not emphasize any particular analyses or factors considered by it and did not state an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in providing its opinion. None of the selected companies reviewed as a comparison in the above analysis is identical to MHFG or the Company or any of their respective operating units or subsidiaries. However, the selected companies were chosen because they are publicly traded companies with businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of MHFG and the Company, as the case may be. The analyses necessarily involve complex considerations and judgments concerning differences in financial and business characteristics of the companies involved and other factors that could affect the companies compared to MHFG and the Company.

J.P. Morgan acted as financial advisor to the Company for the Share Exchange and will receive a fee from the Company for its services, a substantial portion of which will become payable only if the Share Exchange is consummated. In addition, the Company agreed to indemnify J.P. Morgan against certain liabilities arising out of its engagement in the services. During the two years preceding the date of the written opinion, J.P. Morgan and its affiliates have provided financial advisory services, commercial banking services or investment banking services to MHFG, MHCB or the Company for which J.P. Morgan and such affiliates have received customary compensation. In the ordinary course of business of J.P. Morgan and its affiliates, they may actively trade the debt and equity securities of MHFG, MHCB or the Company for its own account or for the accounts of customers, and accordingly, J.P. Morgan and such affiliates may at any time hold long or short positions in such securities.

(Note 2)

Both the valuation analyses and written opinion delivered by BofA Merrill Lynch were prepared solely for the use of the boards of directors of MHFG and MHCB in connection with their evaluation of the share exchange ratio for the Share Exchange, and may not be used or relied upon for any other purpose.

BofA Merrill Lynch has made qualitative judgments as to the significance and relevance of each analysis and each factor considered in the course of preparing the valuation report and the opinion. Accordingly, its analysis must be considered as a whole and that selecting portions of its analysis and factors, without considering all analyses and factors, could create an incomplete view of the processes underlying such analysis and opinion. In its analysis, BofA Merrill Lynch made numerous assumptions with respect to MHFG, the Company and their affiliates, industry performance and regulatory environment, general business, economic, market and financial conditions, etc., many of which are beyond the control of MHFG, MHCB and the Company and involve the application of complex methodologies and educated judgment. No company used in any analysis as a comparison is identical to MHFG or the Company. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, in delivering its written opinion and conducting the analyses, BofA Merrill Lynch took into account, based on certain assumptions, the dilution to be caused from the conversion of MHFG’s Eleventh Series Class XI Preferred Stock into common stock.

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BofA Merrill Lynch has not made or provided with any evaluation or appraisal of the assets or liabilities (including contingent liabilities and reserves for possible losses) of MHFG, the Company or their affiliates, nor has it made any physical inspection of the properties or assets of MHFG, the Company or their affiliates. BofA Merrill Lynch has not evaluated the solvency or fair value of MHFG or the Company under any laws relating to bankruptcy, insolvency or similar matters. In addition, in its opinion relating to the Share Exchange, BofA Merrill Lynch is not expressing any opinion with respect to any other transactions that are incidental or related to the Share Exchange (including the transactions set forth in Section 1 above) and, with the consent of MHFG and MHCB, did not take into account the impact of any such transactions in conducting its analyses set forth above. BofA Merrill Lynch has also assumed that certain accounting and tax-related procedures which MHFG and MHCB have understood will be followed in connection with the Share Exchange, that the Share Exchange will be consummated in accordance with its terms, without modification of any material term, and that there would be no adverse effect on the Share Exchange resulting from any divestiture requirements or amendments or modifications imposed by any governmental authority.

MHFG and MHCB have agreed to indemnify BofA Merrill Lynch for certain liabilities arising out of the engagement. BofA Merrill Lynch’s ultimate parent company, Bank of America Corporation, and its affiliates comprise a full service securities firm and commercial bank and, in addition to providing financial advisory services related to this Share Exchange, may provide investment banking, corporate banking and other financial services to MHFG, MHCB and the Company, and receive fees for the rendering of such services. Further, in the ordinary course of business, BofA Merrill Lynch or its affiliates may actively trade the common stock or other financial instruments of MHFG, MHCB or the Company for its own account or for the account of its customers, and may at any time hold a long or short position in such financial instruments.

BofA Merrill Lynch does not express any opinion regarding the merits of the underlying decision by MHFG and MHCB to engage in the Share Exchange, and does not express any opinion regarding the fairness to, or any consideration of, any party other than MHFG. BofA Merrill Lynch also does not express any opinion as to the prices at which shares of MHFG or the Company will trade following the announcement or consummation of the Share Exchange, or as to the appropriateness of the trade of any such shares, and does not express any opinion or make any recommendation regarding how shareholders should vote or take any other action related to the Share Exchange or any matter related thereto.

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Proposal	2: Election of six (6) Directors

Mr. Masaaki Kume, Director, resigned from his position as a Director in December 2010, and Messrs. Fumio Kabasima and Yutaka Endo, Directors, resigned from their positions as Directors, respectively, in April 2011. In addition, Mr. Takashi Kusama, Director, will resign from his position as a Director, and the terms of office of three (3) Directors, Messrs. Keisuke Yokoo, Hideo Abe and Akira Kawamura will expire, at the conclusion of this ordinary general meeting of shareholders. Accordingly, the Company proposes the appointment of six (6) Directors.

The candidates for Directors are as follows:

Candidate No.	Name (Date of Birth)	Brief Personal Record, Title and Assignment, and Status of Major Concurrent Office		Number of Shares of Stock of the Company held
1	Keisuke Yokoo (November 26, 1951)	June 2001	Managing Director / Head of Planning Group of Former Mizuho Securities Co., Ltd.	22,000 Shares
		April 2005	Deputy President
		April 2007	President
		May 2009	President of the Company (To date)

2	Hideo Abe (April 23, 1952)	March 2000	Executive Director / Head of Business Strategy of The Nikko Securities Co., Ltd	15,000 Shares
		October 2001	Executive Director / Head of Products & Marketing Group of Nikko Cordial Securities Inc.
March 2002

Senior Executive Director / Head of Business Planning Division of Nikko Cordial Securities Inc.

Executive Director of Nikko Cordial Corporation

Senior Managing Director / Head of Business Planning, Products and Marketing of Nikko Cordial Securities Inc.

		March 2004	Executive Director / Head of Strategy Research of Nikko Cordial Corporation
		June 2004	Executive Director / Chief Strategy Officer of Nikko Cordial Corporation
		December 2004	Chief Executive Officer and Board of Director of Nikko Citigroup
		June 2008	Board of Director of Nikko Citigroup
		October 2008	Deputy President of former Mizuho Securities Co., Ltd
		May 2009	Deputy President / Head of Overseas Investors Marketing of the Company
		April 2010	Deputy President / Head of Global Investment Banking, Head of Global Coverage (Japanese Clients) and Head of Global Investment Banking Division
		April 2011	Deputy President / Head of Global Investment Banking, Head of Global Coverage, Head of Global Investment Banking Division and Head of Investment Banking Group (To date)

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Candidate No.	Name (Date of Birth)	Brief Personal Record, Title and Assignment, and Status of Major Concurrent Office		Number of Shares of Stock of the Company held
3	Hiroshi Motoyama (June 15, 1954)	December 2002	General Manager of Corporate Banking Division No. 9 of Mizuho Corporate Bank, Ltd.	0 Shares
		April 2004	Executive Officer / General Manager of IT & Systems Planning Division
		April 2007	Managing Executive Officer / Chief Strategy Officer and Chief Information Officer of Mizuho Financial Group, Inc.
		June 2007	Managing Director / Chief Strategy Officer and Chief Information Officer
		April 2009	Director (Part-time until June 2009)
		April 2009	Deputy President (Representative Director) / Chief Auditor of Mizuho Corporate Bank, Ltd.
		April 2011	Deputy President and Executive Officer of the Company (To date)

4	Hideki Nagasaki (July 8, 1953)	April 2000	Deputy General Manager of Business Planning Group of Shinko Securities Co., Ltd.	13,809 Shares
		May 2001	General Manager of chuo Branch
		April 2003	Deputy General Manager of Tokyo Branch
		June 2003	General Manager of Human Resources Dept.
		April 2004	Executive Officer / General Manager of Human Resources Dept.
		April 2007	Managing Executive Officer / General Manager of Human Resources Dept.
		May 2009	Managing Executive Officer / In charge of Executive Secretariat and Human Resources Dept. of the Company
		April 2011	Deputy President - Executive Officer / In charge of Internal Audit Dept. (To date)

5	Hajime Saito (July 7, 1956)	April 2004	General Manager of Financial Planning of Mizuho Financial Group, Inc.	0 Shares
		March 2006	Executive Officer / General Manager of Treasury Division of Mizuho Bank, Ltd.
		April 2008	Managing Executive Officer / Head of Risk Management Group, Head of Human Resources Group and Head of Compliance Group of Mizuho Financial Group, Inc.
		April 2009	Managing Executive Officer / Head of Internal Audit Group
		June 2009	Managing Director and Member of the Board of Directors / Head of Internal Audit Group
		April 2010	Managing Director and Member of the Board of Directors / Head of Risk Management Group, Head of Human Resources Group and Head of Compliance Group
		April 2011	Director (Part-time, scheduled to retire in June 2011)
		April 2011	Deputy President and Executive Officer of the Company (To date)

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Candidate No.	Name (Date of Birth)	Brief Personal Record, Title and Assignment, and Status of Major Concurrent Office		Number of Shares of Stock of the Company held
6	Shuichi Goto (June 24, 1954)	April 2000	General Manager of Niigata Branch of Shinko Securities Co., Ltd.	22,438 Shares
		May 2002	General Manager of Hachioji Branch
		April 2004	General Manager of Hamamatsu Branch
		April 2006	Executive Officer / Head of Block No. 3 of Retail Business Division
		April 2009	Managing Executive Officer / General Manager of Head Office Sales Division
		May 2009	Managing Executive Officer / General Manager of Head Office Sales Division of the Company
		April 2010	Managing Executive Officer / Deputy Head of Corporate Investment Services & Retail Business Division, Deputy Head of Retail Business Division, in charge of Wealth Management Dept. and Direct Dept.
		December 2010	Managing Executive Officer / Head of Corporate Investment Services & Retail Business Division, Head of Retail Business Division, in charge of Retail Business Planning & Coordination Dept., Financial Advisors Management Dept., Retail Business Supervising Dept., Business Development Dept., Wealth Management Dept. and Direct Dept.
April 2011

Managing Executive Officer / Head of Corporate Investment Services & Retail Business Division, Head of Retail Business Division, in charge of Retail Business Supervising Dept. and Channel Business Development Group (To date)

(Notes)	1.	The candidates for Directors above have no special interests with the Company.

	2.	Both of Mizuho Financial Group, Inc. and Mizuho Corporate Bank, Ltd. are the parent companies of the Company, and Mizuho Bank, Ltd. is a subsidiary of Mizuho Financial Group, Inc., which is the parent company of the Company. Messrs. Hiroshi Motoyama and Hajime Saito were members of management of the parent companies or the subsidiary of one of the parent companies. The titles and assignments in the parent companies, etc. for the past five years are as indicated in the brief personal record.

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Proposal 3: Election of One (1) Corporate Auditor

Messrs. Hideto Sekiyama and Tsuneo Morita will resign from their respective positions as Corporate Auditors at the conclusion of this ordinary general meeting of shareholders. Accordingly, the Company proposes the appointment of one (1) new Corporate Auditor.

The Board of Corporate Auditors has approved this Proposal in advance.

The candidate for Corporate Auditor is as set forth below.

Name (Date of Birth)	Brief Personal Record, Title, and Status of Major Concurrent Office		Number of Shares of Stock of the Company held

Yoshinobu Shigeji (April 30, 1956)	April 2002	Counselor of Corporate Banking Promotion Division of Mizuho Corporate Bank, Ltd.	0 Shares
	April 2003	General Manager of Otemachi No. 4 Sales Dept.
	August 2004	General Manager of Yokohama-ekimae Branch of Mizuho Bank, Ltd.
	March 2006	Executive Officer, General Manager of Nagoya chuo Branch
	July 2007	Executive Officer, General Manager of Nagoya chuo Corporate Banking Department of Nagoya chuo Branch
	April 2008	Executive Officer, General Manager of Corporate Banking Planning Division
	January 2010	Executive Officer, General Manager of Corporate Banking Planning Division and Head of Corporate Finance Support Office
	April 2010	Managing Executive Officer
	April 2011	Advisor (To date)

(Notes)	1.	The candidate for Corporate Auditor above has no special interests with the Company.
	2.	Mr. Yoshinobu Shigeji was a member of management of Mizuho Bank, Ltd., a subsidiary of Mizuho Financial Group, Inc., which is the parent company of the Company. The titles and assignments for the past five years are as indicated in the brief personal record. In addition, he was a member of management (President & CEO) of Mizuho Electronic Monetary Claim Recording Co., Ltd., which is a subsidiary of Mizuho Bank, Ltd, between January and April 2010.
	3.	Mr. Yoshinobu Shigeji is a new candidate for Corporate Auditor at the ordinary general meeting of shareholders of Mizuho Financial Group, Inc. to be held in late June of 2011.
	4.	Mr. Yoshinobu Shigeji is a candidate for Outside Corporate Auditor.
	5.	Reasons for Appointment of Candidate for Outside Corporate Auditor, Independence as Outside Corporate Auditor and Liability Limitation Agreement with Outside Corporate Auditor

(1)	Reasons for Appointment of Candidate for Outside Corporate Auditor, Independence as Outside Corporate Auditor

The Company proposes to appoint Mr. Yoshinobu Shigeji based on its conclusion that he will be able to contribute to maintaining and improving the corporate governance level of the Company from an objective point of view by making use of his wide-ranging insight and high degree of financial expertise gained through the abundant job experience such as the experience of his duties as Managing Executive Officer of Mizuho Bank, Ltd.

As described in Note 2 above, for the past five years he had been a member of management of Mizuho Bank, Ltd. and Mizuho Electronic Monetary Claim Recording Co., Ltd., which are the Company’s specified affiliated entities.

88

(2)	Liability Limitation Agreement with Outside Corporate Auditor

Pursuant to the provision of Article 427, Paragraph 1 of the Companies Act, the Company is expected to enter into a liability limitation agreement with Mr. Yoshinobu Shigeji which will limit the liability provided for in Article 423, Paragraph 1 of the Companies Act to the amount prescribed in laws and regulations, provided that such Outside Corporate Auditor is bona fide and without gross negligence in performing his duty in the case where he assumes the office of Outside Corporate Auditor of the Company.

End of Document

89

Guidance Notes on the Exercise of the Voting Rights via the Internet, etc.

1.	Items Required to be Agreed on for the Exercise of Voting Rights via the Internet

If you wish to exercise your voting rights via the Internet, please make sure to exercise your voting rights pursuant to the following terms:

(1)	Please exercise your voting rights no later than 5:00 p.m. on Tuesday, June 21, 2011.

(2)	You may exercise your voting rights via the Internet only through the website for exercising voting rights specified by the Company (see 2.(1) below).

(3)	When exercising your voting rights via the Internet, the “Code for the Exercise of Voting Rights” and the “Password” described in the voting form enclosed with this convocation notice are required. The “Code for the Exercise of Voting Rights” and the “Password” will be renewed and sent to you for every general meeting of shareholders to be held in the future.

(4)	The “Code for the Exercise of Voting Rights” and the “Password” are described in the lower right of the voting form enclosed with this convocation notice.

(5)	If you exercise your voting rights twice, in writing and via the Internet, we will only accept the exercise of your voting rights via the Internet as effective.

(6)	If you exercise your voting rights more than once via the Internet, we will only accept the last exercise of your voting rights as effective.

(7)	The cost of Internet access (access fees to providers, telecommunications fees, etc.) will be borne by the shareholders.

2.	Specific Procedures to Exercise Your Voting Rights via the Internet

(1)	Access the website for exercising voting rights specified by the Company (http://www.it-soukai.com/ or https://daiko.mizuho-tb.co.jp/). Please note that you will not be able to access the above URL between 3:00 a.m. and 5:00 a.m. during the exercise period.

(2)	Enter the “Code for the Exercise of Voting Rights” and the “Password” and click on the “Log-in” button.

(3)	Exercise your voting rights by following the directions on the screen.

3.	System Requirements

If Using a Personal Computer

§	Personal Computer

Windows® computer

You may have some problems accessing, and exercising your voting rights through, the website for exercising voting rights with smartphones and certain other phone types as they are not guaranteed to operate normally.

§	Browser

Microsoft® Internet Explorer 5.5 or higher

You may have some problems accessing, and exercising your voting rights through, the website for exercising voting rights with Microsoft® Internet Explorer 8 or higher as these versions are not guaranteed to operate normally.

§	Internet Environment

It is a requirement that you have Internet access such as through a contract with an Internet service provider.

§	Monitor Resolution

1024×768 pixels or higher is recommended.

*	Microsoft and Windows are registered trademarks or trademarks of Microsoft Corporation in the United States and other countries.

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4.	Security

You may exercise your voting rights safely due to the encryption technology (SSL128bit) used to protect your voting information from being tampered with and intercepted.

In addition, the “Code for the Exercise of Voting Rights” and the “Password” described in the voting form are very important to authenticate shareholders, so please ensure that you do not disclose them to other people. Please note that the Company does not and will not make any inquiries regarding your password.

5.	Inquiries

(1)	For inquiries with respect to the Exercise of Voting Rights via the Internet

Please contact:

Internet Help Dial

Stock Transfer Agency Department

Mizuho Trust & Banking Co., Ltd.

Telephone: 0120-768-524 (toll-free number)

Operating Hours: 9:00 a.m. to 9:00 p.m. (excluding Saturdays, Sundays and national holidays)

(2)	For inquiries other than above (1)

Stock Transfer Agency Department

Mizuho Trust & Banking Co., Ltd.

Telephone: 0120-288-324 (toll-free number)

Operating Hours: 9:00 a.m. to 5:00 p.m. (excluding Saturdays, Sundays and national holidays)

6.	To Institutional Investors

The electronic voting platform for institutional investors operated by Investor Communications Japan Inc., which was established by the Tokyo Stock Exchange, Inc., etc., is available for custodian banks and any other nominal shareholders (including standing proxies) that have applied to use such platform in advance.

-End of Document-

91

Information Map for the 122nd Ordinary General Meeting of Shareholders Site

Place:	Nikkei Hall, the 3rd floor, Nikkei Building 3-7, Otemachi 1-chome, Chiyoda-ku, Tokyo

Transportation Information:

Tokyo Metro: Chiyoda Line, Hanzomon Line, Tozai Line and Marunouchi Line

Toei Subway: Mita Line

Get off at “Otemachi Station” from any of the subway lines stated above.

The site of the meeting is directly accessible from the “C2b” exit.

Notice: No parking lot is reserved for attendees. We suggest the use of public transportation.

92

Reference Materials for the Ordinary General Meeting of Shareholders

(Supplemental Volume 1)

Appendix to Proposal 1

The Articles of Incorporation of Mizuho Financial Group, Inc.

Proposed Amendments to the Articles of Incorporation of Mizuho Financial Group, Inc.

Financial Statements, etc. of Mizuho Financial Group, Inc. for the Last Fiscal Year

Business Report

Consolidated Balance Sheet

Consolidated Statement of Income

Consolidated Statement of Changes In Net Assets

Notes to Consolidated Financial Statements

Non-Consolidated Balance Sheet

Non-Consolidated Statement of Income

Non-Consolidated Statement of Changes In Net Assets

Notes to Non-Consolidated Financial Statements

Report of Independent Auditors on Consolidated Financial Statements

Report of Independent Auditors on Non-Consolidated Financial Statements

Audit Report

Mizuho Securities Co., Ltd.

ARTICLES OF INCORPORATION

OF

MIZUHO FINANCIAL GROUP, INC.

CHAPTER I

GENERAL PROVISIONS

Article 1. (Trade	Name)

The company shall be called “Kabushiki Kaisha Mizuho Financial Group” and in English, “Mizuho Financial Group, Inc.” (hereinafter referred to as the “Company”).

Article 2. (Purpose)

The purpose of the Company shall be to engage in the following businesses as a bank holding company:

(1)	Operation and management of bank holding companies, banks, long-term credit banks, specialized securities companies and other companies which may be owned by the Company as its subsidiaries under the Banking Law; and

(2)	Any other business incidental to the foregoing.

Article 3. (Head	Office)

The Company shall have its head office in Chiyoda-ku, Tokyo.

Article 4. (Organizations)

The Company shall establish the following organizations, in addition to the general meeting of shareholders and Directors.

(1)	Board of Directors;

(2)	Corporate Auditors;

(3)	Board of Corporate Auditors; and

(4)	Accounting Auditors.

Article 5. (Method	of Public Notices)

Public notices by the Company shall be given by electronic public notices; provided, however, that in the case where an electronic public notice is impracticable due to an accident or any other unavoidable reason, the same public notice of the Company may be given in the Nihon Keizai Shimbun.

CHAPTER II

SHARES

Article 6. (Total	Number of Authorized Shares)

The total number of shares which the Company is authorized to issue shall be 28,485,271,000 shares, and each total number of the classes of shares which the Company is authorized to issue shall be as set forth below; provided, however, that in the case where a cancellation of shares is made, the number of shares which the Company is authorized to issue shall be reduced by the number of shares so canceled:

Common stock:	24,115,759,000 shares
Class XI preferred stock:	1,369,512,000 shares
Class XII preferred stock:	1,500,000,000 shares
Class XIII preferred stock:	1,500,000,000 shares

Article 7. (Acquisition	of Own Shares)

The Company may, by a resolution of the Board of Directors, acquire its own stock through market transactions or other methods pursuant to the provisions of Article 165, Paragraph 2 of the Company Law of Japan (the “Law”).

Article 8. (Number	of Shares Constituting one (1) Unit of Shares)

The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) with respect to the common stock and each class of preferred stock, respectively.

Article 9. (Rights	Pertaining to Shares Constituting Less Than One (1) Unit)

A shareholder of the Company may not exercise any rights, except for the rights set forth below (excluding the rights which may not be exercised as the rights pertaining to shares constituting one (1) unit of shares), with respect to shares constituting less than one (1) unit held by such shareholder:

1.	The rights provided for in each item of Article 189, Paragraph 2 of the Law;

2.	The right to make a request pursuant to Article 166, Paragraph 1 of the Law;

3.	The right to receive an allotment of offered shares and offered stock acquisition rights in proportion to the number of shares held by such shareholder; and

4.	The right to make a request provided for in the following Article.

Article 10. (Additional	Purchase of Shares Constituting Less Than One (1) Unit)

A shareholder of the Company may request the Company to sell to such shareholder a number of shares which will, when combined with the shares constituting less than one (1) unit already held by such shareholder, constitute one (1) unit of shares pursuant to the Share Handling Regulations.

Article 11. (Record	Date)

1.	The Company shall deem shareholders having voting rights appearing in writing or electronically in the register of shareholders as of the end of March 31 of each year as the shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders for the relevant business year.

2.	In addition to the preceding paragraph, the Company may temporarily set the record date whenever necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.

Article 12. (Shareholder	Register Manager, etc.)

1.	The Company shall appoint a shareholder register manager.

2.	The shareholder register manager and its handling office shall be determined by a resolution of the Board of Directors, and a public notice shall be given with respect thereto.

3.	The preparation and keeping of, and other operations relating to the register of shareholders and the register of stock acquisition rights of the Company shall be entrusted to the shareholder register manager and shall not be handled by the Company.

Article 13. (Share	Handling Regulations)

An entry, whether written or electronic, in the register of shareholder, a purchase and additional purchase of shares constituting less than one (1) unit, and other operations relating to shares and handling fees therefor and the method of request or notice by shareholders with respect to general meetings of shareholders shall be governed by the Share Handling Regulations prescribed by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

CHAPTER III

PREFERRED STOCK

Article 14. (Preferred	Stock Dividends)

1.	In respect of dividends from its surplus provided for in Article 53, the Company shall distribute dividends from its surplus by cash on preferred stock (hereinafter referred to as the “Preferred Stock Dividends”) in such amount as provided for below to shareholders of preferred stock (hereinafter referred to as the “Shareholders of Preferred Stock”) or registered stock pledgees in respect of preferred stock (hereinafter referred to as the “Registered Preferred Stock Pledgees”) in priority to holders of common stock (hereinafter referred to as the “Shareholders of Common Stock”), registered stock pledgees in respect of common stock (hereinafter referred to as the “Registered Common Stock Pledgees”); provided, however, that in the case where all or a part of the Preferred Stock Interim Dividends provided for in Article 15 have been paid in the relevant business year, the amount so paid shall be reduced accordingly:

Class XI preferred stock:	Amount decided by the resolution of the Board of Directors on the issuance of such stock, which amount shall not exceed 50 yen per share per year

Class XII preferred stock:	Amount decided by the resolution of the Board of Directors on the issuance of such stock, which amount shall not exceed 50 yen per share per year

Class XIII preferred stock:	Amount decided by the resolution of the Board of Directors on the issuance of such stock, which amount shall not exceed 100 yen per share per year

2.	In a given business year, if all or a part of the Preferred Stock Dividends have not been paid to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees, the unpaid amount shall not be accumulated for the subsequent business years.

3.	The Company shall not distribute dividends from its surplus to any Shareholder of Preferred Stock or Registered Preferred Stock Pledgee, any amount in excess of the amount of the relevant Preferred Stock Dividends.

Article 15. (Preferred	Stock Interim Dividends)

In respect of interim dividends provided for in Article 54, the Company shall distribute dividends from its surplus by cash in one half of the amount of the Preferred Stock Dividends provided for in the main clause of Paragraph 1 of the preceding article (referred to as the “Preferred Stock Interim Dividends” in these Articles of Incorporation) to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees.

Article 16. (Distribution	of Residual Assets)

1.	In respect of distribution of residual assets, the Company shall pay to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees in such amount as provided for below:

Classes XI through XIII preferred stock:	1,000 yen per share

2	No distribution of residual assets other than those provided for in the preceding paragraph shall be made to any Shareholder of Preferred Stock or Registered Preferred Stock Pledgee.

Article 17. (Voting	Rights)

The Shareholders of Preferred Stock shall not have voting rights at a general meeting of shareholders; provided, however, that the Shareholders of Preferred Stock may have voting rights from the date of a general meeting of shareholders, in the case where a proposal on the Preferred Stock Dividends is not submitted to such general meeting of shareholders, or immediately after the closing of a general meeting of shareholders, in the case where a proposal on the Preferred Stock Dividends is rejected at such general meeting of shareholders, until, in either case, such time as the resolution of a general meeting of shareholders is passed to grant the Preferred Stock Dividends.

Article 18.    (Consolidation or Split of Preferred Stock, Free Allotment of Stock and Rights to Receive Allotment of Offered Stock, etc.)

1.	The Company shall not consolidate or split any preferred stock, and shall not make any free allotment of any stock for the Shareholders of Preferred Stock.

2.	The Company shall not grant the Shareholders of Preferred Stock any rights to receive allotment of offered stock, offered stock acquisition rights, bonds with stock acquisition rights, or offered stock acquisition rights and bonds, either of which are capable of being transferred separately from the others and shall not make any free allotment of any stock acquisition rights for the Shareholder of Preferred Stock.

Article 19. (Acquisition	of Preferred Stock)

1.	In respect of Classes XII and XIII preferred stock, the Company may acquire each such class of preferred stock, in whole or in part, on the date separately determined by a resolution of a general meeting of shareholders, after such time and at such acquisition price as respectively determined by a resolution of the Board of Directors relating to the issuance of the relevant preferred stock.

2.	In the case of a partial acquisition pursuant to the preceding paragraph, such redemption shall be made by way of lot or pro rata allocation.

Article 20. (Request	for Acquisition of Preferred Stock)

Any holder of Classes XI and XII preferred stock may request to the Company to acquire the relevant preferred stock held by such Shareholder of Preferred Stock during the period in which such Shareholder of Preferred Stock is entitled to request such acquisition as determined by a resolution of the Board of Directors relating to the issuance of the relevant preferred stock (hereinafter referred to as the “Period for Acquisition Request”). The Company shall deliver its own common stock to such Shareholder of Preferred Stock, in exchange for the Company’s acquisition of the relevant preferred stock. The terms of acquisition, including the number of the common stock to be delivered per one (1) share of the relevant preferred stock upon such request for acquisition, shall be determined by a resolution of the relevant Board of Directors.

Article 21. (Mandatory	Acquisition of Preferred Stock)

1.

The Company may acquire any of Classes XI and XII preferred stock, in respect of which a request for acquisition has not been made during the Period for Acquisition Request, on the day immediately following the last day of such period (hereinafter referred to as the “Mandatory Acquisition Date”) and instead, the Company shall deliver its own common stock to holders of the relevant preferred stock. In this case, the number of shares of the common stock to be delivered in exchange for the acquisition of one (1) share of the relevant preferred stock shall be obtained by dividing the amount equivalent to the subscription money per one (1) share of the relevant preferred stock by the current market price of a share of the common stock of the Company (with respect to the Eleventh Series of Class XI Preferred Stock, 1,000 yen; the same shall apply hereinafter); provided, however, that such current market price of a share of the common stock shall be the daily average price of closing prices (including the closing bid or offered price) of the common stock of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the 30 consecutive trading days (excluding any trading day or days on which no closing prices or closing bids or offered prices are reported) commencing on the 45th trading day prior to the Mandatory Acquisition Date, and such calculation shall be made to units of 0.01 yen, and by rounding up to the nearest 0.1 yen when equal to or more than 0.05 yen and disregarding amounts less than 0.05 yen.

2.	In respect of Classes XI and XII preferred stock, the number of common stock referred to in the preceding paragraph shall not exceed the number of shares obtained by dividing the amount equivalent to the subscription money per one (1) share of each such class of preferred stock by the minimum acquisition price determined by the resolution of the Board of Directors relating to the relevant issuance of the preferred stock.

3.	In the calculation of the number of common stock provided for in the preceding two (2) paragraphs, any number less than one (1) share shall be treated pursuant to the provisions provided for in Article 234 of the Law.

Article 22. (Order	of Priority)

All classes of preferred stock authorized to be issued by the Company shall rank pari passu with each other in respect of the payment of the Preferred Stock Dividends and the Preferred Stock Interim Dividends, and the distribution of residual assets.

CHAPTER IV

GENERAL MEETINGS OF SHAREHOLDERS

Article 23. (Convocation	of General Meetings of Shareholders)

An ordinary general meeting of shareholders of the Company shall be convened no later than 3 months from the last day of each business year and an extraordinary general meeting of shareholders shall be convened whenever necessary.

Article 24. (Place	where General Meetings of Shareholders shall be Convened)

General meetings of shareholders shall be convened within the wards of Tokyo.

Article 25. (Person	Authorized to Convene General Meetings of Shareholders and the Chairman of the Meeting)

1.	The President shall convene and preside over the general meeting of shareholders.

2.	In the case where the President is unable so to act, one of the other Director(s) in the order previously determined by the Board of Directors shall take such person’s place.

Article 26. (Disclosure	of Reference Materials, etc. for General Meetings of Shareholders via Internet)

The Company may, at the time of convocation of a general meeting of shareholders, deem to have provided shareholders with information with respect to matters which shall be stated or indicated in the reference materials for a general meeting of shareholders, business reports, non-consolidated financial documents and consolidated financial documents by disclosing those by way of using the Internet as provided for in the ordinances of the Ministry of Justice.

Article 27. (Method	of Adopting Resolutions)

1.	Unless otherwise provided for by laws or regulations or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the meeting who are entitled to exercise their voting rights.

2.	Resolutions of a meeting of shareholders governed by Article 309, Paragraph 2 of the Law shall be adopted by an affirmative vote of not less than two-thirds (2/3) of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

Article 28. (Voting	by Proxy)

1.	Shareholders may exercise their voting rights at the relevant general meeting of shareholders by a proxy who shall also be a shareholder of the Company holding voting rights at such meeting.

2.	The shareholder or his/her proxy shall submit to the Company a document evidencing the authority of such proxy to act as such at each general meeting of shareholders.

Article 29. (Minutes	of General Meetings)

The minutes of general meetings of shareholders shall be prepared in writing or by electromagnetic file as provided for in laws and regulations.

Article 30. (General	Meetings of Holders of Classes of Stock)

1.	Unless otherwise provided for by laws or regulations or these Articles of Incorporation, resolutions of a general meeting of holders of classes of stock shall be adopted by an affirmative vote of a majority of the voting rights held by the holders present at the meeting who are entitled to exercise their voting rights.

2.	Resolutions provided for in Article 324, Paragraph 2 of the Law shall be adopted by an affirmative vote of not less than two-thirds (2/3) of the voting rights held by the holders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the holders entitled to exercise their voting rights.

3.	The provisions of Articles 24 through 26 and 28 and the preceding article shall apply mutatis mutandis to the general meetings of holders of classes of stock.

CHAPTER V

DIRECTORS AND BOARD OF DIRECTORS

Article 31. (Number)

The Company shall have not more than fifteen (15) Directors.

Article 32. (Method	of Appointment)

1.	The Director(s) shall be appointed at a general meeting of shareholders.

2.	A resolution for the appointment of Director(s) shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

3.	Cumulative voting shall not be used for the appointment of Director(s).

Article 33. (Method	of Dismissal)

A resolution for the dismissal of Director(s) shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant general meeting of shareholders who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

Article 34. (Term	of Office)

The term of office of Director(s) shall expire at the closing of the ordinary general meeting of shareholders concerning the last business year ending within two (2) years after their appointment.

Article 35. (Representative	Director(s) and Director(s) with Titles)

1.	The Representative Director(s) shall be designated by a resolution of the Board of Directors.

2.	The President shall be appointed by a resolution of the Board of Directors.

3.	The Board of Directors may, by its resolutions, appoint Chairman, Deputy Chairman, Deputy President(s), Senior Managing Director(s) and Managing Director(s).

Article 36. (Duties	of the President)

The President shall oversee the operations of the Company.

Article 37. (Person	Authorized to Convene Meetings of the Board of Directors and Chairman of the Meeting)

1.	Unless otherwise provided for by laws or regulations, the President shall convene and preside over the meeting of the Board of Directors.

2.	In the case where the President is unable so to act, one of the other Director(s) in the order previously determined by the Board of Directors shall take such person’s place.

Article 38. (Notice	to Convene Meetings of the Board of Directors)

1.	Notice to convene a meeting of the Board of Directors shall be given to each Director and Corporate Auditor not less than three (3) days prior to the date set for such meeting; provided, however, that in case of emergency, such period may be shortened.

2.	A meeting of the Board of Directors may be held without taking the procedures of convocation with the consent of all the Directors and Corporate Auditors.

Article 39. (Method	of Adopting Resolutions of the Board of Directors)

Resolutions of a meeting of the Board of Directors shall be adopted by an affirmative vote of a majority of the Directors present at the relevant meeting who shall constitute a majority in number of all the Directors entitled to take part in the vote.

Article 40. (Minutes	of Meetings of the Board of Directors)

The minutes of the meetings of the Board of Directors shall be prepared in writing or by electromagnetic file as provided for in laws and regulations, the Director(s) and Corporate Auditors present thereat shall affix their names and seals thereon, or electronic signatures thereto.

Article 41. (Regulations	of the Board of Directors)

Matters concerning the Board of Directors shall be governed by the Regulations of the Board of Directors prescribed by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

Article 42. (Liability	Limitation Agreements with Outside Director(s))

Pursuant to the provisions provided for in Article 427, Paragraph 1 of the Law, the Company may enter into liability limitation agreements with any Outside Director which limit the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) the pre-determined amount not less than twenty million (20,000,000) yen or (ii) the amount prescribed in laws and regulations, provided that such Outside Director is bona fide and without gross negligence in performing his/her duty.

CHAPTER VI

CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 43. (Number)

The Company shall have not more than six (6) Corporate Auditors.

Article 44. (Method	of Appointment)

1.	The Corporate Auditors shall be appointed at a general meeting of shareholders.

2.	A resolution for appointment of Corporate Auditors shall be adopted by an affirmative vote of a majority of the voting rights held by the shareholders present at the relevant meeting who shall hold in aggregate not less than one-third (1/3) of the voting rights of the shareholders entitled to exercise their voting rights.

Article 45. (Term	of Office)

The term of office of Corporate Auditors shall expire at the closing of the ordinary general meeting of shareholders concerning the last business year ending within four (4) years after their appointments.

Article 46.    (Full-Time Corporate Auditor(s))

The Board of Corporate Auditors shall, by its resolution, designate full-time Corporate Auditor(s).

Article 47. (Notice	to Convene Meetings of the Board of Corporate Auditors)

1.	Notice to convene a meeting of the Board of Corporate Auditors shall be given to each Corporate Auditor not less than three (3) days prior to the date set for such meeting; provided, however, that in case of emergency, such period may be shortened.

2.	A meeting of the Board of Corporate Auditors may be held without taking the procedures of convocation with the consent of all the Corporate Auditors.

Article 48.    (Method of Adopting Resolutions of the Board of Corporate Auditors)

Resolutions of a meeting of the Board of Corporate Auditors shall be adopted by an affirmative vote of a majority of the Corporate Auditors, unless otherwise provided for by laws or regulations.

Article 49.    (Minutes of Meetings of the Board of Corporate Auditors)

The minutes of the meetings of the Board of Corporate Auditors shall be prepared in writing or by electromagnetic file as provided for in laws and regulations, and the Directors and Corporate Auditors present thereat shall affix their names and seals thereon or electronic signatures thereto.

Article 50.    (Regulations of the Board of Corporate Auditors)

Matters concerning the Board of Corporate Auditors shall be governed by the Regulations of the Board of Corporate Auditors prescribed by the Board of Corporate Auditors, in addition to laws and regulations and these Articles of Incorporation.

Article 51.     (Liability Limitation Agreements with Outside Corporate Auditor(s))

Pursuant to the provisions provided for in Article 427, Paragraph 1 of the Law, the Company may enter into liability limitation agreements with any Outside Corporate Auditor which limit the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) the pre-determined amount not less than twenty million (20,000,000) yen or (ii) the amount prescribed in laws and regulations, provided that such Outside Corporate Auditor is bona fide and without gross negligence in performing his/her duty.

CHAPTER VII

ACCOUNTING

Article 52.    (Business Year)

The business year of the Company shall be the one-year period from April 1 of each year through March 31 of the following year.

Article 53.    (Dividends from Surplus Approved by Resolution of Ordinary General Meeting of Shareholders)

Dividends from the surplus approved by a resolution of an ordinary general meeting of shareholders shall be distributed to the shareholders or registered stock pledgees appearing in writing or electronically in the register of shareholders as of the end of March 31 of each year.

Article 54.    (Interim Dividends)

The Company may, by a resolution of the Board of Directors, distribute interim dividends provided for in Article 454, Paragraph 5 of the Law to the shareholders or registered stock pledgees appearing in writing or electronically in the register of shareholders as of the end of September 30 of each year.

Article 55.    (Prescription for Payment of Dividends)

In the case where the dividends from its surplus are distributed by cash, the Company shall be released from the obligation to pay such dividends from the surplus which have not been received after the lapse of five (5) years from the date of commencement of payment thereof.

Proposed Amendments to the Articles of Incorporation of Mizuho Financial Group, Inc.

A proposal concerning the partial amendment to the Articles of Incorporation as attached is scheduled to be submitted at the ordinary general meeting of shareholders and each of the general meetings of class shareholders of Mizuho Financial Group, Inc. to be held in June 2011

Proposal 2:    Partial amendment to the Articles of Incorporation

Due to the issuance of 6 billion shares of common stock in fiscal year 2010 and also with the conversion of the Eleventh Series Class XI Preferred Stock into common stock, the total number of shares of common stock that the Company is authorized to issue but remains unissued, which is calculated taking into account the further conversion, etc., of preferred stock, has become approximately 0.86 billion shares (the ratio thereof to the total number of shares of common stock that the Company is authorized to issue is approximately 3.6%) at the end of fiscal 2010. The Company believes that, in order to secure the mobility and flexibility of management toward realization of our further sustainable growth for the future, the number of authorized shares that allow for issuance of a certain number of shares of common stock are needs to be maintained. Furthermore, the Company needs to increase the total number of shares of common stock that the Company is authorized to issue for the implementation of turning Mizuho Trust & Banking Co., Ltd., Mizuho Securities Co., Ltd. and Mizuho Investors Securities Co., Ltd. into wholly-owned subsidiaries by means of share exchanges, in which shares of common stock of the Company shall be the consideration, as announced in April 2011. Therefore, the Company determined to increase the total number of shares of common stock that the Company is authorized to issue, and, in accordance with such increase, to increase the total number of shares of capital stock that the Company is authorized to issue. Furthermore, we are not conducting the partial amendment to Article 6 of the Articles of Incorporation with any intention to introduce so-called “anti-takeover measures.”

The partial amendment to Article 6 of the Articles of Incorporation shall require the resolutions by each of the general meetings of class shareholders, pursuant to the provision of Article 322 of the Company Law.

In addition, a provision regarding the record date for general meetings of class shareholders will be newly established in order to enable general meetings of class shareholders to be held flexibly (Article 11 of the proposed amendments to the Articles of Incorporation).

Further, given the increasing number of shareholders, etc., and from the standpoint of securing locations where general meetings of shareholders shall be held, the deletion of Article 24 of the current Articles of Incorporation, which limits the location where general meetings of shareholders may be held, will be made in addition to the necessary amendments, including the amendment of article numbers, etc.

The specific amendments are as set forth below.

(Changes are indicated by underline.)

Current Articles of Incorporation	Proposed Amendments

Article 6. (Total Number of Authorized Shares)

The total number of shares which the Company is authorized to issue shall be 28,485,271,000 shares, and each total number of the classes of shares which the Company is authorized to issue shall be as set forth below; provided, however, that in the case where a cancellation of shares is made, the number of shares which the Company is authorized to issue shall be reduced by the number of shares so canceled:

Article 6. (Total Number of Authorized Shares)

The total number of shares which the Company is authorized to issue shall be 52,369,512,000 shares, and each total number of the classes of shares which the Company is authorized to issue shall be as set forth below; provided, however, that in the case where a cancellation of shares is made, the number of shares which the Company is authorized to issue shall be reduced by the number of shares so canceled:

Common stock: Class XI preferred stock: Class XII preferred stock: Class XIII preferred stock:	24,115,759,000 shares 1,369,512,000 shares 1,500,000,000 shares 1,500,000,000 shares	Common stock: Class XI preferred stock: Class XII preferred stock: Class XIII preferred stock:	48,000,000,000 shares 1,369,512,000 shares 1,500,000,000 shares 1,500,000,000 shares

Article 11. (Record Date)

1. The Company shall deem shareholders having voting rights appearing in writing or electronically in the register of shareholders as of the end of March 31 of each year as the shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders for the relevant business year.

Article 11. (Record Date) 1. (No change.)

(Newly established.)	2. The provision of the preceding paragraph shall apply mutatis mutandis to the record date for voting rights at the general meetings of holders of classes of stock, where there is a matter to be resolved at an ordinary general meeting of shareholders that requires, in addition to such resolution, a resolution by the relevant general meeting of holders of class of stock.

2. In addition to the preceding paragraph, the Company may temporarily set the record date whenever necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.	3. In addition to the preceding two paragraphs, the Company may temporarily set the record date whenever necessary, by a resolution of the Board of Directors and upon giving a prior public notice thereof.

Article 14. (Preferred Stock Dividends)

1. In respect of dividends from its surplus provided for in Article 53, the Company shall distribute dividends from its surplus by cash on preferred stock (hereinafter referred to as the “Preferred Stock Dividends”) in such amount as provided for below to shareholders of preferred stock (hereinafter referred to as the “Shareholders of Preferred Stock”) or registered stock pledgees in respect of preferred stock (hereinafter referred to as the “Registered Preferred Stock Pledgees”) in priority to holders of common stock (hereinafter referred to as the “Shareholders of Common Stock”), registered stock pledgees in respect of common stock (hereinafter referred to as the “Registered Common Stock Pledgees”); provided, however, that in the case where all or a part of the Preferred Stock Interim Dividends provided for in Article 15 have been paid in the relevant business year, the amount so paid shall be reduced accordingly:

(Omitted.)

Article 14. (Preferred Stock Dividends)

1. In respect of dividends from its surplus provided for in Article 52, the Company shall distribute dividends from its surplus by cash on preferred stock (hereinafter referred to as the “Preferred Stock Dividends”) in such amount as provided for below to shareholders of preferred stock (hereinafter referred to as the “Shareholders of Preferred Stock”) or registered stock pledgees in respect of preferred stock (hereinafter referred to as the “Registered Preferred Stock Pledgees”) in priority to holders of common stock (hereinafter referred to as the “Shareholders of Common Stock”), registered stock pledgees in respect of common stock (hereinafter referred to as the “Registered Common Stock Pledgees”); provided, however, that in the case where all or a part of the Preferred Stock Interim Dividends provided for in Article 15 have been paid in the relevant business year, the amount so paid shall be reduced accordingly:

(No change.)

Current Articles of Incorporation	Proposed Amendments

Article 15. (Preferred Stock Interim Dividends)

In respect of interim dividends provided for in Article 54, the Company shall distribute dividends from its surplus by cash in one half of the amount of the Preferred Stock Dividends provided for in the main clause of Paragraph 1 of the preceding article (referred to as the “Preferred Stock Interim Dividends” in these Articles of Incorporation) to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees.

Article 15. (Preferred Stock Interim Dividends)

In respect of interim dividends provided for in Article 53, the Company shall distribute dividends from its surplus by cash in one half of the amount of the Preferred Stock Dividends provided for in the main clause of Paragraph 1 of the preceding article (referred to as the “Preferred Stock Interim Dividends” in these Articles of Incorporation) to the Shareholders of Preferred Stock or Registered Preferred Stock Pledgees in priority to the Shareholders of Common Stock or Registered Common Stock Pledgees.

Article 24. (Place where General Meetings of Shareholders shall be Convened) General meetings of shareholders shall be convened within the wards of Tokyo.	(Deleted.)

Article 25. to Article 29. (Omitted.)	Article 24. to Article 28. (No change.)

Article 30. (General Meetings of Holders of Classes of Stock)	Article 29. (General Meetings of Holders of Classes of Stock)
1. (Omitted.) 2. (Omitted.) 3. The provisions of Articles 24 through 26 and 28 and the preceding article shall apply mutatis mutandis to the general meetings of holders of classes of stock.	1. (No change.) 2. (No change.) 3. The provisions of Articles 24, 25 and 27 and the preceding article shall apply mutatis mutandis to the general meetings of holders of classes of stock.

Article 31. to Article 55. (Omitted.)	Article 30. to Article 54. (No change.)

(Materials Attached to the Notice of Convocation of the Ordinary General Meeting of Shareholders)

Business Report for the 9th Fiscal Year

(from April 1, 2010 to March 31, 2011)

1. Matters Regarding the Current State of the Mizuho Financial Group, Inc.

(1) Developments and Results of Operations, etc.

Financial and Economic Environment

Reviewing the economic environment over the fiscal year ended March 31, 2011, there are indications of regional variations in the speed of the continuing recovery in the global economy which has been led by newly developing countries, and the risk remains of a slackening in the economy due to factors including the appreciation in commodity markets and the fiscal problems experienced by certain countries in Europe.

In the United States, recovery in the economy continues on the basis of steady capital investment together with positive trends in consumer spending, but with rising unemployment and so on there is a risk of a stalling in economic growth. In Europe, overall economic growth is stagnant, and there is a growing gap between the richer and the poorer countries, while there exist growing concerns about financial markets and real economy against the backdrop of the fiscal problems experienced by certain countries. In Asia, the increase in demand in the Chinese market has a knock-on effect in inducing an increase in exports and production activity in neighboring economies, and while the pace of growth is slowing, the region continues to maintain strong economic growth, although there are increasing concerns about inflation.

In Japan, despite the continuing appreciation of the value of the yen against other currencies and mild deflationary situation, positive growth in the economy has been maintained as represented by continuous improvement of corporate profits and recovery of personal consumption resulting from the improvement of the foreign economic environment and the effect of various stimulus programs. Nevertheless, due to the impact of the Great Eastern Japan Earthquake, constraints to production activities and a sharp decline in personal consumption seem to be inevitable at least in the short term. As for the future direction of the economy, while there are boosting factors such as the rebound of exports and the growing demands for restoring damaged capital assets, there are also several causes for concern, such as electricity shortages in summer, a slowing in economies abroad and a prolonged slump in personal consumption, and thus the risk remains for these factors to serve as a drag on economic growth.

Main Businesses of the Group

The Group is composed of Mizuho Financial Group, Inc. (“MHFG”), 152 consolidated subsidiaries and 22 affiliates under the equity method. The Group engages in banking, securities, trust, asset management and custody, and other financial businesses.

Developments and Results of Operations

The Group would like to express its deepest and sincerest apologies to all of our customers and shareholders, and to everyone who has experienced any inconvenience caused by the computer system failures that occurred at Mizuho Bank, Ltd. (“MHBK”) in March 2011. Since the computer system failures occurred, the Group has been making every effort to restore the system to normal as soon as possible by mobilizing all available resources of the Group. In April of this year, in order to investigate the cause of the system failures and receive evaluations and suggestions about the validity of the plan for preventing a recurrence, MHBK established the Special Investigating Committee on System Failures, which is a third party committee comprised of independent outside experts and specialists. All of the officers and employees of the Group have been endeavoring together to their full extent to investigate the cause and immediately implement the plan for preventing a recurrence, with the aim of regaining customers’ trust.

In May 2010, the Group launched the Transformation Program as the Medium-term Management Policy of the Group, under which the Group has been devoted to its future vision to become “the most trusted financial institution by its customers by focusing on the core function of a financial institution, which is to contribute to social and economic development.” In order to realize this vision, the Group has been implementing the Program for Improving Profitability, the Program for Enhancing Financial Base and the Program for Strengthening Front-line Business Capabilities.

In the Program for Improving Profitability, in addition to thorough strengthening of the services in the business areas of “Tokyo metropolitan area” and “large corporate customers,” where the Group has a competitive advantage, and in the business fields of “Asia” and the “asset management business,” where growth potential is envisaged, the three global groups established based on the needs of our customers (i.e., the Global Corporate Group, the Global Retail Group, and the Global Asset & Wealth Management Group) have been implementing their business strategies by utilizing their respective strengths, with the aim of providing sophisticated financial solutions through seamless utilization of the full-line services of banking, trust and securities functions. Moreover, the Group has achieved steady results in the cost structure reforms which had been promoted by the entire Group.

In the Program for Enhancing Financial Base, the Group has steadily promoted strengthening the stable capital base by implementation of appropriate capital management and other measures, as well as improving its asset portfolio by strategically reallocating risk-weighted assets together with other measures.

Management Structure of Mizuho Financial Group, Inc.

Mizuho Financial Group, Inc.
Global Corporate Group
Global Retail Group
Global Asset & Wealth Management Group
Group Strategy Affiliates
Mizuho Corporate Bank, Ltd.
Mizuho Bank, Ltd.
Mizuho Trust & Banking Co., Ltd.
Mizuho Private Wealth Management Co., Ltd.
Mizuho Financial Strategy Co., Ltd.
Mizuho Research Institute Ltd.
Mizuho Information & Research Institute, Inc.
Mizuho Securities Co., Ltd.
Mizuho Investors Securities Co., Ltd.
Trust & Custody Services Bank, Ltd.
Mizuho Asset Management Co., Ltd.
DIAM Co., Ltd.

(as of March 31, 2011)

In April 2011, share exchange agreements for turning Mizuho Trust & Banking Co., Ltd. into a wholly-owned subsidiary of MHFG, turning Mizuho Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Corporate Bank, Ltd., and turning Mizuho Investors Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Bank, Ltd. were executed on the assumption that, among other things, such share exchanges will have been approved at the relevant general meeting of shareholders, etc., and filings will have been made to, and permission will have been obtained from, the relevant authorities in Japan and any foreign countries which are required for such share exchanges. (Effective date of the share exchanges: September 1, 2011)

Global Corporate Group:

The Global Corporate Group provides highly specialized and cutting-edge products and services by leveraging its comprehensive financial capability, with close cooperation globally between the corporate banking sector and the securities sector in response to the needs of large and global corporations.

Global Retail Group:

The Global Retail Group provides top-level products and services, in close cooperation with domestic and international companies throughout the group in response to the diversified and globalized needs of individuals as well as SMEs and middle-market corporations in Japan.

Global Asset & Wealth Management Group:

The Global Asset & Wealth Management Group provides top-level products and services on a global scale in response to the diversified and advanced customers' needs in the business areas of trust and custody, and private banking.

Group Strategy Affiliates :

Mizuho Financial Strategy Co., Ltd.:
An advisory company for financial institutions regarding corporate management and corporate revitalization.

Mizuho Research Institute Ltd.:
A think tank.

Mizuho Information & Research Institute, Inc.:
An IT-related strategic company.

Regarding the Program for Strengthening Front-line Business Capabilities, the Group established an organization across group entities and has been endeavoring to achieve “consolidation and reorganization of corporate planning and management functions,” “unification of product functions,” “consolidation of operations at centers and within branches,” and “unification of IT systems.” At the same time, the Group has steadily implemented the redeployment of personnel to strategically important areas and improved the efficiency of business infrastructures.

As a result of these efforts, the Group recorded net income of JPY 413.2 billion, on a consolidated basis, exceeding that of the previous year.

Taking fully into account that it is its role in society as a financial institution to supply funds to customers smoothly, the Group as a whole has been working, among other things, to properly respond to customers’ requests to change terms and conditions of loans in accordance with the Group’s basic policy of facilitating finance, and made efforts to fully exercise its consulting service function.

With respect to the Great Eastern Japan Earthquake that occurred in March 2011, the Group has been implementing reconstruction support through, among other things, promptly starting to provide loans for reconstructions at MHBK, Mizuho Corporate Bank, Ltd. (“MHCB”) and Mizuho Trust and Banking Co., Ltd. (“MHTB”), as well as opening weekend consultation booths and offering other assistance for earthquake-related matters, at MHBK and other Group companies in April 2011.

[Business Strategy]

(Global Corporate Group)

In order to respond to customers’ financial needs, which are becoming increasingly diverse, sophisticated and global, by drawing on its robust, long-term relationships with customers, MHCB has offered financial solutions on a global basis as “a top corporate finance provider,” combining and strengthening its commercial banking operations with its M&A advisory services and other aspects of its traditional investment banking business. Specifically, MHCB has enhanced its comprehensive products that correspond to business strategies and financial challenges, etc., and, as for the syndicated loan business in Japan, MHCB has maintained its commanding presence in this area as a result of its efforts to utilize a wide range of measures, from routine funding to acquisition finance, real estate finance, and PFI funding. In Asia, which is the focused business area of the Transformation Program, MHCB has forcefully promoted, among other things, support for local companies and companies entering the Asian markets as well as involvements in the environmental and infrastructure-related projects. MHCB has also enhanced its network; MHCB obtained approval for a commercial banking license in Malaysia and opened Mizuho Corporate Bank (China)’s Suzhou Branch. Moreover, in addition to concluding a new letter of intent for business collaboration with Malaysia’s largest financial institution, MHCB was able to establish relationships with governmental agencies and state-owned companies in China, Taiwan, the Republic of Korea, Indonesia and Vietnam. Further, in order to strengthen its hedge fund business, MHCB newly established an asset management company in Tokyo, and acquired a Singapore-based company providing hedge fund research and data services.

MHSC, in its business engagements, has made efforts to achieve two main business strategies: “implementing a profit model centered on the business with customers” and “creating a management structure that is highly responsive to environmental changes,” by further strengthening collaboration among group companies. In Asia, MHSC also expanded its overseas network by, among other things, continuing development of its business base to provide a full range of securities services in Hong Kong and by establishing a local subsidiary to provide securities services in India. MHSC and MHCB introduced a “double-hat” structure in certain business promotion departments allowing relationship managers to hold posts concurrently in MHCB and MHSC, and thereby further strengthened collaboration between MHSC and MHCB under a strict compliance framework.

(Global Retail Group)

Under a basic policy of “returning to the basics of commercial banking and achieving further development,” MHBK has thoroughly put into practice the spirit of “putting the customer first.”

For individual customers, MHBK has promoted and enhanced of offering numerous services that are appropriate to meet the needs of each individual at each stage of his or her life or according to his or her lifestyle scenario. Specifically, in the business area of the “Tokyo metropolitan area,” one of the focused business areas in the Transformation Program, by promoting organic linkage between its branches and its remote channels, the sales amount of investment products, including investment trusts, increased significantly and the amount of newly executed housing loans, also increased. As part of its effort to improve services to be provided through Mizuho Direct, MHBC has launched a “banking service for smartphone” in response to the rapidly growing smartphone market, in addition to improving mobile banking services.

For corporate customers, MHBK made efforts to expand and improve products and services and strengthen its capabilities to respond quickly to the capital needs of its corporate customers and to offer solutions for their management agendas, further strengthening the recognition that the smooth supply of funds to customers is its role in society as a financial institution. Furthermore, MHBK collaborated with group companies and strengthened its solutions arrangement system so that it could offer certain solutions for a wide range of management issues that concern the business/financial strategies of MHBK’s customers, such as business matching services (customer referral services), advisory services related to overseas expansions and support for its customers’ initial public offerings. Moreover, MHBK and Mizuho Investors Securities Co., Ltd. (“MHIS”) has strengthened the consulting system to support customers’ initial public offering by introducing a “double-hat” structure allowing certain employees to hold posts concurrently in MHBK and MHIS.

MHBK has also promoted provision of services across individual and corporation lines, and provided products and services which accommodate the needs of officers and employees of corporate customers, through enhanced collaboration with MHCB.

Taking fully into account that it is its role in society as a financial institution to supply funds to customers smoothly, MHBK has properly responded to requests to change terms and conditions of loans from small and medium-sized enterprises and borrowers of housing loans in accordance with the basic policy of facilitating finance, and made efforts to fully exercise its consulting service functions.

Furthermore, in September 2010, Orient Corporation, with which MHBK had cooperated primarily in the area of unsecured loans, became an affiliate of the Group.

(Global Asset & Wealth Management Group)

MHTB implemented various measures to provide a wide range of services to its customers, such as real estate services, pension trust services, stock transfer services, asset securitization services, asset administration services, will trust services, etc., through strengthening of the collaborations with the other companies in the Group, including personnel exchanges. In February 2011, MHTB started to provide discretionary asset management services concerning real estate trust beneficial interests, etc. In addition, as a measure to reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, which is one of the focused business areas in the Transformation Program, and to provide enhanced comprehensive financial services, through the acceleration of establishment of “Trust Lounges” which provide unique trust services relating to inheritance and real estate, etc., MHBK, MHTB and MHIS have undertaken the process to deploy joint branches. Additionally, MHIS started to provide trust agency services concerning testamentary trust, which had been provided only at limited offices and branches of MHIS, at all of their retail offices and branches in the Tokyo metropolitan area.

Mizuho Private Wealth Management Co., Ltd. offers comprehensive, integrated, and continuous private banking services.

As core companies in the asset management business of the Group, Mizuho Asset Management Co., Ltd. and DIAM Co., Ltd. offer high-quality services that aim to achieve high levels of customer satisfaction.

In the asset management business area, which is one of the focused business areas in the Transformation Program, MHFG entered into a business cooperation agreement with the largest asset management company in the world, for the purpose to expand business bases of the Group and to promote its strategic collaborations mainly in Japan and the rest of Asia, as part of efforts to be made across the Group globally.

Additionally, the Group endeavored to establish a solid internal control system, to promote CSR (corporate social responsibility) and to enhance its brand strategy.

With regard to its internal control system, the Group established its internal controls in accordance with the Financial Instruments and Exchange Law. Moreover, as a New York Stock Exchange listed company, it established its system for financial disclosure under U.S. GAAP, and internal controls in accordance with the U.S. Sarbanes-Oxley Act. The Group has further promoted customer protection, in light of the recent, sudden appreciation of the yen in foreign exchange markets, by enhancing concrete measures for the customers who enter foreign exchange-related derivatives transactions with the Group.

With respect to CSR activities, the Group has continued to provide active support for financial education by sponsoring courses and lectures at universities and by conducting joint studies on financial education with Tokyo Gakugei University. The Group has also made commitments to environmental activities, and has achieved the targets that the Group established in August 2007 for reducing CO2 gas emissions, paper recycling rates and green purchasing rates (for paper), aiming to reduce its environmental impact. Further, as environmental business initiatives, MHCB, the first Japanese bank to adopt the Equator Principles, a set of voluntary global guidelines for large-scale development projects, in 2003, has conducted environment-related project finance that is in conformance with such guidelines by verifying the impact on the natural environment and society in developing areas. In addition, MHBK started to support entrepreneurs who address social issues through business, by entering into the “Strategic Support Agreement” with Ashoka, an association with global influence as a supporter for social entrepreneurs, concerning the assistance for Ashoka’s activities in Japan, etc. Furthermore, MHBK’s multifaceted barrier-free initiatives through the “Heartful Project” were recognized, and MHBK was given the “Award for Promoting Barrier-free” by the Minister of Land, Infrastructure, Transport and Tourism for the first time as a financial institution. Moreover, all of the officers and employees of the Group have been endeavoring together to their full extent to provide supports with respect to the damages caused by the Great Eastern Japan Earthquake.

Under the brand strategy, the Group actively promoted the brand slogan, “Channel to Discovery,” both internally and externally. The slogan represents the role the Group will play, not only to realize today’s dreams, but also to discover new possibilities that lie ahead and to create a better future.

[Results of Operations for fiscal 2010]

Consolidated net business profits increased on a year-on-year basis, due to a year-on-year increase in income from Customer Groups arising mainly from non-interest income, accompanied by an increase in income from the Trading segment derived from flexible and timely operations properly interpreting market trends, and by other factors. Net losses related to stocks were recorded due to the impairment losses reflecting a decline in stock prices. However, credit-related costs decreased due to, among other things, our efforts to implement appropriate credit management while responding to our customers’ financing needs. As a result, he Group recorded the following consolidated figures (152 consolidated subsidiaries and 22 affiliates under the equity method) for fiscal 2010: Net Business Profits of JPY 741.7 billion; and Net Income of JPY 413.2 billion.

Results of operations (non-consolidated) for the major subsidiaries were as follows:

	(JPY billion)
Company Name	Ordinary Income (Operating Income)	Ordinary Profits	Net Income
Consolidated Results of MHFG	2,716.7	588.4	413.2
MHBK	1,034.9	138.4	149.8
MHCB	1,094.1	341.1	271.9
MHTB	175.6	27.6	25.2
MHSC	193.6	(8.3)	(Note)(92.2)
MHIS	54.1	8.8	9.3

(Note)	The losses resulting from changes in the value of stock of subsidiaries and affiliates (JPY 85.8 billion), which are included in the above figure, will be eliminated from the consolidated results of MHFG as transactions between companies within the Group.

Regarding financial condition, the Group’s consolidated capital adequacy ratio as of March 31, 2011 was maintained at the sufficient level of 15.30%. The non-performing loan ratio (MHBK, MHCB, and MHTB combined) was 1.72%.

In consideration of our consolidated financial results, MHFG proposes to make cash dividend payments of JPY 6 per share of common stock for the fiscal year ended March 31, 2011 as previously announced. MHFG proposes making dividend payments on Preferred Stock as prescribed.

The Group has a basic policy of “disciplined capital management,” optimally balancing “strengthening of stable capital base” and “steady returns to shareholders” in accordance with changes in the business environment, the Group’s financial condition, and other factors.

In July 2010, MHFG issued common stock (number of shares issued: 6 billion shares, total amount paid in: JPY 751.6 billion) aimed at establishing the Group’s capital base as a cornerstone for the Group’s sustainable growth for the future, in anticipation of the revision of capital regulations.

(Reference)

The Conversion of Mandatory Convertible Preferred Stock

In the fiscal year ended March 31, 2011, 82.3 million shares of the Eleventh Series Class XI Preferred Stock (JPY 82.3 billion) were converted into MHFG’s common stock upon the requests for acquisition. The outstanding balance of that preferred stock as of March 31, 2011 was JPY 416.8 billion (as a result, approximately 55% out of JPY 943.7 billion of the initial amount issued has already been converted into common stock).

[Issues to be Addressed by the Group]

Regarding the computer system failures that occurred at MHBK in March 2011, the Group will endeavor together to their full extent in preventing a recurrence through thorough investigations into the cause of the computer system failures, also by comprehensively reviewing the investigation report provided by the Special Investigating Committee on System Failures, which is the third party committee comprised of outside experts and specialists, and will, as a whole, strive to regain customers’ trust in the Group.

Since the announcement of the Transformation Program as the Medium-term Management Policy of the Group in May 2010, the Group has promoted a policy to enhance profitability, financial base and front-line business capabilities of the Group through a fundamental review of those areas in an aim to respond promptly and appropriately to a new business environment while the Group practices its “customer first policy.”

By promoting the Transformation Program, which consists of the three pillars of Program for Improving Profitability, Program for Enhancing Financial Base and Program for Strengthening Front-line Business Capabilities, the Group aims to become the financial institution most trusted by customers.

With respect to capital management, the strengthening of its capital base has become increasingly important for financial institutions as reform of global capital regulations is currently being conducted. The Group will, through the steady implementation of the Transformation Program, continuously strive to further strengthen its financial base mainly by accumulating retained earnings through improved profitability, and improving asset efficiency.

The group companies will strengthen profitability by providing superior financial services to their customers through the use of their respective strengths and the promotion of mutual collaboration within the Group.

For the purpose of integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program, in April 2011, the respective share exchange agreements were entered whereby (i) MHTB would be turned into the wholly-owned subsidiary of MHFG, (ii) MHSC would be turned into the wholly-owned subsidiary of MHCB, and (iii) MHIS would be turned into the wholly-owned subsidiary of MHBK (the “Transactions”).

Through the Transactions, the Group aims to (i) ensure a prompt decision making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the extended business environment, etc., (ii) further enhance its comprehensive financial services capabilities and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

In respect of the securities business, the Group will consider the integration of MHSC and MHIS by merger or other methods after the completion of the Transactions in order to enhance the retail business in Japan, rationalize and streamline management infrastructure, and provide securities functions in a unified manner through the Group’s full-line securities company.

In carrying out further facilitated financing, the Group is constantly aware of its social responsibilities and the importance of its public mission as a financial institution, and will make efforts to facilitate financing uniformly through the group companies in response to the extended “Law Concerning Temporary Measures to Facilitate Financing for Small and Medium-Size Enterprises, etc.” and in compliance with the purpose of the guidelines for supervision of Financial Services Agency issued in April 2011, concerning the “Concrete Roles Which Financial Institutions Should Play to Demonstrate the Consulting Function”.

Considering the severity and scope of the damage caused by the Great Eastern Japan Earthquake to the national economy and life, also pursuant to its social responsibilities and its public mission as a financial institution, the Group will exert its utmost efforts to support the swift customer recovery and reconstruction of the affected industries and areas.

[Business Strategy]

(Global Corporate Group)

Aiming to be a “top corporate finance provider,” MHCB will aim to continuously strengthen its profitability by mainly focusing on its strategic business fields, and continuously differentiate from, and establish a superior position over, its competitors by providing a swift response such as predictive sign monitoring, and a strategic response to changes in the environment. In particular, MHCB will further strengthen its profitability through the allocation of management resources to its businesses in Asia and in other areas that MHCB mainly intends to improve. In addition, MHCB will further reinforce the framework for improving its ability to offer financial solutions to domestic customers and will promote collaboration with the group companies. MHCB will also, through the collaboration with MHSC and enhanced management administration, further promote the formulation of the global strategy for securities transactions and the improvement of the operation system. Moreover, MHCB will improve its management administration regime, including the improvement of portfolio management.

In aiming towards the swift recovery of its customers and reconstruction of the industries and areas affected by the Great Eastern Japan Earthquake, MHCB is aware of the significance of being a driver of industrial finance, and will, through the recovery process, positively and voluntarily become involved therein. MHCB will also contribute to the structural conversion in the industries and regions and the economic revitalization as well as responding to the demand for reconstruction funds.

MHSC employs two main business strategies: “implementing a profit model centered on the business with customers” and “creating a management structure that is highly responsive to environmental changes,” and, through the maximization of the effects of the collaborations between the banking and securities, MHSC will improve customer services and its product development capabilities.

Through the aforementioned measures, Global Corporate Group will make efforts to provide, not only the high-quality solutions of the banking and securities businesses, but also the financial services that are most suited to their needs, for which the financial functions of the Group will be fully utilized.

(Global Retail Group)

MHBK will return to its original starting point as a commercial bank, and will establish a medium-to-long-term relationship of trust with customers, including “individual customers,” “small- and medium-sized enterprises, middle market corporations, and their management,” based on its philosophy of “putting customers first.”

In the individuals market, MHBK will implement sophisticated measures to meet the needs of its customers and to match the nature of markets while it reinforces the collaboration among the group companies.

In the corporate market, MHBK will actively provide customers with smooth financing and optimum solutions while it conducts careful credit controls. MHBK will respond to more diversified and sophisticated needs of its customers by expanding points of contact with customers, and by reinforcing its collaboration with the group companies and leveraging the full resources of the Group.

MHBK will strive to become involved in assisting in the recovery efforts in the areas affected by the Great Eastern Japan Earthquake, including financially supporting the customers’ businesses and lives to the fullest extent and voluntarily getting involved in the reconstruction of the affected areas as a financial institution with a number of local branches and offices located in those areas.

MHBK will continue to strengthen its compliance, customer protection, and security to ensure that its customers will be able to carry out their transactions without worries.

(Global Asset & Wealth Management Group)

MHTB will make every effort to increase profits and to significantly broaden its customer base through the provision of sophisticated trust products and/or trust services to customers of the entire Group. In addition, MHTB will further devote management resources to areas in which MHTB specializes and in which MHTB will be able to demonstrate benefits of a trust business by selecting and concentrating on such area, while focusing on the general marketing functions of the trust business and further enhancing the collaboration among the group companies. Also, MHTB will continue to focus on enhancing its internal controls, thereby strengthening compliance and customer protection in the process of enhancing the unification of the Group.

MHTB will exert its utmost efforts, as a trust bank, to assist the society and customers affected by the Great Eastern Japan Earthquake in their recovery and reconstruction efforts, and render assistance, utilizing its trust bank function, including its strength in real estate practice, etc., in addition to responding to the demand for reconstruction funds.

Mizuho Private Wealth Management Co., Ltd. will promote the further strengthening of its owner-consulting capabilities through the full use of products and functions across the group companies.

As core companies in the asset management business of the Group, Mizuho Asset Management Co., Ltd. and DIAM Co., Ltd. will respond to the diverse needs of customers.

The Group will continue to establish a firm compliance structure and an advanced risk management regime, and will steadily pursue business strategies, in its efforts to become “a financial partner that helps customers shape their future and achieve their dreams,” which is an ideal implicit in the Group’s brand slogan, “Channel to Discovery.”

Also, the Group will work to fulfill its social responsibilities and public mission and further promote its corporate values by promoting CSR (corporate social responsibilities) activities, from the perspective of assisting the recovery from the Great Eastern Japan Earthquake, in addition to providing support for financial education and environmental efforts. Our shareholders’ continuing support would be greatly appreciated.

(2) Changes in Financial Conditions and Results of Operations (Consolidated Basis and Non-consolidated Basis)

a. Changes in Financial Conditions and Results of Operations (Consolidated Basis)

	(JPY billion)
	FY 2007 (For the fiscal year ended March 31, 2008)	FY 2008 (For the fiscal year ended March 31, 2009)	FY 2009 (For the fiscal year ended March 31, 2010)	FY 2010 (For the fiscal year ended March 31, 2011)
Ordinary Income	4,523.5	3,514.4	2,817.6	2,716.7
Ordinary Profits (Losses)	397.1	(395.1)	327.1	588.4
Net Income (Loss)	311.2	(588.8)	239.4	413.2
Total Net Assets	5,694.1	4,186.6	5,837.0	6,623.9
Total Assets	154,412.1	152,723.0	156,253.5	160,812.0

(Note)	Fractions are rounded down.

b. Changes in Financial Conditions and Results of Operations (Non-consolidated Basis)

	(JPY billion)
	FY 2007 (For the fiscal year ended March 31, 2008)	FY 2008 (For the fiscal year ended March 31, 2009)	FY 2009 (For the fiscal year ended March 31, 2010)	FY 2010 (For the fiscal year ended March 31, 2011)
Operating Income	806.5	442.7	33.7	46.4
Cash Dividends Received	770.8	410.5	3.8	16.5
Cash Dividends Received from Majority-owned Banking Subsidiaries	406.5	406.2	0.2	13.5
Cash Dividends Received from Other Subsidiaries and Affiliates	364.3	4.3	3.6	3.0
Net Income	(JPY million) 811,002	(JPY million) 378,815	(JPY million) 3,379	(JPY million) 18,511
Net Income (Loss) per Share of Common Stock	(JPY) 68,658.41	(JPY) 32.0	(JPY) (0.54)	(JPY) 0.46
Total Assets	4,658.9	4,552.7	5,225.9	6,035.1
Investments in Majority-owned Banking Subsidiaries	4,389.8	4,355.0	5,121.2	5,872.8
Investments in Other Subsidiaries and Affiliates	81.3	76.8	65.9	65.9

(Notes)	1.	Fractions are rounded down.
	2.	Net Income (Loss) per Share of Common Stock was computed based upon the following formula:

Net Income (Loss) per Share of Common Stock	=	Net Income recognized in the statement of income	–	Amount not attributable to Common Stock (Cash Dividends on Preferred Stock, and others)
		Average number of shares of Common Stock issued	–	Average number of shares of Treasury Common Stock

3.	On January 4, 2009, MHFG conducted an allotment of shares or fractions of a share without consideration, and the same type of shares and fractions of a share were respectively allotted to the shareholders and the holders of fractional shares, depending on the number of shares of common stock, shares of each class of preferred stock and fractional shares held by the shareholders and the holders of fractional shares, without any additional consideration. Such allotments were made at the rate of 999 shares per one (1) share, and 9.99 shares per every 0.01 share.

(3) Employees

	March 31, 2011			March 31, 2010
	Banking Business	Securities Business	Other	Banking Business	Securities Business	Other
Number of Employees	39,143	9,806	7,821	39,315	9,794	7,905

(Notes)	1.	The Number of Employees is the number of persons engaged in the Group.
	2.	The Number of Employees includes overseas local staff and does not include temporary employees.

(Reference)

The following sets forth information regarding the employees of each of MHBK, MHCB and MHTB, which are the core companies of the Group that operate the banking business, as well as MHFG(collectively, the “Four Companies”):

	March 31, 2011	March 31, 2010
Number of Employees	31,019	30,711
Average Age	36 years, 8 months	36 years, 6 months
Average Years of Employment	13 years, 5 months	13 years, 2 months
Average Monthly Salary	JPY 437 thousand	JPY 435 thousand

(Notes)	1.	The Number of Employees is the number of persons engaged in the Four Companies.
	2.	The Number of Employees is the aggregate total of employees of the Four Companies. The Average Age, Average Years of Employment, and Average Monthly Salary are the collective averages for the Four Companies.
	3.	The Number of Employees does not include temporary employees.
	4.	The calculations of Average Age, Average Years of Employment and Average Monthly Salary do not take into account seconded employees and overseas local staff. Fractions are rounded down.
	5.	The Average Monthly Salary is the average salary for the month of March, tax inclusive, and does not include bonuses.

(4) Principal Offices

a.	Bank Holding Company

MHFG: Head Office

b.	Banking Business

MHBK

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	343	336	Head Office, etc.
Hokkaido, Tohoku	14	14	Sapporo Branch, Sendai Branch, etc.
Hokuriku, Tokai, Kinki	76	75	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	14	14	Hiroshima Branch, Takamatsu Branch, etc.
Kyushu, Okinawa	12	12	Fukuoka Branch, etc.
Total	459	451

(Notes)	1.	Offices include sub branches, branches and offices for remittance purposes only, branches offering account transfer services only, ATM management branches (branches and offices to maintain shared ATMs only), pension plan advisory offices (pension plan advisory only offices) and internet branches.
	2.	In addition to the above, 44 agencies (45 as of March 31, 2010) and 34,918 non-branch ATMs (31,832 as of March 31, 2010) were in operation as of March 31, 2011.
	3.	In addition to the above, 3 sub branches (3 as of March 31, 2010) at Narita Airport, 2 sub branches (2 as of March 31, 2010) at Kansai International Airport (mainly for foreign currency exchange), 3 sub branches at Haneda Airport (new operations in this fiscal year) and 4 non-branch automated foreign currency exchange machines (4 as of March 31, 2010) at Narita Airport were in operation as of March 31, 2011.

MHCB

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	31	28	Head Office, etc.
Hokkaido, Tohoku	2	2	Sapporo Corporate Banking Division, Sendai Corporate Banking Division.
Hokuriku, Tokai, Kinki	6	6	Osaka Corporate Banking Division, Nagoya Corporate Banking Division, etc.
Chugoku, Shikoku, Kyushu	3	3	Fukuoka Corporate Banking Division, etc.
Domestic Total	42	39
The Americas	10	10	New York Branch, etc.
Europe and the Middle East	7	7	London Branch, etc.
Asia and Oceania	16	16	Hong Kong Branch, Singapore Branch, etc.
Overseas Total	33	33
Total	75	72

(Notes)	1.	Offices include sub branches, and branches and offices for remittance purposes only.
	2.	In addition to the above, 6 representative offices overseas (6 as of March 31, 2010) were in operation as of March 31, 2011.

MHTB

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	30	24	Head Office, Yokohama Branch, etc.
Hokkaido, Tohoku	2	2	Sapporo Branch, Sendai Branch.
Hokuriku, Tokai, Kinki	7	7	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	2	2	Hiroshima Branch, Okayama Branch.
Kyushu	3	3	Fukuoka Branch, etc.
Total	44	38

(Notes) 1.	Offices include sub branches.
2.	In addition to the above, 51 trust agencies (54 as of March 31, 2010) were in operation as of March 31, 2011.

c.	Securities Business

MHSC

Region	Number of Offices		Principal Offices
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	36	35	Head Office, Shinjuku Branch, etc.
Hokkaido, Tohoku	4	4	Sapporo Branch, Sendai Branch, etc.
Hokuriku, Tokai, Kinki	42	41	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	12	12	Hiroshima Branch, Takamatsu Branch, etc.
Kyushu	8	8	Fukuoka Branch, Kumamoto Branch etc.
Total	102	100

(Note)	In addition to the above, 2 representative offices overseas (3 as of March 31, 2010) were in operation as of March 31, 2011.

MHIS

Region	Number of Branches		Principal Branches
	March 31, 2011	March 31, 2010
Kanto, Koshinetsu	28	28	Head Office, Yokohama Branch, etc.
Hokkaido, Tohoku	4	4	Sapporo Branch, Sendai Branch, etc.
Hokuriku, Tokai, Kinki	15	15	Osaka Branch, Nagoya Branch, etc.
Chugoku, Shikoku	5	5	Hiroshima Branch, Takamatsu Branch, etc.
Kyushu	4	4	Fukuoka Branch, etc.
Total	56	56

(Note)	In addition to the above, 155 Planet Booths (150 as of March 31, 2010) were in operation in the branch lobbies of MHBK for securities investment consultations as of March 31, 2011.

d.	Other Businesses

Mizuho Information & Research Institute, Inc.: Head Office, etc.

(5) Capital Investment (Consolidated Basis)

	(JPY million)
	Banking Business	Securities Business	Other Businesses
Total Amount of Capital Investment	82,030	4,247	1,974

(Note)	Fractions are rounded down.

(6) Principal Subsidiaries

Company Name	Location	Main Business	Date of Establishment	Capital (JPY million)	Percentage of Voting Rights of MHFG (%)	Amount of Dividend Paid to MHFG (JPY million)
Mizuho Bank, Ltd.	Chiyoda-ku, Tokyo	Banking	June 7, 1897	700,000	100.00	6,661
Mizuho Corporate Bank, Ltd.	Chiyoda-ku, Tokyo	Banking	May 7, 1923	1,404,065	100.00	6,778
Mizuho Trust & Banking Co., Ltd.	Chuo-ku, Tokyo	Trust banking, banking	May 9, 1925	247,303	74.92 (0.40)	—
Mizuho Securities Co., Ltd.	Chiyoda-ku, Tokyo	Securities	July 16, 1917	125,167	59.50 (59.50)	—
Mizuho Investors Securities Co., Ltd.	Chuo-ku, Tokyo	Securities	December 14, 1922	80,288	66.84 (66.84)	—
Trust & Custody Services Bank, Ltd.	Chuo-ku, Tokyo	Trust banking, banking	January 22, 2001	50,000	54.00	81
Mizuho Asset Management Co., Ltd.	Minato-ku, Tokyo	Investment trust management, investment advisory	May 26, 1964	2,045	98.70	177
DIAM Co., Ltd.	Chiyoda-ku, Tokyo	Investment trust management, investment advisory	July 1, 1985	2,000	50.00	840
Mizuho Information & Research Institute, Inc.	Chiyoda-ku, Tokyo	Information processing	May 11, 1970	1,627	91.50	1,842
Mizuho Research Institute Ltd.	Chiyoda-ku, Tokyo	Think tank consulting	December 2, 1967	900	98.60	162
Mizuho Private Wealth Management Co., Ltd.	Chiyoda-ku, Tokyo	Consulting	October 3, 2005	500	100.00	—
Mizuho Financial Strategy Co., Ltd.	Chiyoda-ku, Tokyo	Consulting	September 29, 2000	10	100.00	—
Orient Corporation	Chiyoda-ku, Tokyo	Consumer finance services	March 15, 1951	150,000	25.73 (25.73)	—

Company Name	Location	Main Business	Date of Establishment	Capital (JPY million)	Percentage of Voting Rights of MHFG (%)	Amount of Dividend Paid to MHFG (JPY million)
Mizuho Credit Guarantee Co., Ltd.	Chiyoda-ku, Tokyo	Credit guarantee	November 29, 1974	13,281	100.00 (100.00)	—
Defined Contribution Plan Services Co., Ltd.	Chuo-ku, Tokyo	Defined contribution pension related business	September 11, 2000	2,000	60.00 (60.00)	—
Mizuho Factors, Limited	Chiyoda-ku, Tokyo	Factoring	April 1, 1977	1,000	100.00 (100.00)	—
Mizuho Capital Co., Ltd.	Chiyoda-ku, Tokyo	Venture capital	July 27, 1983	902	49.99 (49.99)	—
UC Card Co., Ltd.	Chiyoda-ku, Tokyo	Credit cards	October 1, 2005	500	38.99 (38.99)	—
Mizuho International plc	London, U.K.	Securities, banking	March 14, 1975	329,674 (GBP 2,462 million)	100.00 (100.00)	—
Mizuho Corporate Bank (China), Ltd.	Shanghai, PRC	Banking	June 1, 2007	82,420 (CNY 6,500 million)	100.00 (100.00)	—
Mizuho Corporate Bank Nederland N.V.	Amsterdam, The Netherlands	Banking, securities	March 1, 1974	16,665 (EUR 141 million)	100.00 (100.00)	—
Mizuho Securities USA Inc.	New York, N.Y., U.S.A.	Securities	August 16, 1976	13,852 (USD 166 million)	100.00 (100.00)	—
PT. Bank Mizuho Indonesia	Jakarta, Indonesia	Banking	July 8, 1989	12,706 (IDR 1,323,574 million)	98.99 (98.99)	—
Mizuho Corporate Bank (USA)	New York, N.Y., U.S.A.	Banking	November 29, 1974	8,188 (USD 98 million)	100.00 (100.00)	—
Mizuho Trust & Banking (Luxembourg) S.A.	Munsbach, Luxembourg	Trust banking, banking	March 21, 1989	4,157 (USD 50 million)	100.00 (100.00)	—

Company Name	Location	Main Business	Date of Establishment	Capital (JPY million)	Percentage of Voting Rights of MHFG (%)	Amount of Dividend Paid to MHFG (JPY million)
Mizuho Bank (Switzerland) Ltd	Zurich, Switzerland	Banking, trust banking	October 20, 1976	4,812 (CHF 53 million)	100.00 (100.00)	—
Mizuho Trust & Banking Co. (USA)	New York, N.Y., U.S.A.	Trust banking, banking	October 19, 1987	2,731 (USD 32 million)	100.00 (100.00)	—
Mizuho Capital Markets Corporation	New York, N.Y., U.S.A.	Derivatives	January 27, 1989	0 (USD 3 thousand)	100.00 (100.00)	—

(Notes)	1.	Amounts less than JPY one million (and units shown for other currencies) are rounded down.
	2.	The JPY equivalent of Capital is calculated using the foreign exchange rate as of the account closing date.
	3.	The Percentage of Voting Rights of MHFG is rounded down to the nearest second decimal place.
	4.	Figures in parentheses ( ) in the Percentages of Voting Rights of MHFG column are those of voting rights held indirectly.
	5.	Orient Corporation is newly listed as a principal subsidiary.

(7) Major Borrowings

Creditors	Balance of Borrowings (JPY million)	Number of Shares of MHFG and Percentage of Voting Rights Held by Creditors
		Number of Shares Held (shares)	Percentage of Voting Rights (%)
Mizuho Bank, Ltd.	700,000	—	—
Mizuho Corporate Bank, Ltd.	41,575	—	—
Total	741,575	—	—

2. Matters Regarding Officers

(1) Officers

(As of March 31, 2011)
Name	Title and Assignment	Major Concurrent Office	Other
Takashi Tsukamoto	President & CEO (Representative Director)

Setsu Onishi	Deputy President (Representative Director)

Hajime Saito	Managing Director

Takeo Nakano	Managing Director	President & CEO of Mizuho Financial Strategy Co., Ltd.

Satoru Nishibori	Director	President & CEO of Mizuho Bank, Ltd.

Yasuhiro Sato	Director	President & CEO of Mizuho Corporate Bank, Ltd.

Akihiko Nomiyama	Director (outside officer)	Honorary Executive Consultant of JX Holdings, Inc.

Mitsuo Ohashi	Director (outside officer)	Senior Advisor of Showa Denko K.K.

Kanemitsu Anraku	Director (outside officer)

Tsuneo Morita	Corporate Auditor (full-time)	Outside Corporate Auditor of Mizuho Securities Co., Ltd.

Shuzo Haimoto	Corporate Auditor (full-time)

Yukio Nozaki	Corporate Auditor (outside officer)	Attorney at Law Outside Corporate Auditor of Mizuho Bank, Ltd. Outside Corporate Auditor of Mizuho Corporate Bank, Ltd.

Masahiro Seki	Corporate Auditor (outside officer)	Seki Konin Kaikeishi Jimusho (Seki Certified Public Accountants)	Certified Public Accountant

Masami Ishizaka	Corporate Auditor (outside officer)	Chairman of Okura Zaimu Kyokai

(Notes)	1.	Mr. Terunobu Maeda resigned from his position as a director on June 22, 2010.
	2.	Mr. Tetsuji Kosaki resigned from his position as a director on April 1, 2010.
	3.	Mr. Tsuneo Muneoka resigned from his position as a corporate auditor on June 22, 2010.
	4.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku are “outside directors” as provided for in Article 2, Item 15 of the Company Law of Japan.
	5.	Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka are “outside corporate auditors” as provided for in Article 2, Item 16 of the Company Law of Japan.
	6.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku, who are “outside directors,” and Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka, who are “outside corporate auditors,” are “independent directors/auditors” required by the Tokyo Stock Exchange, Inc. and the Osaka Securities Exchange Co., Ltd, as the case may be.
	7.	MHFG uses the executive officer system. The executive officers are as follows:

(As of March 31, 2011)
Title	Name	Areas of Oversight
President	Takashi Tsukamoto	Overall management of the execution of MHFG’s business

Deputy President - Executive Officer	Setsu Onishi	Assistance in the overall management of the execution of MHFG’s business / Head of Internal Audit Group / Chief Auditor

Managing Executive Officer	Hajime Saito	Head of Risk Management Group, Head of Human Resources Group and Head of Compliance Group / Chief Risk Officer, Chief Human Resources Officer and Chief Compliance Officer

Managing Executive Officer	Takeo Nakano	Head of Financial Control and Accounting Group / Chief Financial Officer

Managing Executive Officer	Daisaku Abe	Head of Strategic Planning Group, Head of IT, Systems & Operations Group and General Manager of Group Strategic Planning / Chief Strategy Officer and Chief Information Officer

Executive Officer	Masakane Koike	General Manager of Financial Planning

Executive Officer	Tatsuya Yamada	General Manager of Accounting

Executive Officer	Shusaku Tsuhara	General Manager of Executive Secretariat

(Reference)

The members of the Officers as of April 1 are as follows:

(As of April 1, 2011)
Name	Title and Assignment	Major Concurrent Office	Other
Takashi Tsukamoto	President & CEO (Representative Director)

Takeo Nakano	Managing Director	President & CEO of Mizuho Financial Strategy Co., Ltd.

Satoru Nishibori	Director	President & CEO of Mizuho Bank, Ltd.

Yasuhiro Sato	Director	President & CEO of Mizuho Corporate Bank, Ltd.

Setsu Onishi	Director

Hajime Saito	Director	Deputy President - Executive Officer of Mizuho Securities, Co., Ltd.

Akihiko Nomiyama	Director (outside officer)	Honorary Executive Consultant of JX Holdings, Inc.

Mitsuo Ohashi	Director (outside officer)	Senior Advisor of Showa Denko K.K.

Kanemitsu Anraku	Director (outside officer)

Tsuneo Morita	Corporate Auditor (full-time)	Outside Corporate Auditor of Mizuho Securities Co., Ltd.

Shuzo Haimoto	Corporate Auditor (full-time)

Yukio Nozaki	Corporate Auditor (outside officer)	Attorney at Law Outside Corporate Auditor of Mizuho Bank, Ltd. Outside Corporate Auditor of Mizuho Corporate Bank, Ltd.

Masahiro Seki	Corporate Auditor (outside officer)	Seki Konin Kaikeishi Jimusho (Seki Certified Public Accountants)	Certified Public Accountant

Masami Ishizaka	Corporate Auditor (outside officer)	Chairman of Okura Zaimu Kyokai

(Notes)	1.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku are “outside directors” as provided for in Article 2, Item 15 of the Company Law of Japan.
	2.	Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka are “outside corporate auditors” as provided for in Article 2, Item 16 of the Company Law of Japan.
	3.	Messrs. Akihiko Nomiyama, Mitsuo Ohashi and Kanemitsu Anraku, who are “outside directors,” and Messrs. Yukio Nozaki, Masahiro Seki and Masami Ishizaka, who are “outside corporate auditors,” are “independent directors/auditors” required by the Tokyo Stock Exchange, Inc. and the Osaka Securities Exchange Co., Ltd, as the case may be.
	4.	The Executive Officers as of April 1 are as follows:

(As of April 1, 2011)
Title	Name	Areas of Oversight
President	Takashi Tsukamoto	Overall management of the execution of MHFG’s business

Deputy President - Executive Officer	Mitsuaki Tsuchiya	Assistance in the overall management of the execution of MHFG’s business / Head of Internal Audit Group / Chief Auditor

Managing Executive Officer	Masaaki Kono	Head of Risk Management Group, Head of Human Resources Group and Head of Compliance Group / Chief Risk Officer, Chief Human Resources Officer and Chief Compliance Officer

Managing Executive Officer	Takeo Nakano	Head of Financial Control and Accounting Group and In charge of IT, Systems & Operations Group / Chief Financial Officer

Managing Executive Officer	Daisaku Abe	Head of Strategic Planning Group, Head of IT, Systems & Operations Group / Chief Strategy Officer and Chief Information Officer

Managing Executive Officer	Akira Moriwaki	In charge of Asset Management Planning Office

Executive Officer	Masakane Koike	General Manager of Financial Planning

Executive Officer	Shusaku Tsuhara	General Manager of Executive Secretariat

Executive Officer	Tetsuo Iimori	General Manager of Corporate Planning

(2) Aggregate Compensation for Officers

	(JPY million)
Classification	Number of Persons	Aggregate Compensation
Directors	10	286
Corporate Auditors	6	68
Total	16	354

(Notes)	1.	Fractions are rounded down.
	2.	The total yearly compensations for Directors and Corporate Auditors are not to exceed JPY 740 million and JPY 180 million, respectively.
	3.	No provision is made for the bonuses of Officers.

3. Matters Regarding Outside Officers

(1) Concurrent Offices and Other Details of Outside Officers

Details of major concurrent offices of outside officers are given on page 45.

MHBK and MHCB at which Mr. Yukio Nozaki, Outside Corporate Auditor, serves concurrently, are wholly owned subsidiaries of MHFG, and MHFG administers both entities.

(2) Major Activities of Outside Officers

Name	Term in Office	Attendance of the Board of Directors Meeting	Input at the Board of Directors Meeting and Other Activities
Akihiko Nomiyama	3 years, 9 months	He attended 14 of the 16 Board of Directors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing external viewpoints, making use of his abundant experience in NIPPON MINING HOLDINGS, INC. and his wide-ranging insight as a top executive.

Mitsuo Ohashi	5 years, 9 months	He attended 13 of the 16 Board of Directors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing external viewpoints, making use of his abundant experience in Showa Denko K.K. and his wide-ranging insight as a top executive.

Kanemitsu Anraku	3 years, 9 months	He attended 14 of the 16 Board of Directors Meetings held during the fiscal year.	He participated in the discussions on proposals, etc., by voicing external viewpoints, making use of his abundant experience in Nissan Motor Co., Ltd. and his wide-ranging insight as a top executive.

Yukio Nozaki	8years, 2 months	He attended 15 of the 16 Board of Directors Meetings and 15 of the 16 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions mainly from professional viewpoint as an attorney at law.

Masahiro Seki	4 years, 9 months	He attended all of the 16 Board of Directors Meetings and all of the 16 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions from viewpoints as an expert in U.S. and Japanese accounting.

Masami Ishizaka	2 year, 9 months	He attended 14 of the 16 Board of Directors Meetings and 15 of the 16 Board of Corporate Auditors Meetings held during the fiscal year.	He contributed by voicing opinions mainly from his expertise gained through his career in the Ministry of Finance.

(3) Liability Limitation Agreement

Name	Summary of Liability Limitation Agreement
Akihiko Nomiyama	Agreement pursuant to the provisions provided for in Article 427, Paragraph 1 of the Company Law of Japan (the “Law”), which limits the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) JPY 20 million or (ii) the amount prescribed in laws and regulations, provided that such Outside Director is bona fide and without gross negligence in performing his duty.
Mitsuo Ohashi
Kanemitsu Anraku

Yukio Nozaki	Agreement pursuant to the provisions provided for in Article 427, Paragraph 1 of the Company Law of Japan (the “Law”), which limits the liability provided for in Article 423, Paragraph 1 of the Law to the higher of either (i) JPY 20 million or (ii) the amount prescribed in laws and regulations, provided that such Outside Corporate Auditor is bona fide and without gross negligence in performing his duty.
Masahiro Seki
Masami Ishizaka

(4) Compensation for Outside Officers

	(JPY million)
	Number of Persons	Compensation Paid by MHFG	Compensation Paid by Subsidiary of MHFG
Total Amount of Compensation	6	58	8

(Notes)	1.	Fractions are rounded down.
	2.	No provision is made for the bonuses of Officers.

4. Matters Regarding MHFG’s Shares

(1) Number of Shares as of March 31, 2011

(Number of shares)
Total Number of Authorized Shares	28,485,271,000

Total Number of Classes of Shares Authorized to be Issued
Common Stock	24,115,759,000
Class XI Preferred Stock	1,369,512,000
Class XII Preferred Stock	1,500,000,000
Class XIII Preferred Stock	1,500,000,000

Total Number of Shares Issued
Common Stock	21,782,185,320
Eleventh Series Class XI Preferred Stock	914,752,000
Thirteenth Series Class XIII Preferred Stock	36,690,000

(Notes)	1.	As a result of a request for acquisition of 82,395,000 shares of the Eleventh Series Class XI Preferred Stock, there was an increase of 287,787,630 shares of Common Stock from April 1, 2010 to March 31, 2011.
	2.	As a result of capital increase by way of public offering of Common Stock with the payment date set to be July 21, 2010, there was an increase of 5,609,000,000 shares of Common Stock.
	3.	As a result of capital increase by way of third-party allotment of Common Stock with the payment date set to be July 30, 2010, there was an increase of 391,000,000 shares of Common Stock.

(2) Number of Shareholders as of March 31, 2011

Common Stock	775,035
Eleventh Series Class XI Preferred Stock	1,557
Thirteenth Series Class XIII Preferred Stock	49

(Note)	The number of shareholders of Common Stock listed above does not include 8,845 shareholders who own only shares constituting less than one (1) unit.

(3) Major Shareholders as of March 31, 2011

a. Common Stock

	Number of Shares Held and Percentage of Shares Held
Name of Shareholder	Number of Shares Held	Percentage of Shares Held
Japan Trustee Services Bank, Ltd. (Trustee account)	1,236,571,300	5.67
The Master Trust Bank of Japan, Ltd. (Trustee account)	910,246,900	4.17
SSBT OD05 OMNIBUS ACCOUNT - TREATY CLIENTS (Standing proxy agent: The Hong Kong and Shanghai Banking Corporation Limited)	459,269,367	2.10
Barclays Capital Japan Limited	329,168,100	1.51
Japan Trustee Services Bank, Ltd. (Trustee account 9)	324,607,200	1.49
Japan Trustee Services Bank, Ltd. (Trustee account 4)	272,717,000	1.25
STATE STREET BANK AND TRUST COMPANY (Standing proxy agent: The Hong Kong and Shanghai Banking Corporation Limited)	231,594,971	1.06
The Dai-ichi Life Insurance Company, Limited	209,950,000	0.96
STATE STREET BANK - WEST PENSION FUND CLIENTS - EXEMPT (Standing proxy agent: Mizuho Corporate Bank, Ltd.)	185,953,565	0.85
Japan Trustee Services Bank, Ltd. (Trustee account 1)	175,818,100	0.80

(Notes)	1.	Figures for the Percentage of Shares Held are rounded down to the nearest second decimal place.
	2.	The Percentages of Shares Held of Common Stock are calculated by excluding the treasury stock (5,656,647shares).

b. Eleventh Series Class XI Preferred Stock

	Number of Shares Held and Percentage of Shares Held
Name of Shareholder	Number of Shares Held	Percentage of Shares Held
UBS AG LONDON A/C IPB SEGREGATED CLIENT ACCOUNT (Standing proxy agent: Citibank Japan Ltd.)	20,625,000	4.94
Marubeni Corporation	14,500,000	3.47
SHIMIZU CORPORATION	10,000,000	2.39
Electric Power Development Co., Ltd.	10,000,000	2.39
The Tokyo Electric Power Company, Incorporated	10,000,000	2.39
NIPPON EXPRESS CO., LTD.	10,000,000	2.39
JFE Steel Corporation	6,000,000	1.43
NIPPON STEEL CORPORATION	6,000,000	1.43
ALL NIPPON AIRWAYS CO., LTD.	6,000,000	1.43
DAIICHI SANKYO COMPANY, LIMITED	6,000,000	1.43

(Notes)	1.	Figures for the Percentage of Shares Held are rounded down to the nearest second decimal place.
	2.	Percentages of Shares Held of Preferred Stock are calculated by excluding the treasury stock of Eleventh Series Class XI Preferred Stock (497,866,000 shares). Furthermore, the 497,866,000 shares of the treasury stock are not included in the above list of Major Shareholders.

c. Thirteenth Series Class XIII Preferred Stock

	Number of Shares Held and Percentage of Shares Held
Name of Shareholder	Number of Shares Held	Percentage of Shares Held
NIPPON OIL FINANCE (NETHERLANDS) B.V. (Standing proxy agent: Mizuho Corporate Bank, Ltd.)	6,000,000	16.35
Shiseido Company, Limited	5,000,000	13.62
SHARP FINANCE CORPORATION	5,000,000	13.62
SHARP INTERNATIONAL FINANCE (U.K.) PLC (Standing proxy agent: Mizuho Corporate Bank, Ltd.)	5,000,000	13.62
NISSIN FOODS HOLDINGS CO., LTD.	3,000,000	8.17
OBAYASHI CORPORATION	2,000,000	5.45
YANMAR Co., Ltd.	2,000,000	5.45
KOSE Corporation	1,000,000	2.72
FUJI MEDIA HOLDINGS, INC.	1,000,000	2.72
KURABO INDUSTRIES LTD.	500,000	1.36

(Notes)	1.	Figures for the Percentage of Shares Held are rounded down to the nearest second decimal place.
	2.	There is no treasury stock pertaining to the Thirteenth Series Class XIII Preferred Stock.

5. Matters Regarding Stock Acquisition Rights, etc. of MHFG

Following is the summary of the Stock Acquisition Rights issued to the Directors (excluding the Outside Directors) and Executive Officers of MHFG and its subsidiaries, MHBK and MHCB, pursuant to the Company Law, in consideration for execution of duties:

	Allotment date of stock acquisition rights	Number of stock acquisition rights	Class and number of subject shares	Issue price (per stock acquisition right) (JPY)	Exercise price (per share) (JPY)	Exercise period
First Series of Stock Acquisition Rights of MHFG	February 16, 2009	5,409 rights	Common Stock, 5,409,000 shares	190,910	1	From February 17, 2009 to February 16, 2029
Second Series of Stock Acquisition Rights of MHFG	September 25, 2009	5,835 rights	Common Stock, 5,835,000 shares	168,690	1	From September 28, 2009 to September 25, 2029
Third Series of Stock Acquisition Rights of MHFG	August 26, 2010	6,808 rights	Common Stock, 6,808,000 shares	119,520	1	From August 27, 2010 to August 26, 2030

(1) Stock Acquisition Rights, etc. of MHFG held by Officers as of March 31, 2011

	Number of stock acquisition rights	Class and number of subject shares	Number of persons and rights held by Directors
First Series of Stock Acquisition Rights of MHFG	250 rights	Common Stock, 250,000 shares	3 persons, 250 rights
Second Series of Stock Acquisition Rights of MHFG	601 rights	Common Stock, 601,000 shares	4 persons, 601 rights
Third Series of Stock Acquisition Rights of MHFG	954 rights	Common Stock, 954,000 shares	6 persons, 954 rights

(2) Stock Acquisition Rights, etc. of MHFG delivered to Employees, etc., during the fiscal year ended March 31, 2011

	Number of stock acquisition rights	Class and number of subject shares	Number of employees (Executive Officers) to whom rights were delivered and number of rights	Number of Officers and employees (Executive Officers) of subsidiaries to whom rights were delivered and number of rights
Third Series of Stock Acquisition Rights of MHFG	5,854 rights	Common Stock, 5,854,000 shares	4 persons, 237 rights	81 persons, 5,617 rights

6. Matters Regarding Independent Auditor

(1) Independent Auditor

Name	Compensation, etc. for the fiscal year ended March 31, 2011	Other
Ernst & Young ShinNihon LLC Designated Partners with Limited Liability Tadayuki Matsushige, C.P.A. Noboru Miura, C.P.A. Nobuko Kubo, C.P.A. Hiroshi Nishida, C.P.A.	JPY 50 million	MHFG paid consideration to the Independent Auditor for advisory services and other services in connection with the IFRS, which are not included among the services set forth in Article 2, Paragraph 1 of the Certified Public Accountant Law (non-audit services).

(Notes)	1.	Fractions are rounded down.
	2.	The audit contract between MHFG and the Independent Auditor does not separate the compensation for the audit under the Company Law from the compensation for the audit under the Financial Instruments and Exchange Law. Moreover, it is practically impossible to separate the two. Accordingly, the above amount is the total of such compensation.
		In addition, because the amounts of compensation to be paid under the audit contract have not yet been determined, approximate amounts are used for the calculations.
	3.	The total amount of cash and other proprietary benefits to be paid to the Independent Auditor of MHFG by MHFG, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries is JPY 4,380 million.

If the amounts to be paid under the audit contract concluded with the Independent Auditor by MHFG, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries have not yet been determined, approximate amounts are used for the calculations.

(2) Other Matters Regarding Independent Auditor

a. Policy for Determination of Dismissal or Non-reappointment of the Independent Auditor

Dismissal of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors if the Independent Auditor falls subject to any of the events set forth in the Items of Article 340, Paragraph 1 of the Company Law.

Non-reappointment of the Independent Auditor is discussed at the Board of Directors and the Board of Corporate Auditors by comprehensively considering various factors, including the performance of duties and the quality of audits by the Independent Auditor.

b. Principal Majority-owned Subsidiaries and other Subsidiaries Audited by any Certified Public Accountant or Audit Corporation other than the Independent Auditor of MHFG

Mizuho International plc and 9 (nine) other companies among MHFG’s principal majority-owned subsidiaries and other subsidiaries are subject to audits (limited to the audits under the provisions of the Company Law or the Financial Instruments and Exchange Law (including any foreign law equivalent to either of these laws)) by audit corporations (including entities with equivalent qualifications in the relevant foreign country) other than the Independent Auditor of MHFG.

7. Structure to Ensure Appropriate Conduct of Operations

MHFG has resolved matters regarding its “Structure for Ensuring Appropriate Conduct of Operations” prescribed by the Company Law and the Enforcement Regulations of the Company Law of Japan, as summarized below.

(1)	Structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation

*	MHFG has set forth its structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation in compliance-related rules such as the “Basic Policy of Compliance” and “Compliance Manual.”

*	More specifically, MHFG has established complete compliance as a basic principle of management, has determined a compliance-management structure and created a “Compliance Manual,” has formulated compliance programs each fiscal year for the implementation of specific plans for complete compliance, and has periodically followed up on the status of the implementation of such plans. Furthermore, MHFG’s activities against anti-social elements are conducted as part of its compliance structure. MHFG’s commitment to confront anti-social elements is viewed as an important policy of the Group when designing and implementing specific compliance programs among group companies.

*	The Board of Directors of MHFG resolved that the structure under the above “Basic Policy of Compliance,” etc., is MHFG’s structure for ensuring that the directors and employees execute their duties in compliance with laws, regulations, and the Articles of Incorporation.

(2)	Structure for the safekeeping and management of information on the execution of duties by the directors

*	MHFG has established a structure for the safekeeping, management, etc., of information through its information-management-related rules, including MHFG’s “Information Security Policy.” The safekeeping and management of information in connection with the execution of duties by MHFG’s directors has also been carried out in accordance with these rules.

*	More specifically, MHFG has fixed the period for retention of information such as the minutes of the Board of Directors meetings, Executive Management Committee meetings, and other various committee meetings and materials related thereto, as well as ringisho (or approval documents) and reports, and has carried out other necessary matters relating to the safekeeping and management thereof.

*	The Board of Directors of MHFG resolved that the structure under the above “Information Security Policy,” etc., is MHFG’s structure for the safekeeping and management of information on the execution of duties by the directors.

(3)	Rules and other structure for managing risk of loss

*	MHFG has established a structure for managing its risk of loss through its risk-management-related rules, including its basic policy towards various risk management procedures, such as its “Basic Policy for Comprehensive Risk Management.”

*	More specifically, MHFG has defined various types of risk and has determined strategies to improve its business structure and develop human resources for risk management in order to evaluate risk qualitatively and quantitatively. Moreover, MHFG has implemented comprehensive risk management to control risk within limits acceptable to management.

*	The Board of Directors of MHFG resolved that the structure under the above “Basic Policy for Comprehensive Risk Management,” etc., is MHFG’s structure for managing the risk of loss.

*	In addition, MHFG shall review, in the future and whenever else required, reform of the structure for managing its risk of loss, taking into consideration (i) the results of its measures with respect to the Great Eastern Japan Earthquake, and (ii) its analysis of causes and preventive measures against the recurrence of similar incidents to that which occurred with respect to the computer system failures that occurred at MHBK.

(4)	Structure to ensure the efficient execution of director’s duties

*	MHFG has established a structure to ensure the efficient execution of directors’ duties through its rules, such as the “Bylaws Regarding the Board of Directors,” “Bylaws Regarding the Executive Management Committee,” “Bylaws Regarding the Business Policy Committee,” “Organization Regulations,” and “Authorization Regulations.”

*	More specifically, MHFG has determined the criteria for matters to be resolved or reported to the Board of Directors, assignment of each organization, decision-making authority in accordance with the importance of matters, etc. MHFG has also established an Executive Management Committee and several Business Policy Committees. Thus, MHFG has ensured that the directors execute their duties efficiently on a company-wide basis.

*	The Board of Directors of MHFG resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is MHFG’s structure for ensuring the efficient execution of directors’ duties.

(5)	Structure to ensure the propriety of business operations within the corporate group consisting of MHFG and its subsidiaries

*	MHFG has established a structure to ensure the propriety of business operations within the corporate group through its “Group Management Administration Regulations,” etc.

*	More specifically, MHFG directly administers its principal banking subsidiaries and other core group companies in accordance with the “Group Management Administration Regulations,” while principal banking subsidiaries and other core group companies administer subsidiaries and affiliates other than the principal banking subsidiaries and other core group companies in accordance with standards established by MHFG.

*	The Board of Directors of MHFG resolved that the structure under the above “Group Management Administration Regulations,” etc., is MHFG’s structure for ensuring propriety of business operations in the corporate group consisting of MHFG and its subsidiaries.

(6)	Matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require

*	The “Organization Regulations” of MHFG specify matters concerning employees posted as assistants to the corporate auditors to assist the latter in performing their duties.

*	More specifically, MHFG has designated the Corporate Auditors Office as the office in charge of matters concerning assistance in the performance of the corporate auditors’ duties and matters concerning the secretariat for the Board of Corporate Auditors. The Head of the Corporate Auditors Office manages this office’s business under the instructions of the corporate auditors.

*	The Board of Directors of MHFG resolved that the matters specified in the above “Organization Regulations” are matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require.

(7)	Matters concerning measures for ensuring that employees who assist the corporate auditors remain independent from the directors

*	The supplementary provisions of the “Bylaws Regarding the Board of Directors” specify matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

*	More specifically, any personnel and/or change in organization that relates to employees who assist the corporate auditors in performing the latter’s duties shall be subject to prior consultation with a corporate auditor nominated by the Board of Corporate Auditors.

*	The Board of Directors of MHFG resolved that matters specified in the above supplementary provisions of the “Bylaws Regarding the Board of Directors” are matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

(8)	Structure under which the directors and employees report to the corporate auditors, and structure concerning reports to the corporate auditors

*	MHFG has established a structure under which the directors and employees report to the corporate auditors in the “Bylaws Regarding the Board of Directors,” the “Bylaws Regarding the Executive Management Committee,” etc.

*	More specifically, MHFG has regulations governing attendance by the corporate auditors in the Board of Directors Meetings, Executive Management Committee meetings, etc. MHFG also maintains procedures for circulating the ringisho (or approval documents) to be approved by the President among the corporate auditors, for reporting information received through the compliance hot-line, for reporting the results of internal audits and so on.

*	The Board of Directors of MHFG resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is a structure under which the directors and employees report to the corporate auditors and a structure concerning reports to the corporate auditors.

(9)	Other structure to ensure the effectiveness of audits by the corporate auditors

*	MHFG has established a structure for ensuring the effectiveness of audits by the corporate auditors in the “Basic Policy for Internal Audit,” etc.

*	More specifically, the internal audit division, corporate auditors and independent auditors exchange opinions and information on a regular basis and whenever else required as a means of strengthening cooperation in efforts to enhance effectiveness and efficiency of the overall audit function.

*	The Board of Directors of MHFG resolved that the structure under the above “Basic Policy for Internal Audit,” etc., is another structure for ensuring the effectiveness of the audits by the corporate auditors.

CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Cash and Due from Banks	¥9,950,913
Call Loans and Bills Purchased	375,716
Receivables under Resale Agreements	7,467,309
Guarantee Deposits Paid under Securities Borrowing Transactions	6,541,512
Other Debt Purchased	1,667,808
Trading Assets	13,500,182
Money Held in Trust	122,267
Securities	44,782,067
Loans and Bills Discounted	62,777,757
Foreign Exchange Assets	977,465
Derivatives other than for Trading Assets	5,102,760
Other Assets	2,754,017
Tangible Fixed Assets	947,986
Buildings	321,987
Land	475,869
Lease Assets	14,922
Construction in Progress	28,777
Other Tangible Fixed Assets	106,430
Intangible Fixed Assets	442,922
Software	227,938
Goodwill	1,972
Lease Assets	3,197
Other Intangible Fixed Assets	209,813
Deferred Tax Assets	488,769
Customers’ Liabilities for Acceptances and Guarantees	3,673,339
Reserves for Possible Losses on Loans	(760,762)
Reserve for Possible Losses on Investments	(25)

Total Assets	¥160,812,006

Liabilities
Deposits	¥79,233,922
Negotiable Certificates of Deposit	9,650,236
Debentures	740,932
Call Money and Bills Sold	5,095,412
Payables under Repurchase Agreements	11,656,119
Guarantee Deposits Received under Securities Lending Transactions	5,488,585
Commercial Paper	226,167
Trading Liabilities	7,652,811
Borrowed Money	15,969,385
Foreign Exchange Liabilities	167,670
Short-term Bonds	585,497
Bonds and Notes	5,110,947
Due to Trust Accounts	1,045,599
Derivatives other than for Trading Liabilities	4,599,579
Other Liabilities	3,053,136
Reserve for Bonus Payments	39,336
Reserve for Employee Retirement Benefits	35,615
Reserve for Director and Corporate Auditor Retirement Benefits	2,239
Reserve for Possible Losses on Sales of Loans	420
Reserve for Contingencies	15,081
Reserve for Reimbursement of Deposits	15,229
Reserve for Reimbursement of Debentures	13,344
Reserves under Special Laws	1,382
Deferred Tax Liabilities	17,599
Deferred Tax Liabilities for Revaluation Reserve for Land	98,415
Acceptances and Guarantees	3,673,339

Total Liabilities	154,188,007

Net Assets
Common Stock and Preferred Stock	2,181,375
Capital Surplus	937,680
Retained Earnings	1,132,351
Treasury Stock	(3,196)

Total Shareholders’ Equity	4,248,209

Net Unrealized Gains (Losses) on Other Securities	(21,648)
Deferred Gains or Losses on Hedges	68,769
Revaluation Reserve for Land	137,707
Foreign Currency Translation Adjustment	(103,921)

Total Accumulated Other Comprehensive Income	80,906

Stock Acquisition Rights	2,754
Minority Interests	2,292,128

Total Net Assets	6,623,999

Total Liabilities and Net Assets	¥160,812,006

CONSOLIDATED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Ordinary Income	¥2,716,791
Interest Income	1,457,687
Interest on Loans and Bills Discounted	900,011
Interest and Dividends on Securities	356,583
Interest on Call Loans and Bills Purchased	5,062
Interest on Receivables under Resale Agreements	38,975
Interest on Securities Borrowing Transactions	9,479
Interest on Due from Banks	10,940
Other Interest Income	136,633
Fiduciary Income	49,388
Fee and Commission Income	562,485
Trading Income	243,983
Other Operating Income	307,276
Other Ordinary Income	95,970

Ordinary Expenses	2,128,292
Interest Expenses	348,242
Interest on Deposits	108,844
Interest on Negotiable Certificates of Deposit	24,267
Interest on Debentures	6,533
Interest on Call Money and Bills Sold	8,572
Interest on Payables under Repurchase Agreements	47,800
Interest on Securities Lending Transactions	14,089
Interest on Commercial Paper	121
Interest on Borrowed Money	30,616
Interest on Short-term Bonds	1,950
Interest on Bonds and Notes	83,299
Other Interest Expenses	22,146
Fee and Commission Expenses	95,693
Other Operating Expenses	143,596
General and Administrative Expenses	1,285,815
Other Ordinary Expenses	254,945

Ordinary Profits (Losses)	588,498

Extraordinary Gains	60,242
Gains on Disposition of Tangible Fixed Assets	96
Gains on Reversal of Reserve for Possible Losses on Loans	20,325
Recovery on Written-off Claims	36,495
Reversal of Reserve for Contingent Liabilities from Financial Instruments and Exchange	766
Other Extraordinary Gains	2,557

Extraordinary Losses	13,315
Losses on Disposition of Tangible Fixed Assets	4,917
Losses on Impairment of Fixed Assets	3,546
Other Extraordinary Losses	4,852

Income (Loss) before Income Taxes and Minority Interests	635,425

Income Taxes:
Current	18,336
Deferred	120,123
Total Income Taxes	138,460

Income before Minority Interests	496,965

Minority Interests in Net Income	83,736

Net Income (Loss)	¥413,228

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Shareholders’ Equity
Common Stock and Preferred Stock
Balance as of the end of the previous period	¥1,805,565
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	2,181,375

Capital Surplus
Balance as of the end of the previous period	552,135
Changes during the period
Issuance of New Shares	385,544

Total Changes during the period	385,544

Balance as of the end of the period	937,680

Retained Earnings
Balance as of the end of the previous period	854,703
Changes during the period
Cash Dividends	(134,966)
Net Income (Loss)	413,228
Disposition of Treasury Stock	(1,314)
Transfer from Revaluation Reserve for Land	701

Total Changes during the period	277,648

Balance as of the end of the period	1,132,351

Treasury Stock
Balance as of the end of the previous period	(5,184)
Changes during the period
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	1,990

Total Changes during the period	1,987

Balance as of the end of the period	(3,196)

Total Shareholders’ Equity
Balance as of the end of the previous period	3,207,219
Changes during the period
Issuance of New Shares	761,354
Cash Dividends	(134,966)
Net Income (Loss)	413,228
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675
Transfer from Revaluation Reserve for Land	701

Total Changes during the period	1,040,990

Balance as of the end of the period	4,248,209

Accumulated Other Comprehensive Income
Net Unrealized Gains (Losses) on Other Securities
Balance as of the end of the previous period	176,931
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(198,579)

Total Changes during the period	(198,579)

Balance as of the end of the period	¥(21,648)

Millions of yen
For the fiscal year ended March 31, 2011
Deferred Gains or Losses on Hedges
Balance as of the end of the previous period	¥83,093
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(14,324)

Total Changes during the period	(14,324)

Balance as of the end of the period	68,769

Revaluation Reserve for Land
Balance as of the end of the previous period	138,430
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(722)

Total Changes during the period	(722)

Balance as of the end of the period	137,707

Foreign Currency Translation Adjustment
Balance as of the end of the previous period	(92,623)
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(11,297)

Total Changes during the period	(11,297)

Balance as of the end of the period	(103,921)

Total Accumulated Other Comprehensive Income
Balance as of the end of the previous period	305,831
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(224,924)

Total Changes during the period	(224,924)

Balance as of the end of the period	80,906

Stock Acquisition Rights
Balance as of the end of the previous period	2,301
Changes during the period
Net Changes in Items other than Shareholders’ Equity	452

Total Changes during the period	452

Balance as of the end of the period	2,754

Minority Interests
Balance as of the end of the previous period	2,321,700
Changes during the period
Net Changes in Items other than Shareholders’ Equity	(29,572)

Total Changes during the period	(29,572)

Balance as of the end of the period	2,292,128

Total Net Assets
Balance as of the end of the previous period	5,837,053
Changes during the period
Issuance of New Shares	761,354
Cash Dividends	(134,966)
Net Income (Loss)	413,228
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675
Transfer from Revaluation Reserve for Land	701
Net Changes in Items other than Shareholders’ Equity	(254,044)

Total Changes during the period	786,946

Balance as of the end of the period	¥6,623,999

[NOTES TO CONSOLIDATED FINANCIAL STATEMENTS]

Amounts less than one million yen are rounded down.

BASIS FOR PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS AND PRINCIPLES OF CONSOLIDATION

1.	Definitions of majority-owned subsidiary, other subsidiary and affiliate conform to Article 2, Paragraph 8 of the Banking Law and Article 4-2 of the Banking Law Enforcement Ordinance.

2.	Scope of Consolidation

(1) Number of majority-owned consolidated subsidiaries and other consolidated subsidiaries: 152

Names of principal companies:

Mizuho Bank, Ltd.

Mizuho Corporate Bank, Ltd.

Mizuho Trust & Banking Co., Ltd.

Mizuho Securities Co., Ltd.

During the period, Eurekahedge Pte. Ltd and 8 other companies were newly consolidated as a result of acquisition of stocks and other factors.

During the period, Mizuho Corporate Bank (Germany) Aktiengesellschaft and 18 other companies were excluded from the scope of consolidation as a result of dissolution and other factors.

(2) Number of majority-owned non-consolidated subsidiaries and other non-consolidated subsidiaries: 0

3.	Application of the Equity Method

(1)	Number of majority-owned non-consolidated subsidiaries and other non-consolidated subsidiaries under the equity method: 0

(2) Number of affiliates under the equity method: 22

Name of principal companies:

Orient Corporation

The Chiba Kogyo Bank, Ltd.

During the period, Orient Corporation and one other company were newly included in the scope of the equity method as a result of the exercise of the right to request acquisition of the preferred shares and other factors.

During the period, Mitoyo Securities Co., Ltd. was excluded from the scope of the equity method as a result of the sale of stocks.

(3)	Number of majority-owned non-consolidated subsidiaries and other non-consolidated subsidiaries not under the equity method: 0

(4) Affiliates not under the equity method:

Name of principal company:

Asian-American Merchant Bank Limited

Majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates not under the equity method are excluded from the scope of the equity method since such exclusion has no material effect on MHFG’s consolidated financial statements in terms of Net Income (Loss) (amount corresponding to MHFG’s equity position), Retained Earnings (amount corresponding to MHFG’s equity position), Deferred Gains or Losses on Hedges (amount corresponding to MHFG’s equity position) and others.

4.	Fiscal Years of Majority-owned Consolidated Subsidiaries and Other Consolidated Subsidiaries

(1)	Balance sheet dates of majority-owned consolidated subsidiaries and other consolidated subsidiaries are as follows:

The day before the last business day of June	7 companies
September 30	1 company
December 29	18 companies
December 31	59 companies
March 31	67 companies

(2)	Majority-owned consolidated subsidiaries and other consolidated subsidiaries with balance sheet dates of the day before the last business day of June and December 29 were consolidated based on their tentative financial statements as of and for the period ended December 31. Majority-owned consolidated subsidiaries and other consolidated subsidiaries with balance sheet dates of September 30 were consolidated based on their tentative financial statements as of and for the period ended the consolidated balance sheet dates. Other majority-owned consolidated subsidiaries and other consolidated subsidiaries were consolidated based on their financial statements as of and for the period ended their respective balance sheet dates.

The necessary adjustments have been made to the financial statements for any significant transactions that took place between their respective balance sheet dates and the date of the consolidated financial statements.

5.	Special Purpose Entities Subject to Disclosure

(1)	Summary of special purpose entities subject to disclosure and transactions with these special purpose entities

Mizuho Bank, Ltd. (“MHBK”), Mizuho Corporate Bank, Ltd. (“MHCB”), and Mizuho Trust & Banking Co., Ltd. (“MHTB”), which are majority-owned consolidated subsidiaries of MHFG, granted loans, credit facilities and liquidity facilities to 23 special purpose entities (mainly incorporated in the Cayman Islands) in their borrowings and fund raising by commercial paper in order to support securitization of monetary assets of customers.

The aggregate assets and aggregate liabilities of these 23 special purpose entities at their respective balance sheet dates amounted to ¥2,146,309 million and ¥2,145,260 million, respectively. MHBK, MHCB and MHTB do not own any shares with voting rights in any of these special purpose entities and have not dispatched any director or employee to them.

(2)	Major transactions with these special purpose entities subject to disclosure as of or for the fiscal year ended March 31, 2011 are as follows:

As of March 31, 2011	Millions of yen
Loans	¥1,701,545
Credit and Liquidity Facilities	¥427,325

For the Fiscal Year ended March 31, 2011	Millions of yen
Interest Income on Loans	¥12,887
Fee and Commission Income, etc.	¥2,271

6.	Amortization Method of Goodwill and Amortization Period

Goodwill of Eurekahedge Pte, Ltd. is amortized over a period of 10 years under the straight-line method. The amount of other Goodwill is expensed as incurred since the amount has no material impact.

7.	Standards of Accounting Method

(1)	Trading Assets & Liabilities and Trading Income & Expenses

Trading transactions intended to take advantage of short-term fluctuations and arbitrage opportunities in interest rates, currency exchange rates, market prices of securities and related indices are recognized on a trade date basis and recorded in Trading Assets or Trading Liabilities on the consolidated balance sheet. Income or expenses generated on the relevant trading transactions are recorded in Trading Income or Trading Expenses on the consolidated statement of income.

Securities and other monetary claims held for trading purposes are stated at fair value at the consolidated balance sheet date. Derivative financial products, such as swaps, futures and option transactions, are stated at fair value, assuming that such transactions are terminated and settled at the consolidated balance sheet date.

Trading Income and Trading Expenses include the interest received and the interest paid during the fiscal year, the gains or losses resulting from any change in the value of securities and other monetary claims between the beginning and the end of the fiscal year, and the gains or losses resulting from any change in the value of financial derivatives between the beginning and the end of the fiscal year, assuming they were settled at the end of the fiscal year.

(2)	Securities

(i) Bonds held to maturity are stated at amortized cost (straight-line method) and determined by the moving average method. Investments in majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates, which are not under the equity method, are stated at acquisition cost and determined by the moving average method. Other Securities which have readily determinable fair value are stated at fair value. Fair value of Japanese stocks with a quoted market price is determined based on the average quoted market price over the month preceding the consolidated balance sheet date. Fair value of securities other than Japanese stocks is determined at the quoted market price if available, or other reasonable value at the consolidated balance sheet date (cost of securities sold is calculated primarily by the moving average method). Other Securities, the fair values of which are extremely difficult to determine, are stated at acquisition cost or amortized cost and determined by the moving average method.

The net unrealized gains on Other Securities are included directly in Net Assets, net of applicable income taxes after excluding gains and losses as a result of the fair-value hedge method.

(ii) Securities which are held as trust assets in Money Held in Trust accounts are valued in the same way as given in (i) above.

(3)	Derivative Transactions

Derivative transactions (other than transactions for trading purposes) are valued at fair value.

(4)	Depreciation

 Tangible Fixed Assets (Except for Lease Assets)

Depreciation of buildings is computed mainly by the straight-line method, and that of others is computed mainly by the declining-balance method. The range of useful lives is as follows:

Buildings:         3 years to 50 years

Others:              2 years to 20 years

‚ Intangible Fixed Assets (Except for Lease Assets)

Amortization of Intangible Fixed Assets is computed by the straight-line method. Development costs for internally-used software are capitalized and amortized over their estimated useful lives of mainly five years as determined by MHFG and consolidated subsidiaries.

ƒ Lease Assets

Depreciation of lease assets booked in Tangible Fixed Assets and Intangible Fixed Assets which are concerned with finance lease transactions that do not transfer ownership is mainly computed by the same method as the one applied to fixed assets owned by us.

(5)	Deferred Assets

 Stock issuance costs

Stock issuance costs are expensed as incurred.

‚ Bond issuance costs

Bond issuance costs are expensed as incurred.

ƒ Debenture issuance costs

Debenture issuance costs are expensed as incurred.

„ Bond discounts

Bonds are stated at amortized costs computed by the straight-line method on the consolidated balance sheets.

Bond discounts booked on the consolidated balance sheets as of March 31, 2006 are amortized under the straight-line method over the term of the bond by applying the previous accounting method and the unamortized balance is directly deducted from bonds, based on the tentative measure stipulated in the “Tentative Solution on Accounting for Deferred Assets” (ASBJ Report No. 19, August 11, 2006).

(6)	Reserves for Possible Losses on Loans

Reserves for Possible Losses on Loans of major domestic majority-owned consolidated subsidiaries and other consolidated subsidiaries are maintained in accordance with internally established standards for write-offs and reserve provisions.

For claims extended to obligors that are legally bankrupt under the Bankruptcy Law, Special Liquidation under the Company Law or other similar laws (“Bankrupt Obligors”), and to obligors that are effectively in similar conditions (“Substantially Bankrupt Obligors”), reserves are maintained at the amounts of claims net of direct write-offs described below and expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees. For claims extended to obligors that are not yet legally or formally bankrupt but are likely to be bankrupt (“Intensive Control Obligors”), reserves are maintained at the amounts deemed necessary based on overall solvency analyses of the amounts of claims net of expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees.

For claims extended to Intensive Control Obligors and Obligors with Restructured Loans and others, if the exposure to an obligor exceeds a certain specific amount, reserves are provided as follows: (i) if future cash flows of the principal and interest can be reasonably estimated, the discounted cash flow method is applied, under which the reserve is determined as the difference between the book value of the loan and its present value of future cash flows discounted using the contractual interest rate before the loan was classified as a Restructured Loan, and (ii) if future cash flows of the principal and interest cannot be reasonably estimated, reserves are provided for the losses estimated for each individual loan. For claims extended to other obligors, reserves are maintained at rates derived from historical credit loss experience and other factors. Reserve for Possible Losses on Loans to Restructuring Countries is maintained in order to cover possible losses based on analyses of the political and economic climates of the countries.

All claims are assessed by each claim origination department in accordance with the internally established “Self-assessment Standard,” and the results of the assessments are verified and examined by the independent examination departments. Reserves for Possible Losses on Loans are provided for on the basis of such verified assessments.

In the case of claims to Bankrupt Obligors and Substantially Bankrupt Obligors, which are collateralized or guaranteed by a third party, the amounts deemed uncollectible (calculated by deducting the anticipated proceeds from the sale of collateral pledged against the claims and amounts that are expected to be recovered from guarantors of the claims) are written off against the respective claims balances. The total directly written-off amount was ¥416,313 million.

Other majority-owned consolidated subsidiaries and other consolidated subsidiaries provide the amount necessary to cover the loan losses based upon past experience and other factors for general claims and the assessment for each individual loan for other claims.

(7)	Reserve for Possible Losses on Investments

Reserve for Possible Losses on Investments is maintained to provide against possible losses on investments in securities, after taking into consideration the financial condition and other factors concerning the investee company.

Except for securitization products which are included as reference assets of another securitization scheme of the Group’s domestic majority-owned consolidated banking subsidiary, Reserve for Possible Losses on Investments is provided against unrealized losses on securitization products related with the discontinuation of business regarding credit investments primarily in Europe which were made as an alternative to loans by the Group’s domestic banking subsidiary. Since securities are recognized at fair value on the consolidated balance sheet, the balance of Securities is offset against that of Reserve for Possible Losses on Investments by ¥721 million.

(8)	Reserve for Bonus Payments

Reserve for Bonus Payments, which is provided for future bonus payments to employees, is maintained at the amount accrued at the end of the fiscal year, based on the estimated future payments.

(9)	Reserve for Employee Retirement Benefits

Reserve for Employee Retirement Benefits (including Prepaid Pension Cost), which is provided for future benefit payments to employees, is recorded as the required amount, based on the projected benefit obligation and the estimated plan asset amounts at the end of the fiscal year. Unrecognized actuarial differences are recognized as income or expenses from the following fiscal year under the straight-line method over a certain term within the average remaining service period of the employees of the respective fiscal year.

(10)	Reserve for Director and Corporate Auditor Retirement Benefits

Reserve for Director and Corporate Auditor Retirement Benefits, which is provided for future retirement benefit payments to directors, corporate auditors, and executive officers, is recognized at the amount accrued at the end of the respective fiscal year, based on the internally established standards.

(11)	Reserve for Possible Losses on Sales of Loans

Reserve for Possible Losses on Sales of Loans is provided for possible future losses on sales of loans at the amount deemed necessary based on a reasonable estimate of possible future losses.

(12)	Reserve for Contingencies

Reserve for Contingencies is maintained to provide against possible losses from contingencies, which are not covered by other specific reserves in off-balance transactions, trust transactions and others. The balance is an estimate of possible future losses, on an individual basis, considered to require a reserve.

(13)	Reserve for Reimbursement of Deposits

Reserve for Reimbursement of Deposits is provided against the losses for the deposits derecognized from the liabilities at the estimated amount of future claims for withdrawal by depositors and others.

(14)	Reserve for Reimbursement of Debentures

Reserve for Reimbursement of Debentures is provided for the debentures derecognized from Liabilities at the estimated amount for future claims.

(15)	Reserve under Special Laws

Reserve under Special Laws is Reserve for Contingent Liabilities from Financial Instruments and Exchange. This is the reserve pursuant to Article 46-5, Paragraph 1 and Article 48-3, Paragraph 1 of the Financial Instruments and Exchange Law to indemnify the losses incurred from accidents in the purchase and sale of securities, other transactions or derivative transactions.

(16)	Assets and Liabilities denominated in foreign currencies

Assets and Liabilities denominated in foreign currencies and accounts of overseas branches of domestic majority-owned consolidated banking subsidiaries and a domestic majority-owned consolidated trust banking subsidiary are translated into Japanese yen primarily at the exchange rates in effect at the consolidated balance sheet date, with the exception of the investments in majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates not under the equity method, which are translated at historical exchange rates.

Assets and Liabilities denominated in foreign currencies of the majority-owned consolidated subsidiaries and other consolidated subsidiaries, except for the transactions mentioned above, are translated into Japanese yen primarily at the exchange rates in effect at the respective balance sheet dates.

(17)	Hedge Accounting

(a) Interest Rate Risk

The deferred method, the fair-value hedge method or the exceptional accrual method for interest rate swaps are applied as hedge accounting methods.

The portfolio hedge transaction for a large volume of small-value monetary claims and liabilities of domestic majority-owned consolidated banking subsidiaries and domestic majority-owned consolidated trust banking subsidiaries is accounted for in accordance with the method stipulated in the “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No.24).

The effectiveness of hedging activities for the portfolio hedge transaction for a large volume of small-value monetary claims and liabilities is assessed as follows:

(i)	as for hedging activities to offset market fluctuation risks, the effectiveness is assessed by bracketing both the hedged instruments, such as deposits and loans, and the hedging instruments, such as interest-rate swaps, in the same maturity bucket.

(ii)	as for hedging activities to fix the cash flows, the effectiveness is assessed based on the correlation between a base interest rate index of the hedged instrument and that of the hedging instrument.

The effectiveness of the individual hedge is assessed based on the comparison of the fluctuation in the market or of cash flows of the hedged instruments with that of the hedging instruments.

Among Deferred Gains or Losses on Hedges recorded on the consolidated balance sheet, those deferred hedge losses are included that resulted from the application of the macro-hedge method based on the “Tentative Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No.15), under which the overall interest rate risks inherent in loans, deposits and others are controlled on a macro-basis using derivatives transactions. The deferred hedge gains/losses are amortized as interest income or interest expenses over the remaining maturity and average remaining maturity of the respective hedging instruments. The unamortized amounts of gross deferred hedge losses and gross deferred hedge gains on the macro-hedges, before net of applicable income taxes were ¥16,874 million and ¥13,984 million, respectively.

(b) Foreign Exchange Risk

Domestic majority-owned consolidated banking subsidiaries and some of domestic majority-owned consolidated trust banking subsidiaries apply the deferred method of hedge accounting to hedge foreign exchange risks associated with various financial assets and liabilities denominated in foreign currencies as stipulated in the “Accounting and Auditing Treatment relating to Adoption of Accounting Standards for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No.25). The effectiveness of the hedge is assessed by confirming that the amount of the foreign currency position of the hedged monetary claims and liabilities is equal to or larger than that of currency-swap transactions, exchange swap transactions, and similar transactions designated as the hedging instruments of the foreign exchange risk.

In addition to the above methods, these majority-owned subsidiaries apply the deferred method or the fair-value hedge method to portfolio hedges of the foreign exchange risks associated with investments in majority-owned subsidiaries, other consolidated subsidiaries and affiliates in foreign currency and Other Securities in foreign currency (except for bonds) identified as hedged items in advance, as long as the amount of foreign currency payables of spot and forward foreign exchange contracts exceeds the amount of acquisition cost of the hedged foreign securities in foreign currency.

(c) Inter-company Transactions

Inter-company interest rate swaps, currency swaps and similar derivatives among consolidated companies or between trading accounts and other accounts, which are designated as hedges, are not eliminated and related gains and losses are recognized in the statement of income or deferred under hedge accounting, because these inter-company derivatives are executed according to the criteria for appropriate outside third-party cover operations which are treated as hedge transactions objectively in accordance with JICPA Industry Audit Committee Reports No. 24 and 25.

(18)	Consumption Taxes and other

With respect to MHFG and its domestic majority-owned consolidated subsidiaries and other consolidated subsidiaries, Japanese consumption taxes and local consumption taxes are excluded from transaction amounts.

CHANGES OF FUNDAMENTAL AND IMPORTANT MATTERS FOR THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

(Accounting Standard for Asset Retirement Obligations)

Mizuho Financial Group has applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) beginning with this fiscal year.

As a result, Income before Income Taxes and Minority Interests decreased by ¥3,081 million. The change in Asset Retirement Obligations (which is in “Other Liabilities”) due to commencement of application of the accounting standards is ¥6,555 million.

(Accounting Standard for Equity Method of Accounting for Investments and Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method)

Mizuho Financial Group has applied “Accounting Standard for Equity Method of Accounting for Investments” (ASBJ Statement No. 16, March 10, 2008) and “Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method” (PITF No. 24, March 10, 2008) beginning with this fiscal year.

This application does not affect the financial statements.

CHANGE IN PRESENTATION OF FINANCIAL STATEMENTS

(Consolidated Balance Sheet and Consolidated Statement of Changes in Net Assets)

Mizuho Financial Group has applied the appended form of “Ordinance for Enforcement of the Banking Act” (Finance Ministry Ordinance No. 10, 1982) revised by “Cabinet Office Ordinance Partially Revising Regulation on Enforcement of the Banking Act” (Cabinet Office Ordinance No. 5, March 25, 2011) and, as a result, “Other Accumulated Comprehensive Income” is presented from this fiscal year in lieu of “Valuation and Translation Adjustments” in the previous fiscal year.

ADDITIONAL INFORMATION

(Issuance of New Shares by the Spread Method)

The spread method is adopted for the issuance of new shares (5,609,000 thousand shares) with a payment date of July 21, 2010. This is a method where the new shares are underwritten and purchased by the initial purchasers at the amount to be paid to MHFG (¥125.27 per share), and sold by the underwriters to the investors at an issue price (¥130.00 per share) different from the amount to be paid to MHFG.

Using the spread method, the aggregate amount of the difference between (a) the issue price and (b) the amount to be paid to MHFG is retained by the initial purchasers, and allocated to each of the underwriters as underwriting fees. Accordingly, Other Ordinary Expenses does not include the amount equivalent to such underwriting fees of ¥26,530 million related to the issuance.

The amount equivalent to such underwriting fees of \9,734 million, recognized as profit by majority-owned consolidated subsidiaries and other consolidated subsidiaries, is eliminated and recorded as an increase in Capital Surplus.

NOTES

(NOTES TO CONSOLIDATED BALANCE SHEET)

1.	Securities include shares of ¥209,145 million and investments of ¥421 million in majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates.

2.	Unsecured loaned securities which the borrowers have the right to sell or repledge amounted to ¥4,198 million and are included in trading securities under Trading Assets. MHFG has the right to sell or repledge some of unsecured borrowed securities, securities purchased under resale agreements and securities borrowed with cash collateral. Among them, the total of securities repledged was ¥9,428,034 million, the total of securities re-loaned was ¥18,741 million and securities neither repledged nor re-loaned was ¥1,961,545 million, respectively.

3.	Loans and Bills Discounted include Loans to Bankrupt Obligors of ¥46,116 million and Non-Accrual Delinquent Loans of ¥660,718 million.

Loans to Bankrupt Obligors are loans, excluding loans written-off, on which delinquencies in payment of principal and/or interest have continued for a significant period of time or for some other reason there is no prospect of collecting principal and/or interest (“Non-Accrual Loans”), as per Article 96, Paragraph 1, Item 3, Subsections 1 to 5 or Item 4 of the Corporate Tax Law Enforcement Ordinance (Government Ordinance No. 97, 1965).

Non-Accrual Delinquent Loans represent Non-Accrual Loans other than (i) Loans to Bankrupt Obligors and (ii) loans on which interest payments have been deferred in order to assist or facilitate the restructuring of the obligors.

4.	Balance of Loans Past Due for Three Months or More: ¥25,034 million

Loans Past Due for Three Months or More are loans on which payments of principal and/or interest have not been made for a period of three months or more since the next day following the first due date without such payments, and which are not included in Loans to Bankrupt Obligors, or Non-Accrual Delinquent Loans.

5.	Balance of Restructured Loans: ¥496,991 million

Restructured Loans represent loans whose contracts were amended in favor of obligors (e.g. reduction of, or exemption from, stated interest, deferral of interest payments, extension of maturity dates and renunciation of claims) in order to assist or facilitate the restructuring of the obligors. Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans and Loans Past Due for Three Months or More are not included.

6.	Total balance of Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans, Loans Past Due for Three Months or More, and Restructured Loans: ¥1,228,859 million

The amounts given in Notes 3 through 6 above are gross amounts before deduction of amounts for the Reserves for Possible Losses on Loans.

7.	In accordance with JICPA Industry Audit Committee Report No. 24, bills discounted are accounted for as financing transactions. The banking subsidiaries have rights to sell or pledge these bankers’ acceptances, commercial bills, documentary bills and foreign exchange bills purchased. The face value of these bills amounted to ¥734,051 million.

8.	The following assets were pledged as collateral:

Cash and Due from Banks:	¥130 million
Trading Assets:	¥6,255,353 million
Securities:	¥18,571,019 million
Loans and Bills Discounted:	¥9,376,342 million
Other Assets:	¥19,815 million
Tangible Fixed Assets:	¥126 million

The following liabilities were collateralized by the above assets:

Deposits:	¥824,972 million
Call Money and Bills Sold:	¥1,878,300 million
Payables under Repurchase Agreements:	¥4,608,710 million
Guarantee Deposits Received under Securities Lending Transactions:	¥4,628,424 million
Borrowed Money:	¥14,198,742 million

In addition to the above, the settlement accounts of foreign and domestic exchange transactions or derivatives transactions and others were collateralized, and margins for futures transactions were substituted by Cash and Due from Banks of ¥17,658 million, Trading Assets of ¥189,100 million and Securities of ¥2,363,237 million and Loans and Bills Discounted of ¥45,307 million.

None of the assets was pledged as collateral in connection with borrowings by the majority-owned non-consolidated subsidiaries, other non-consolidated subsidiaries and affiliates. Other Assets includes guarantee deposits of ¥106,814 million, collateral pledged for derivatives transactions of ¥247,600 million, margins for futures transactions of ¥33,492 million and other guarantee deposits of ¥35,782 million.

Rediscount of bills is conducted as financing transaction based on the JICPA Industry Audit Committee Report No. 24. There was no balance for bankers’ acceptances, commercial bills, documentary bills or foreign exchange bills purchased.

9.	Overdraft protection on current accounts and contracts of the commitment line for loans are contracts by which banking subsidiaries are bound to extend loans up to the prearranged amount, at the request of customers, unless the customer is in breach of contract conditions. The unutilized balance of these contracts amounted to ¥58,034,077 million. Of this amount, ¥51,102,222 million relates to contracts of which the original contractual maturity is one year or less, or which are unconditionally cancelable at any time.

Since many of these contracts expire without being exercised, the unutilized balance itself does not necessarily affect future cash flows. A provision is included in many of these contracts that entitles the banking subsidiaries to refuse the execution of loans, or reduce the maximum amount under contracts when there is a change in the financial situation, necessity to preserve a claim or other similar reasons. The banking subsidiaries require collateral such as real estate and securities when deemed necessary at the time the contract is entered into. In addition, they periodically monitor customers’ business conditions in accordance with internally established standards and take necessary measures to manage credit risks such as amendments to contracts.

10.	In accordance with the Land Revaluation Law (Proclamation No.34 dated March 31, 1998), land used for business operations of domestic majority-owned consolidated banking subsidiaries was revalued. The applicable income taxes on the entire excess of revaluation are included in Deferred Tax Liabilities for Revaluation Reserve for Land under Liabilities, and the remainder, net of applicable income taxes, is stated as Revaluation Reserve for Land, included in Net Assets.

Revaluation date: March 31, 1998

Revaluation method as stated in Article 3, Paragraph 3 of the above law: Land used for business operations was revalued by calculating the value on the basis of the valuation by road rating stipulated in Article 2, Paragraph 4 of the Enforcement Ordinance relating to the Land Revaluation Law (Government Ordinance No.119 promulgated on March 31, 1998) with reasonable adjustments to compensate for sites with long depth and other factors, and also on the basis of the appraisal valuation stipulated in Paragraph 5.

The difference at the consolidated balance sheet date between the total fair value of land for business operation purposes, which has been revalued in accordance with Article 10 of the above-mentioned law, and the total book value of the land after such revaluation was ¥160,512 million.

11.	Accumulated Depreciation of Tangible Fixed Assets amounted to ¥799,355 million.

12.	The book value of Tangible Fixed Assets adjusted for gains on sales of replaced assets and others amounted to ¥37,126 million.

13.	Borrowed Money includes subordinated borrowed money of ¥644,329 million with a covenant that performance of the obligation is subordinated to that of other obligations.

14.	Bonds and Notes includes subordinated bonds of ¥1,710,361 million.

15.	The principal amounts of money trusts and loan trusts with contracts indemnifying the principal amounts, which are entrusted to domestic majority-owned consolidated trust banking subsidiaries, are ¥836,285 million and ¥383 million, respectively.

16.	Liabilities for guarantees on corporate bonds included in Securities, which were issued by private placement (Article 2, Paragraph 3 of the Financial Instruments and Exchange Law) amounted to ¥1,032,321 million.

17.	Net Assets per share of common stock: ¥177.53

18.	Projected pension benefit obligations, etc. as of the consolidated balance sheet date are as follows:

Millions of yen
Projected Benefit Obligations	¥(1,207,229)
Plan Assets (fair value)	1,215,987
Unfunded Retirement Benefit Obligations	8,757
Unrecognized Actuarial Differences	420,438
Net Amounts on Consolidated Balance Sheet	¥429,196
Prepaid Pension Cost	464,812
Reserve for Employee Retirement Benefits	(35,615)

(NOTES TO CONSOLIDATED STATEMENT OF INCOME)

1.	Other Ordinary Income includes gains on sales of stocks of ¥54,712 million.

2.	Other Ordinary Expenses includes losses on impairment (devaluation) of stocks of ¥94,420 million, losses on write-offs of loans of ¥71,659 million, and losses on sales of stocks of ¥29,006 million.

3.	Other Extraordinary Losses includes losses of ¥3,091 million at the beginning of the period due to the adoption of Accounting Standard for Asset Retirement Obligation described in “Changes of Fundamental and Important Matters for the Preparation of Consolidated Financial Statements” and Extraordinary depreciation of ¥1,761 million due to the shortening of depreciation period of the software.

4.	Net Income per share of common stock for the fiscal year: ¥20.47

5.	Diluted Net Income per share of common stock for the fiscal year : ¥19.27

(NOTES TO CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS)

1.	Types and number of issued shares and of treasury stock are as follows:

	Thousands of Shares
	As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Remarks
Issued shares
Common stock	15,494,397	6,287,787	—	21,782,185	*1
Eleventh Series Class XI Preferred Stock	914,752	—	—	914,752
Thirteenth Series Class XIII Preferred Stock	36,690	—	—	36,690

Total	16,445,839	6,287,787	—	22,733,627

Treasury stock
Common stock	9,397	21	3,761	5,656	*2
Eleventh Series Class XI Preferred Stock	415,471	82,395	—	497,866	*3

Total	424,868	82,416	3,761	503,522

*1.	Increases are due to request for acquisition (conversion) of preferred stock (287,787 thousand shares), capital increase by public offering (5,609,000 thousand shares), and capital increase by way of third-party allotment (391,000 thousand shares).
*2.	Increases are due to repurchase of shares constituting less than one unit, and decreases are due to exercise of stock acquisition rights (stock option) (3,760 thousand shares) and repurchase of shares constituting less than one unit (one thousand shares).
*3.	Increases are due to request for acquisition (conversion) of preferred stock.

2.	Stock acquisition rights and treasury stock acquisition rights are as follows:

Category	Breakdown of stock acquisition rights	Class of shares to be issued or transferred upon exercise of stock acquisition rights	Number of shares to be issued or transferred upon exercise of stock acquisition rights (Shares)
			As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Balance as of March 31, 2011 (Millions of yen)	Remarks
MHFG	Stock acquisition rights (Treasury stock acquisition rights)	—	— (—)	— (—)	— (—)	— (—)	— (—)
	Stock acquisition rights as stock option			—			1,786
Majority-owned consolidated subsidiaries and other consolidated subsidiaries (Treasury stock acquisition rights)				—			968 (—)
Total				—			2,754 (—)

3.	Cash dividends distributed by MHFG are as follows:

(1)	Cash dividends paid during the fiscal year ended March 31, 2011

Resolution			Type	Cash Dividends (Millions of yen)	Cash Dividends per Share (Yen)	Record Date	Effective Date
	June 22, 2010		Common Stock	123,880	8	March 31, 2010
[	Ordinary General Meeting of Shareholders	]	Eleventh Series Class XI Preferred Stock	9,985	20	March 31, 2010	June 22, 2010
			Thirteenth Series Class XIII Preferred Stock	1,100	30	March 31, 2010
	Total			134,966

(2)	Cash dividends with record dates falling in the fiscal year ended March 31, 2011 and effective dates coming after the end of the fiscal year

Resolution			Type	Cash Dividends (Millions of yen)	Resource of Dividends	Cash Dividends per Share (Yen)	Record Date	Effective Date
	June 21, 2011		Common Stock	130,659	Retained Earnings	6	March 31, 2011
[	Ordinary General Meeting of Shareholders	]	Eleventh Series Class XI Preferred Stock	8,337	Retained Earnings	20	March 31, 2011	June 21, 2011
			Thirteenth Series Class XIII Preferred Stock	1,100	Retained Earnings	30	March 31, 2011

Cash dividends on common stock and preferred stock are proposed as above as a matter to be resolved at the ordinary general meeting of shareholders scheduled to be held on June 21, 2011.

(FINANCIAL INSTRUMENTS)

1. Matters relating to the conditions of financial instruments

(1) Policy on financial instruments

Mizuho Financial Group (MHFG), which primarily engages in banking business, incurs financial liabilities such as customer deposits and market deposits on the funding side while holding financial assets such as customer loans, stocks and bonds on the investment side, and also engages in trading business for certain financial products. Some subsidiaries conduct securities business and other financial business.

For above funding and investment business, MHFG appropriately manages risks of each financial instrument and carefully watches term-gaps and other risk factors.

(2) Contents and Risk of Financial Products

The main financial assets of the Mizuho group consist of loans to customers and securities such as Japanese stocks and government bonds. The Group holds these securities for the purpose of reserves for deposit payments reserves and as investments. These financial assets are subject to various types of risk that may be incurred by the Group due to a decline in, or total loss of, the value of assets, as a result of deterioration in a counterparty’s and an issuer’s financial position (“credit risk”), or incurred by the Group due to fluctuations in interest rates, stock prices and foreign exchange rates and so on (“market risk”).

The main financing source of the Mizuho group is a stable source of deposits from its customers in addition to direct funding from the financial market. These financing sources are subject to the risk of losses (“liquidity risk”) arising from funding difficulties due to market disruption or a deterioration in our financial position that makes it difficult for us to raise the necessary funds or that forces us to raise funds at significantly higher interest rates than usual.

In addition, the Mizuho group uses derivative financial products to control the interest rate risk related to the assets and liabilities of the Group, as part of our asset and liability management (“ALM”). The Group primarily utilizes the portfolio hedge by grouping numerous financial assets and liabilities such as loans and deposits into similar interest risk units in accordance with risk management policies. Some derivative products like interest rate swaps are used as hedging methods for cash-flow hedges or fair value hedges. The Group applies hedge accounting to the majority of these products, treating them as deferred hedges. The effectiveness of the hedges is assessed periodically by regression analysis and other methods to ensure whether the derivative financial products effectively work in order to offset the exposure to changes in fair value and variable cash flows from hedged items. It should be noted that the Mizuho Group uses derivative financial products for trading purposes and so on as well.

Progress in financial deregulation and internationalization has led to growth in the diversity and complexity of financial assets and liabilities of the Mizuho group, exposing the Group to various risks, including credit risk, liquidity risk and other risks.

(3) Risk Management for Financial Products

 Commitment to Risk Management

We recognize the conducting of operations tailored to the risks and managing such risks as a key issue relating to overall management. In order to implement our business strategy while maintaining our financial stability, we maintain comprehensive risk management and control measures.

We maintain basic policies for risk management established by our board of directors that are applicable to the entire Mizuho group. These policies clearly define the kinds of risks to be managed, set forth the organizational structure and provide for the human resources training necessary for appropriate levels of risk management. The policies also provide for audits to measure the effectiveness and suitability of the risk management structure. In line with these basic policies, we maintain various measures to strengthen and enhance the sophistication of our risk management system.

‚ General Concept of Risk Management

We classify our risk exposures according to the various kinds of risk, including credit risk, market risk, liquidity risk and operational risk, and manage each type of risk according to its characteristics.

In addition to managing each type of risk individually, we have established a risk management structure to identify and evaluate overall risk and, where necessary, to devise appropriate responses to keep risk within limits that are managerially acceptable in both qualitative and quantitative terms.

More specifically, we allocate risk capital to our principal banking subsidiaries and other core group companies to control risk within the limits set for each company. We also control risk within managerially acceptable limits by working to ensure that the overall risk we hold on a consolidated basis does not exceed shareholders’ equity and other measures of financial strength. To ensure the ongoing financial health of Mizuho Financial Group, our principal banking subsidiaries and other core group companies, we regularly monitor the manner in which risk capital is being used in order to obtain a proper grasp of the risk profile within this framework. Reports are also submitted to the board of directors and other committees of each company.

ƒ Credit Risk Management

We have adopted two different but mutually complementary approaches in credit risk management. The first approach is “credit management,” in which we manage the process for each individual transaction and individual obligor from execution until collection, based on our assessment of the credit quality of the customer. Through this process, we curb losses in the case of a credit event. The second is “credit portfolio management,” in which we utilize statistical methods to assess the potential for losses related to credit risk. Through this process, we identify credit risk and respond appropriately.

Our board of directors determines the Mizuho group’s key matters pertaining to credit risk management while their Chief Executive Officers are responsible for controlling credit risk. In addition, we have established the Portfolio Management Committee as one of its business policy committees. This committee of Mizuho Financial Group discusses and coordinates basic policy in connection with credit risk management and matters in connection with overall credit portfolio management and credit risk monitoring for the Mizuho group. Under the control of the Chief Risk Officer of Mizuho Financial Group, the Risk Management Division and the Credit Risk Management Division jointly monitor, analyze and submit suggestions concerning credit risk and formulate and execute plans in connection with basic matters pertaining to credit risk management.

We use statistical methods to manage the possibility of losses by measuring the expected average loss for a one-year risk horizon (“expected loss”) and the maximum loss within a certain confidence interval (“credit VAR”). The difference between expected loss and credit VAR is measured as the credit risk amount (“unexpected loss”). We recognize two types of risk arising from allowing too large a proportion of overall credit risk to be allocated in certain areas. One type is “credit concentration risk,” which stems from granting excessive credit to certain individual counterparties. The other type is “chain-reaction default risk,” which arises from granting excessive credit to certain corporate groups, industrial sectors and other groupings. We manage these risks appropriately in line with our specific guidelines for each.

The board of directors of each of our principal banking subsidiaries and other core group companies determines key matters pertaining to credit risk in line with basic policies set forth by Mizuho Financial Group. Their respective business policy committees are responsible for discussing and coordinating overall management of their individual credit portfolios and transaction policies towards obligors.

The chief risk officer of each principal banking subsidiary and core group company is responsible for matters relating to planning and implementing credit risk management. The credit risk management division of each principal banking subsidiary is responsible for planning and administering credit risk management and conducting credit risk measuring and monitoring. Each credit division determines policies and approves/disapproves individual transactions regarding review and management of and collection from customers in accordance with the lines of authority set forth by each principal banking subsidiary. In addition, from the standpoint of internal controls, each of our principal banking subsidiaries has also established internal audit divisions that are independent of the business divisions in order to ensure appropriate credit risk management.

„ Market Risk Management

The board of directors of Mizuho Financial Group determines key matters pertaining to market risk management policies. In addition, we have established the ALM & Market Risk Committee as one of its business policy committees. The committee broadly discusses and coordinates matters relating to basic asset and liability management policies, risk planning and market risk management and proposes responses to emergencies such as sudden market changes.

The Chief Risk Officer of Mizuho Financial Group is responsible for matters relating to market risk management planning and operations. The Risk Management Division of Mizuho Financial Group is responsible for monitoring market risk, reports and analyses, proposals, setting limits and guidelines, and formulating and implementing plans relating to market risk management. In addition, the division assesses and manages the overall market risk of the Mizuho group as a whole and keeps track of the market risk situation of our principal banking subsidiaries and other core group companies. The division also submits reports to the Chief Executive Officer on a daily basis and to our board of directors and the executive management committee of Mizuho Financial Group on a regular basis.

To manage market risk, we set limits that correspond to risk capital allocations. The amount of risk capital allocated to market risk corresponds to VAR and additional costs that may arise in order to close relevant positions. For trading and banking activities, we set limits for VAR and for losses. For banking activities, we set position limits based on interest rate sensitivity as needed.

Our principal banking subsidiaries and certain other core group companies have formulated their basic policies in line with the basic policies determined by Mizuho Financial Group. Their boards of directors determine important matters relating to market risk management while their Chief Executive Officers are responsible for controlling market risk. Based on a common Mizuho Group risk capital allocation framework, the above-mentioned companies manage market risk by setting limits according to the risk capital allocated to market risk by Mizuho Financial Group.

Our principal banking subsidiaries and certain other core group companies have the same market risk management structure as the Mizuho Financial Group, such as their business policy committees being responsible for overall discussion and coordination of the market risk management, including their ALM & market risk management committees.

In addition, they have established middle offices specializing in risk management that are independent of their front offices, which engage in market transactions, and their back offices, which are responsible for book entries and settlements. This system enables them to achieve mutual checks and control over market operations.

When VAR is not adequate to control risk, the middle offices manage risk using additional risk indices such as 10 BPV (Basis Point Value), carry out stress tests and set stop loss limits as needed.

… Situation of Market Risk

i. Overview of Banking Activities

The following table shows the VAR figures relating to our banking activities for the fiscal year indicated:

(Billions of yen)
Fiscal year ended March 31, 2011
As of fiscal year end	211.3
Maximum	227.6
Minimum	137.8
Average	188.6

[Definition of Banking business]

The following transactions are categorized as banking business, with trading business and strategically-held equity being categorized separately.

(1) Deposits and loans as well as related funding activities, and hedge against interest rate risk.

(2) Equity (excluding strategically-held equity), bonds, investment trusts, etc. and hedges against related market risk.

The core deposit of liquid deposits is to be specified and incorporated into the measurement of market risk.

Banking business VAR used to calculate Market Risk Equivalent is based on the following:

•	variance co-variance model for linear risk and Monte-Carlo simulation for non-linear risk;

•	VAR : the total amount of linear risk and non-linear risk;

•	confidence interval: one-tailed 99%;

•	holding period of one month ; and

•	historical observation period of one year.

ii. Trading business

The following table shows VAR figures of our trading activities for the fiscal year indicated:

(Billions of yen)
Fiscal year ended March 31, 2011
As of fiscal year end	3.6
Maximum	3.8
Minimum	2.2
Average	2.9

[Definition of trading activities]

(1)	Transactions held for the purpose of short-term resale.

(2)	Transactions held for the purpose of making a profit from price fluctuations over a short period as well as fixing a profit from arbitrage activities.

(3)	Deals that have both aspects of (1) and (2) above.

(4)	Deals held for broking business or market making business.

Trading business VAR used to calculate Market Risk Equivalent is based on the following:

•	variance co-variance model for linear risk and Monte-Carlo simulation for non-linear risk;

•	VAR : the total amount of linear risk and non-linear risk;

•	confidence interval: one-tailed 99%;

•	holding period of 1 trading day; and

•	historical observation period of one year.

iii. Strategic Equity Holding

We make the same market risk management based on VAR and risk indices for strategic equity holding portfolio as banking business and trading business.

The risk index of the strategic equity holding portfolio (sensitivity of the portfolio to a 1% change in TOPIX index) is set as ¥25.7 billion for in fiscal year ended March 31,2011.

iv. Risk management using VAR

VAR is a commonly used market risk management technique with statistical assumptions to measure maximum possible loss in the market, which will be incurred to the holding portfolio in a certain period with some probability. It should be noted that in general VAR model has the following shortcomings:

•	VAR estimates could differ by assumptions of holding period, confidence interval level and approaches for the measurement.

•	VAR which is calculated based on historical data does not necessarily indicate an accurate future possible maximum loss .

•

VAR might underestimate the probability of extreme market movements when the market gets inactive as VAR assumes sales of holding portfolio and hedges in the market during the holding period for the calculation.

•	The use of a 99% confidence level does not take account of, nor makes any statement about, any losses that might occur beyond this confidence level.

The variance co-variance model used as the measurement technique of VAR assumes that change in a market movement follows a normal distribution. Therefore, the model might underestimate the risk under the circumstance that the market is likely to move extremely beyond the assumption. The model might also underestimate the risk when the normal correlation assumption between interest rate and share price collapses under the circumstances when a rise in the interest rate and a deterioration of share price happen simultaneously.

We check the validity of the market risk measurement made by VAR approach periodically by the back-test which compares VAR with actual profit and loss. In addition to VAR, we make a wide variety of management and controls such as risk indices monitoring, implementation of stress tests, loss limit monitoring in order to make strict risk management by capturing carefully all risks, including what VAR approach is not able to cover.

† Liquidity Risk Management

Our liquidity risk management structure is generally the same as the market risk management structure described above (“Item „ Market Risk Management”). However, the head of the Financial Control & Accounting Group of Mizuho Financial Group is additionally responsible for matters relating to planning and running cash flow management operations, while the Financial Planning Division is responsible for monitoring and adjusting the cash flow management situation and for planning and implementing cash flow management. Reports on the cash flow situation are submitted to the ALM & market risk management committee, the executive management committee and the Chief Executive Officer.

We measure liquidity risk using indices pertaining to cash flow, such as limits on funds raised in the market. Limits on liquidity risk are discussed and coordinated by the ALM & market risk management committee, discussed further by the executive management committee and determined by the Chief Executive Officer. We have established classifications for the cash flow conditions affecting the Group, ranging from “normal” to “cause for concern” and “critical,” and have established procedures for dealing with cases which are deemed to fall into the “cause for concern” or “critical” categories. In addition, we have constructed a system under which we will be able to respond smoothly in the event of emergency situations that affect our funding by establishing action plans.

(4) Supplementary explanation of matters relating to fair value of financial instruments and others

Fair values of financial instruments include the values based on market prices, and the values deemed as market prices obtained by the reasonable estimate when the financial instruments do not have market prices. Since certain assumptions and others are adopted for calculating such values, they may differ when adopting different assumptions and others.

2. Matters relating to fair value of financial instruments and others

The following are the consolidated balance sheet amounts, fair values and differences between them as of March 31, 2011. Unlisted stocks and others, the fair values of which are extremely difficult to determine, are excluded from the table below (see (Note 2)).

	(Unit: Millions of yen)
	Consolidated Balance Sheet Amount	Fair Value	Difference
(1) Cash and Due from Banks (*1)	9,950,144	9,950,144	—
(2) Call Loans and Bills Purchased (*1)	375,255	375,255	—
(3) Receivables under Resale Agreements	7,467,309	7,467,309	—
(4) Guarantee Deposits Paid under Securities Borrowing Transactions	6,541,512	6,541,512	—
(5) Other Debt Purchased (*1)	1,667,151	1,665,020	(2,130)
(6) Trading Assets Trading Securities	9,497,860	9,497,860	—
(7) Money Held in Trust (*1)	122,233	122,233	—
(8) Securities
Bonds Held to Maturity	1,202,123	1,208,220	6,097
Other Securities	42,932,743	42,932,743	—
(9) Loans and Bills Discounted	62,777,757
Reserves for Possible Losses on Loans (*1)	(654,284)
	62,123,472	62,463,480	340,007

Total Assets	141,879,804	142,223,779	343,974

(1) Deposits	79,233,922	79,184,769	(49,153)
(2) Negotiable Certificates of Deposit	9,650,236	9,649,914	(322)
(3) Debentures	740,932	735,366	(5,566)
(4) Call Money and Bills Sold	5,095,412	5,095,412	—
(5) Payables under Repurchase Agreements	11,656,119	11,656,119	—
(6) Guarantee Deposits Received under Securities Lending Transactions	5,488,585	5,488,585	—
(7) Trading Liabilities Securities Sold, Not yet Purchased	4,249,792	4,249,792	—
(8) Borrowed Money	15,969,385	15,987,515	18,130
(9) Bonds and Notes	5,110,947	5,204,422	93,474
Total Liabilities	137,195,334	137,251,897	56,563
Derivative Transactions (*2)
Derivative Transactions not Qualifying for Hedge Accounting	737,937
Derivative Transactions Qualifying for Hedge Accounting	238,832
Reserves for Derivative Transactions (*1)	(46,203)

Total Derivative Transactions	930,567	930,567	—

(*1)	General and specific reserves for possible losses on loans relevant to Loans and Bills Discounted and reserves for derivative transactions are excluded. Reserves for Cash and Due from Banks, Call Loans and Bills Purchased, Other Debt Purchased, Money Held in Trust and others are directly written off against the consolidated balance sheet amount due to immateriality.
(*2)	Derivative Transactions recorded in Trading Assets and Trading Liabilities and Other Assets and Other Liabilities are presented as a lump sum.
Net claims and debts that arose from derivative transactions are presented on a net basis.

(Note 1)	Calculation method of fair value of financial instruments

Assets

(1)	Cash and Due from Banks

For Due from Banks which have no maturity, since fair values of these items approximate book values, we deem the book values to be fair values. For Due from Banks which have maturity, since contractual terms of these items are short (i.e., within six months) and fair values of these items approximate book values, we deem the book values to be fair values.

(2)	Call Loans and Bills Purchased, (3) Receivables under Resale Agreements and (4) Guarantee Deposits Paid under Securities Borrowing Transactions

Since contractual terms of these items are short (i.e., within six months) and fair values of these items approximate book values, we deem the book values to be fair values.

(5)	Other Debt Purchased

Fair values of Other Debt Purchased are based on the values deemed as market prices obtained by the reasonable estimate such as those obtained from brokers and financial information vendors.

(6)	Trading Assets

Fair values of securities held for trading, such as bonds held for trading, are based on the market prices and others.

(7)	Money Held in Trust

As to securities managed as trust assets in a directed money trust for separate investment with the management of securities as its primary purpose, stocks are based on the prices on stock exchanges, and bonds are based on the market prices and others. For other Money Held in Trust, since fair values of these items approximate book values, we deem the book values to be fair values.

(8)	Securities

Fair values of stocks are based on the prices on securities exchanges, and those of bonds and others are based on the market prices, valuations obtained from brokers and information vendors and others. Fair values of investment trusts are based on the disclosed net asset value. Fair values of private placement bonds are calculated by discounting the total amount of principal and interest and others at interest rates based on the discount rate reflecting expected loss and various risk factors by categories according to the internal ratings and terms.

Fair values of Floating-rate Japanese Government Bonds, according to our determination that current market prices may not reflect the fair value, are based on the reasonably calculated prices as book value at the end of the current fiscal year. In deriving the reasonably calculated prices, we used the discount cash flow method as well as other methods. The price decision variables include the yield of 10-year Japanese Government Bonds and the volatilities of interest rate swap options for 10-year Japanese Government Bonds as underlying assets.

With respect to the credit investments in securitization products made as an alternative to loans by the European, North American and other offices of domestic majority-owned consolidated banking subsidiaries, given the current situation in which the volume of actual transactions is extremely limited and there exists a considerable gap between the offers and bids of sellers and buyers, we determined that valuations obtained from brokers and information vendors cannot be deemed to be the fair value, and we applied reasonably calculated prices based on the reasonable estimates of our management as fair value. In deriving reasonably calculated prices based on the reasonable estimates of our management mentioned above, we used the discounted cash flow method. The price decision variables include default rates, recovery rates, pre-payment rates and discount rates, and the subject Securities included residential mortgage-backed securities, collateralized loan obligations, commercial mortgage-backed securities, and other asset backed securities.

(9)	Loans and Bills Discounted

Fair values of Loans and Bills Discounted are calculated by the total amount of principal and interest and others at interest rates based on the discount rate reflecting expected loss and various risk factors by categories according to the types, internal ratings and terms of the Loans and Bills Discounted. In addition, as to claims against bankrupt obligors, substantially bankrupt obligors and intensive control obligors, since the estimated amount of bad debts is calculated based on the present value of the expected future cash flows or the estimated amounts that we would be able to collect from collateral and guarantees, fair values approximate the consolidated balance sheet amount as of the consolidated balance sheet date minus the present estimated amount of bad debts, and we thus deem such amount to be fair values.

Of the Loans and Bills Discounted, for those without a fixed maturity due to loan characteristics such as limiting loans to within the value of pledged assets, we deem book values to be fair values since fair values are expected to approximate book values based on the estimated loan periods, interest rates and other conditions.

Liabilities

(1)	Deposits

For demand deposits, we deem the payment amounts required on the consolidated balance sheet date (i.e., book values) to be fair values. In addition, fair values of fixed deposits are calculated by classifying them based on their terms and by discounting the future cash flows. The discount rates used in such calculations are the interest rates.

(2)	Negotiable Certificates of Deposit

Fair values of Negotiable Certificates of Deposit are calculated by classifying them based on their terms and by discounting the future cash flows. The discount rates used in such calculations are the interest rates. Since fair values of those whose deposit terms are short (i.e., within six months) approximate book values, we mainly deem the book values to be fair values.

(3)	Debentures

Fair values of Debentures are based on the market prices for the debentures which have market prices, and calculated by classifying them based on their terms and by discounting the future cash flows for those which do not have market prices. The discount rates used in such calculations are the interest rates.

(4)	Call Money and Bills Sold, (5) Payables under Repurchase Agreements and (6) Guarantee Deposits Received under Securities Lending Transactions

Since contractual terms of these financial instruments are short (i.e., within six months) and fair values approximate book values, we deem the book values to be fair values.

(7)	Trading Liabilities

Fair values of Securities Sold, Not yet Purchased in Trading Liabilities are based on the market prices and others.

(8)	Borrowed Money

Fair values of Borrowed Money are calculated by discounting the total amount of the principal and interest of such Borrowed Money classified by certain period at the interest rates considered to be applicable to similar loans.

(9)	Bonds and Notes

Fair values of Bonds and Notes issued by MHFG, its majority-owned consolidated subsidiaries and other consolidated subsidiaries are based on the market prices for Bonds and Notes which have market prices, and calculated by discounting the total amount of principal and interest by the interest rates considered to be applicable to similar Bonds and Notes for those which do not have market prices.

Derivative Transactions

Derivative transactions include interest rate-related transactions (futures, options, swaps and others), currency-related transactions (futures, options, swaps and others), bond-related transactions (futures, futures options and others), and are based on the prices on securities exchanges, discounted value of future cash flows, option pricing models and others.

(Note 2)	Financial instruments whose fair values are deemed to be extremely difficult to determine are indicated below, and are not included in “Assets (5) Other Debt Purchased,” “Assets (7) Money Held in Trust,” and “Assets (8) Other Securities” in fair value information of financial instruments.

(Millions of yen)
Category	Consolidated Balance Sheet Amount
 Unlisted Stocks (*1)	280,340
‚ Investments in Partnerships (*2)	156,965
ƒ Other	399

Total (*3)	437,704

(*1)	We do not treat Unlisted Stocks as being subject to disclosure of fair values as there are no market prices and they are deemed extremely difficult to determine fair values.
(*2)	Of the Investments in Partnerships, we do not treat those whose assets consist of unlisted stocks and other financial instruments that are deemed extremely difficult to determine fair values as being subject to disclosure of fair values.
(*3)	During the fiscal year ended March 31, 2011, we impaired (“devaluated”) in the amount of ¥15,562 million on a consolidated basis.

(SUBSEQUENT EVENTS)

1.	Mizuho Financial Group, Inc. (“MHFG”) and Mizuho Trust & Banking Co., Ltd. (“MHTB”) determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHTB into a wholly-owned subsidiary of MHFG by means of a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, shares of common stock of MHTB are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange and the Osaka Securities Exchange (the last trading date will be August 26, 2011).

(1)	Name of the company to which the share exchange was applied, purpose of business, effective date of the share exchange, legal method of the share exchange, and main purpose of the share exchange

 Name of the wholly-owned subsidiary in the share exchange	Mizuho Trust & Banking Co., Ltd.

‚ Purpose of business	Trust and banking business

ƒ Effective date of the share exchange	September 1, 2011 (Scheduled)

„ Legal method of the share exchange	The share exchange in which MHFG will become a wholly-owning parent and MHTB will become a wholly-owned subsidiary pursuant to Article 767 of the Company Law

… Main purpose of the share exchange	MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Our Group (“Mizuho”) has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transaction turning MHTB into a wholly owned-subsidiary is intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

(2)	Share allotment ratio, calculation method, and number of shares to be delivered (scheduled)

	Share allotment ratio

Company Name	MHFG (wholly-owning parent company in the share exchange)	MHTB (wholly-owned subsidiary in the share exchange)
Details of allotment of shares upon the share exchange	1	0.54

‚	Calculation method

MHFG and MHTB engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by Merrill Lynch Japan Securities Co., Ltd. (“BofA Merrill Lynch”) and J.P. Morgan Securities Japan Co., Ltd. (“J.P. Morgan”) and with consideration for MHFG’s and MHTB’s financial conditions, performance trends and stock price movements, etc. As a result, MHFG determined that the share exchange ratio set forth above was beneficial to the shareholders of MHFG, and MHTB determined that the share exchange ratio set forth above was beneficial to the shareholders of MHTB, and MHFG and MHTB resolved the share exchange ratio for the share exchange at the meetings of their respective board of directors held on April 28, 2011.

ƒ	Number of shares to be delivered

Shares of common stock of MHFG: 823,462,056 shares (Scheduled)

2.	MHFG, Mizuho Corporate Bank, Ltd. (“MHCB”) and Mizuho Securities Co., Ltd. (“MHSC”) determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHSC into a wholly-owned subsidiary of MHCB by means of a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, shares of MHSC are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange (the last trading date will be August 26, 2011).

(1)	Name of the company to which the share exchange was applied, purpose of business, effective date of the share exchange, legal method of the share exchange, and main purpose of the share exchange

	Name of the wholly-owned subsidiary in the share exchange	Mizuho Securities Co., Ltd.

‚	Purpose of business	Financial instruments business

ƒ	Effective date of the share exchange	September 1, 2011 (Scheduled)

„	Legal method of the share exchange	The share exchange in which MHCB will become a wholly-owning parent and MHSC will become a wholly-owned subsidiary pursuant to Article 767 of the Company Law

…	Main purpose of the share exchange

MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transaction turning MHSC into a wholly owned-subsidiary is intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

(2)	Share allotment ratio, calculation method, and number of shares to be delivered (scheduled)

	Share allotment ratio

Company Name	MHFG (wholly-owning parent company of MHCB, which is a wholly-owning parent company in the share exchange)	MHSC (wholly-owned subsidiary in the share exchange)
Details of allotment of shares upon the share exchange	1	1.48

‚	Calculation method

MHFG, MHCB and MHSC engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by BofA Merrill Lynch and J.P. Morgan and with consideration for MHFG’s and MHSC’s financial conditions, performance trends and stock price movements, etc. As a result, MHFG and MHCB determined that the share exchange ratio set forth above was beneficial to the shareholders of MHFG, and MHSC determined that the share exchange ratio set forth above was beneficial to the shareholders of MHSC, and MHFG, MHCB and MHSC resolved the share exchange ratio for the share exchange at the meetings of their respective board of directors held on April 28, 2011.

ƒ	Number of shares to be delivered

Shares of common stock of MHFG: 958, 035, 295 shares (Scheduled)

3.	MHFG, Mizuho Bank, Ltd. (“MHBK”) and Mizuho Investors Securities Co., Ltd. (“MHIS”) determined, at their respective meetings of the board of directors held on April 28, 2011, to turn MHIS into a wholly-owned subsidiary of MHBK by means of a share exchange and signed a share exchange agreement.

Prior to the effective date of the share exchange, shares of MHIS are scheduled to be delisted as of August 29, 2011, from the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange (the last trading date will be August 26, 2011).

(1)	Name of the company to which the share exchange was applied, purpose of business, effective date of the share exchange, legal method of the share exchange, and main purpose of the share exchange

 Name of the wholly-owned subsidiary in the share exchange	Mizuho Investors Securities Co., Ltd.

‚ Purpose of business	Financial instruments business

ƒ Effective date of the share exchange	September 1, 2011 (Scheduled)

„ Legal method of the share exchange	The share exchange in which MHBK will become a wholly-owning parent and MHIS will become a wholly-owned subsidiary pursuant to Article 767 of the Company Law

… Main purpose of the share exchange

MHFG announced the Transformation Program as the Medium-term Management Policy of Mizuho in May 2010, in order to respond promptly and appropriately to the new business environment that surrounds financial institutions, including changes in economic and social structures and revisions of international financial supervision and regulations after the global financial crisis. Mizuho has conducted a fundamental review of the management challenges it faces, and the entire group is now implementing measures to achieve sustainable growth through initiatives for further enhancement of three areas, “profitability,” “financial base” and “front-line business capabilities,” while pursuing the group’s “customer first policy.”

The Transaction turning MHIS into a wholly owned-subsidiary is intended to further enhance the “group collective capabilities” by integrating group-wide business operations, optimizing management resources, such as workforce and branch network, and accelerating the implementation of the Transformation Program. Specifically, the Transaction aims to (i) ensure a prompt decision-making process and flexibility of strategies and establish a group management structure that can respond with greater flexibility to the changes in the external business environment and challenges of the group as a whole as well as of each group company, (ii) further enhance Mizuho’s comprehensive financial services capabilities, which are Mizuho’s strengths, and reinforce group collaboration that provides seamless full-line services that include banking, trust and securities functions, and (iii) pursue improvement of group management efficiency by thoroughly promoting the consolidation of operations and the cost structure reforms.

(2)	Share allotment ratio, calculation method, and number of shares to be delivered (scheduled)

	Share allotment ratio

Company Name	MHFG (wholly-owning parent company of MHBK, which is a wholly-owning parent company in the share exchange)	MHIS (wholly-owned subsidiary in the share exchange)
Details of allotment of shares upon the share exchange	1	0.56

‚	Calculation method

MHFG, MHBK and MHIS engaged in negotiations and discussions with reference to the calculation results of the share exchange ratio provided by BofA Merrill Lynch and J.P. Morgan and with consideration for MHFG’s and MHIS’s financial conditions, performance trends and stock price movements, etc. As a result, MHFG and MHBK determined that the share exchange ratio set forth above was beneficial to the shareholders of MHFG, and MHIS determined that the share exchange ratio set forth above was beneficial to the shareholders of MHIS, and MHFG, MHBK and MHIS resolved the share exchange ratio for the share exchange at the meetings of their respective board of directors held on April 28, 2011.

ƒ	Number of shares to be delivered

Shares of common stock of MHFG: 322,951,927 shares (Scheduled)

NON-CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Current Assets
Cash and Due from Banks	¥16,490
Advances	11
Prepaid Expenses	1,120
Accounts Receivable	3,540
Other Current Assets	5,728
Total Current Assets	26,892
Fixed Assets
Tangible Fixed Assets	1,446
Buildings	829
Equipment	408
Construction in Progress	208
Intangible Fixed Assets	3,202
Trademarks	25
Software	3,113
Other Intangible Fixed Assets	64
Investments	6,003,616
Investment Securities	51,272
Investments in Subsidiaries and Affiliates	5,938,822
Long-term Prepaid Expenses	141
Other Investments	13,380
Total Fixed Assets	6,008,266

Total Assets	¥6,035,158

Liabilities
Current Liabilities
Short-term Borrowings	¥741,575
Short-term Bonds	380,000
Accounts Payable	3,829
Accrued Expenses	3,389
Accrued Corporate Taxes	94
Deposits Received	248
Reserve for Bonus Payments	246
Total Current Liabilities	1,129,384
Non-Current Liabilities
Bonds and Notes	240,000
Deferred Tax Liabilities	4,344
Reserve for Employee Retirement Benefits	1,757
Asset Retirement Obligations	640
Other Non-Current Liabilities	6,146
Total Non-Current Liabilities	252,890

Total Liabilities	¥1,382,274

Net Assets
Shareholders’ Equity
Common Stock and Preferred Stock	¥2,181,375
Capital Surplus
Capital Reserve	1,025,651
Total Capital Surplus	1,025,651
Retained Earnings
Appropriated Reserve	4,350
Other Retained Earnings	1,437,204
Retained Earnings Brought Forward	1,437,204
Total Retained Earnings	1,441,554
Treasury Stock	(3,196)

Total Shareholders’ Equity	4,645,383

Valuation and Translation Adjustments
Net Unrealized Gains (Losses) on Other Securities, net of Taxes	5,713

Total Valuation and Translation Adjustments	5,713

Stock Acquisition Rights	1,786

Total Net Assets	4,652,883

Total Liabilities and Net Assets	¥6,035,158

NON-CONSOLIDATED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Operating Income
Cash Dividends Received from Subsidiaries and Affiliates	¥16,543
Fee and Commission Income Received from Subsidiaries and Affiliates	29,878
Total Operating Income	46,422
Operating Expenses
General and Administrative Expenses	19,673
Total Operating Expenses	19,673

Operating Profits	26,748

Non-Operating Income
Interest on Deposits	20
Interest on Securities	197
Cash Dividends Received	596
Fee and Commissions	10,155
Other Non-Operating Income	1,469
Total Non-Operating Income	12,438
Non-Operating Expenses
Interest Expenses	4,759
Interest on Short-term Bonds	1,250
Interest on Bonds	10,155
Other Non-Operating Expenses	4,264
Total Non-Operating Expenses	20,429

Ordinary Profits	18,757

Extraordinary Gains
Other Extraordinary Gains	23
Total Extraordinary Gains	23
Extraordinary Losses
Other Extraordinary Losses	205
Total Extraordinary Losses	205

Income before Income Taxes	18,575

Income Taxes:
Current	63
Deferred	0
Total Income Taxes	64

Net Income	¥18,511

NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Shareholders’ Equity
Common Stock and Preferred Stock
Balance as of the end of the previous period	¥1,805,565
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	2,181,375

Capital Surplus
Capital Reserve
Balance as of the end of the previous period	649,841
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	1,025,651

Total Capital Surplus
Balance as of the end of the previous period	649,841
Changes during the period
Issuance of New Shares	375,810

Total Changes during the period	375,810

Balance as of the end of the period	1,025,651

Retained Earnings
Appropriated Reserve
Balance as of the end of the previous period	4,350
Changes during the period
Total Changes during the period	—

Balance as of the end of the period	4,350

Other Retained Earnings
Retained Earnings Brought Forward
Balance as of the end of the previous period	1,554,974
Changes during the period
Cash Dividends	(134,966)
Net Income	18,511
Disposition of Treasury Stock	(1,314)

Total Changes during the period	(117,770)

Balance as of the end of the period	1,437,204

Total Retained Earnings
Balance as of the end of the previous period	1,559,324
Changes during the period
Cash Dividends	(134,966)
Net Income	18,511
Disposition of Treasury Stock	(1,314)

Total Changes during the period	(117,770)

Balance as of the end of the period	¥1,441,554

Millions of yen
For the fiscal year ended March 31, 2011
Treasury Stock
Balance as of the end of the previous period	¥(5,184)
Changes during the period
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	1,990

Total Changes during the period	1,987

Balance as of the end of the period	(3,196)

Total Shareholders’ Equity
Balance as of the end of the previous period	4,009,546
Changes during the period
Issuance of New Shares	751,620
Cash Dividends	(134,966)
Net Income	18,511
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675

Total Changes during the period	635,836

Balance as of the end of the period	4,645,383

Valuation and Translation Adjustments
Net Unrealized Gains (Losses) on Other Securities, net of Taxes
Balance as of the end of the previous period	(44)
Changes during the period
Net Changes in Items other than Shareholders’ Equity	5,758

Total Changes during the period	5,758

Balance as of the end of the period	5,713

Stock Acquisition Rights
Balance as of the end of the previous period	1,643
Changes during the period
Net Changes in Items other than Shareholders’ Equity	142

Total Changes during the period	142

Balance as of the end of the period	1,786

Total Net Assets
Balance as of the end of the previous period	4,011,146
Changes during the period
Issuance of New Shares	751,620
Cash Dividends	(134,966)
Net Income	18,511
Repurchase of Treasury Stock	(3)
Disposition of Treasury Stock	675
Net Changes in Items other than Shareholders’ Equity	5,900

Total Changes during the period	641,737

Balance as of the end of the period	¥4,652,883

[NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS]

BASIS FOR PRESENTATION AND PRINCIPLES OF PREPARATION OF NON-CONSOLIDATED

FINANCIAL STATEMENTS

1.	Valuation of Securities

Investments in subsidiaries and affiliates are stated at acquisition cost and determined by the moving average method and Other Securities (excluding domestic securities) are stated at fair value based on the quoted market price as of the balance sheet date unless it is deemed to be extremely difficult to determine the fair value. Such Other Securities are stated at acquisition cost and determined by the moving average method.

Unrealized Gains and Losses on Other Securities are recorded directly to Net Assets after excluding the amount recognized in the statement of income under the fair-value hedge method.

2.	Depreciation and Amortization of Fixed Assets

(1)	Tangible Fixed Assets

Depreciation of Buildings is computed by the straight-line method, and that of Equipment is computed by the declining-balance method with the following range of useful lives.

Buildings:     5 years to 50 years

Equipment:   2 years to 17 years

(2)	Intangible Fixed Assets

Trademarks are amortized under the straight-line method over ten years.

Development costs for internally-used software are capitalized and amortized under the straight-line method over their estimated useful lives of mainly five years.

3.	Deferred Assets

Stock issuance costs are expensed as incurred.

4.	Reserves

(1)	Reserve for Bonus Payments

Reserve for Bonus Payments, which is provided for future bonus payments to employees, is maintained at the amount accrued at the end of the fiscal year, based on the estimated future payments.

(2)	Reserve for Employee Retirement Benefits

Reserve for Employee Retirement Benefits, which is provided for future benefit payments to employees, is recorded as the required amount, based on the projected benefit obligation and the estimated plan asset amounts at the end of the fiscal year.

Unrecognized actuarial differences are recognized as income or expenses from the following fiscal year under the straight-line method over a certain term (ten years) within the average remaining service period of the employees of the respective fiscal year.

5.	Method of Hedge Accounting

The fair-value hedge method is applied to hedge the foreign exchange risks associated with Other Securities denominated in foreign currencies provided that foreign-currency Other Securities are designated as a hedged item in advance and that the balance of foreign-currency payables equals to acquisition cost of the hedged foreign-currency securities.

6.	Consumption Taxes and Local Consumption Taxes

Consumption taxes and local consumption taxes are excluded from transaction amounts.

CHANGE IN PRESENTATION AND PRINCIPLES OF PREPARATION OF NON-CONSOLIDATED

FINANCIAL STATEMENTS

(Accounting Standard for Asset Retirement Obligations)

Mizuho Financial Group has applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) beginning with this fiscal year.

As a result, Operating Profits and Ordinary Profits decreased by ¥127 million and Income before Income Taxes decreased by ¥329 million. The change in Asset Retirement Obligations due to commencement of application of the accounting standards is ¥640 million.

ADDITIONAL INFORMATION

(Issuance of New Shares by the Spread Method)

The spread method is adopted for the issuance of new shares (5,609,000 thousand shares) with a payment date of July 21, 2010. This is a method where the new shares are underwritten and purchased by the initial purchasers at the amount to be paid to MHFG (¥125.27 per share), and sold by the underwriters to the investors at an issue price (¥130.00 per share) different from the amount to be paid to MHFG.

Using the spread method, the aggregate amount of the difference between (a) the issue price and (b) the amount to be paid to MHFG is retained by the initial purchasers, and allocated to each of the underwriters as underwriting fees. Accordingly, Non-Operating Expenses does not include the amount equivalent to such underwriting fees of ¥26,530 million related to the issuance.

NOTES TO NON-CONSOLIDATED BALANCE SHEET

1.	Amounts less than one million yen are rounded down.

2.	Assets pledged as collateral accounted for ¥8,466 million of Investments.

3.	Accumulated depreciation of Tangible Fixed Assets amounted to ¥2,246 million.

Accumulated amortization of Intangible Fixed Assets amounted to ¥3,418 million.

4.	Guarantee

(1) MHFG has guaranteed on a subordinated basis the principal of and interest on the subordinated notes issued by Mizuho Financial Group (Cayman) Limited. The amount of the subordinated guarantee is ¥128,037 million.

(2) Based upon the regulations of the German Deposit Protection Fund, MHFG has submitted to the Association of German Banks a letter of indemnity to recompense the association regarding deposits of the German branches of Mizuho Corporate Bank, Ltd. if necessary.

Mizuho Corporate Bank, Ltd.	¥35,907 million

5.	Short-term monetary claims against subsidiaries and affiliates amounted to ¥16,490 million.

Short-term monetary liabilities against subsidiaries and affiliates amounted to ¥741,737 million.

Long-term monetary claims against subsidiaries and affiliates amounted to ¥1,651 million.

Long-term monetary liabilities against subsidiaries and affiliates amounted to ¥245,840 million.

NOTES TO NON-CONSOLIDATED STATEMENT OF INCOME

1.	Amounts less than one million yen are rounded down.

2.	Transactions with subsidiaries and affiliates

Operating transactions
Operating Income	¥46,422 million
Operating Expenses	¥3,578 million
Other than operating transactions	¥26,381 million

3.	Other Non-Operating Expenses includes expenses for issuance of new shares of ¥3,564 million.

4.	Other Extraordinary Gains includes Gains on disposal of fixed assets.

5.	Other Extraordinary Losses includes losses of ¥202 million at the beginning of the period by the adoption of Accounting Standard for Asset Retirement Obligations.

NOTES TO NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

1.	Amounts less than one million yen are rounded down.

2.	Types and number of treasury stock are as follows:

	Thousands of Shares
	As of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	As of March 31, 2011	Remarks
Treasury stock
Common stock	9,397	21	3,761	5,656	*1
Eleventh Series Class XI Preferred Stock	415,471	82,395	—	497,866	*2

Total	424,868	82,416	3,761	503,522

*1.	Increases are due to repurchase of shares constituting less than one unit, and decreases are due to exercise of stock acquisition rights (stock option) (3,760 thousand shares) and repurchase of shares constituting less than one unit (one thousand shares).
*2.	Increases are due to request for acquisition (conversion) of preferred stock.

NOTES TO DEFERRED TAXES

Breakdown of Deferred Tax Assets/Liabilities

Millions of yen
Deferred Tax Assets
Investments in Subsidiaries and Affiliates	¥1,054,704
Tax Losses Carried Forward	867,321
Other	1,295

Sub-total of Deferred Tax Assets	1,923,321
Valuation Allowance	(1,922,482)

Total Deferred Tax Assets	839
Deferred Tax Liabilities
Net Unrealized Gains (Losses) on Other Securities	(3,919)
Prepaid Pension Cost	(1,264)

Total Deferred Tax Liabilities	(5,184)

Net Deferred Tax Assets (Liabilities)	¥(4,344)

NOTES TO PER SHARE INFORMATION

1.	Total Net Assets per Share of Common Stock is based on the following information:

Total Net Assets per Share of Common Stock		¥192.32
Total Net Assets	¥ million	4,652,883
Deductions from Total Net Assets	¥ million	464,800
Paid-in Amount of Preferred Stock	¥ million	453,576
Cash Dividends on Preferred Stock	¥ million	9,438
Stock Acquisition Rights	¥ million	1,786
Net Assets (year-end) related to Common Stock	¥ million	4,188,082

Year-end Outstanding Shares of Common Stock, based on which Total Net Assets per Share of Common Stock was calculated	Thousands of shares	21,776,528

2.	Net Income per Share of Common Stock is based on the following information:

Net Income per Share of Common Stock		¥0.46
Net Income	¥ million	18,511
Amount not attributable to Common Stock	¥ million	9,438
Cash Dividends on Preferred Stock	¥ million	9,438
Net Income related to Common Stock	¥ million	9,072

Average Outstanding Shares of Common Stock (during the period)	Thousands of shares	19,722,818

Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Financial Group, Inc.

Ernst & Young ShinNihon LLC

Tadayuki Matsushige Certified Public Accountant Designated and Engagement Partner

Noboru Miura Certified Public Accountant Designated and Engagement Partner

Nobuko Kubo Certified Public Accountant Designated and Engagement Partner

Hiroshi Nishida Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 444, Section 4 of the Companies Act, we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of Mizuho Financial Group, Inc. (the “Company”) applicable to the fiscal year from April 1, 2010 through March 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Financial Group, Inc. and consolidated subsidiaries applicable to the fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

Supplemental Information

As described in “(SUBSEQUENT EVENTS) 1.” in the notes to the consolidated financial statements, Mizuho Financial Group, Inc. and Mizuho Trust & Banking Co., Ltd. determined, at their respective meetings of the board of directors held on April 28, 2011, to turn Mizuho Trust & Banking Co., Ltd. into a wholly-owned subsidiary of Mizuho Financial Group, Inc. by means of a share exchange and signed a share exchange agreement.

As described in “(SUBSEQUENT EVENTS) 2.” in the notes to the consolidated financial statements, Mizuho Financial Group, Inc., Mizuho Corporate Bank, Ltd. and Mizuho Securities Co., Ltd. determined, at their respective meetings of the board of directors held on April 28, 2011, to turn Mizuho Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Corporate Bank, Ltd. by means of a share exchange and signed a share exchange agreement.

As described in “(SUBSEQUENT EVENTS) 3.” in the notes to the consolidated financial statements, Mizuho Financial Group, Inc., Mizuho Bank, Ltd. and Mizuho Investors Securities Co., Ltd. determined, at their respective meetings of the board of directors held on April 28, 2011, to turn Mizuho Investors Securities Co., Ltd. into a wholly-owned subsidiary of Mizuho Bank, Ltd. by means of a share exchange and signed a share exchange agreement.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

Report of Independent Auditors

May 11, 2011

The Board of Directors Mizuho Financial Group, Inc.

Ernst & Young ShinNihon LLC

Tadayuki Matsushige Certified Public Accountant Designated and Engagement Partner

Noboru Miura Certified Public Accountant Designated and Engagement Partner

Nobuko Kubo Certified Public Accountant Designated and Engagement Partner

Hiroshi Nishida Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Companies Act, we have audited the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the notes to the non-consolidated financial statements and the related supplementary schedules of Mizuho Financial Group, Inc. (the “Company”) applicable to the 9th fiscal year from April 1, 2010 through March 31, 2011. These non-consolidated financial statements and the related supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements and the related supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the related supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements and the related supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the related supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Financial Group, Inc. applicable to the 9th fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

Audit Report

The Board of Corporate Auditors, upon deliberation, prepared this audit report regarding the performance of duties of the Directors of the Company during the 9th fiscal year from April 1, 2010 to March 31, 2011, based on the audit reports prepared by each Corporate Auditor and hereby reports as follows:

1.	Auditing Method Employed by Corporate Auditors and the Board of Corporate Auditors and Details Thereof

The Board of Corporate Auditors established an auditing policy and auditing plans, including assignment of the duties of each Corporate Auditor, received from each Corporate Auditor reports on the execution of audits and results thereof, and in addition, received from the Directors, etc., and the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding such reports.

In accordance with the auditing standards for Corporate Auditors established by the Board of Corporate Auditors, each Corporate Auditor, based on the auditing plans, has endeavored to gather information and create an improved environment for auditing. Each Corporate Auditor also attended meetings of the Board of Directors and other important meetings, received from the Directors, employees and other related persons reports on the performance of their duties and, when necessary, requested explanations regarding such reports. Also, each Corporate Auditor inspected important authorized documents and associated information and examined the business and financial position of the Company. In addition, each Corporate Auditor received from the Directors, employees and other related persons reports on the status of (i) the establishment of structures with respect to the content of resolutions made by the Board of Directors regarding the establishment of structures to ensure that the performance of duties by the Directors will be in compliance with the laws and regulations of Japan and with the Company’s Articles of Incorporation and other structures in accordance with Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Company Law of Japan, to ensure that the Company’s operation will be conducted appropriately and such structures that have been established in compliance with such resolutions (internal control systems), which are described in the Business Report, and (ii) the management thereof, and, when necessary, requested explanations regarding such reports. As for the subsidiaries of the Company, each Corporate Auditor has shared information with the directors and corporate auditors and other related persons of the subsidiaries and, when necessary, received reports from the subsidiaries regarding their businesses. Based on the foregoing method, we examined the business report and the supplementary schedules for this fiscal year.

In addition, the Corporate Auditors monitored and examined whether the independent auditors maintain their independence and carry out audits in an appropriate manner. The Corporate Auditors received from the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding those reports. The Corporate Auditors also received notification from the independent auditors regarding the “Structure for ensuring appropriate execution of the duties of the independent auditors” (as enumerated in each Item of Article 131 of the Company Calculation Regulations). When necessary, the Corporate Auditors requested explanations on such notification. Based on the foregoing method, the Corporate Auditors reviewed the financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statements of changes in shareholders’ equity and notes to the non-consolidated financial statements) and supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated statements of income, consolidated statements of changes in shareholders’ equity and notes to the consolidated financial statements).

2.	Audit Results

(1)	Audit Results on the Business Report, etc.

A.	In our opinion, the business report and the supplementary schedules fairly represent the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.

B.	With regard to the execution of duties by the Directors, we have found no evidence of misconduct or material facts in violation of the applicable laws and regulations of Japan or the Articles of Incorporation of the Company in the course of the execution of duties of the Directors.

C.	In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate. We have not found anything to be pointed out on the performance of duties of the Directors regarding the internal control systems.

D.	Regarding the computer system failures that occurred at MHBK in March 2011, as described in the Business Report, we confirmed that the Group will endeavor together to their full extent in preventing a recurrence through thorough investigations into the cause of the computer system failures, also by comprehensively reviewing the investigation report provided by the “Special Investigating Committee on System Failures,” which is the third party committee comprised of outside experts and specialists. We will continue our observation, as the Board of Corporate Auditors, with regard to the status of further endeavors.

(2)	Results of Audit of the Financial Statements and Supplementary Schedules

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

(3)	Results of Audit of the Consolidated Financial Statements

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

May 12, 2011

Mizuho Financial Group, Inc. Board of Corporate Auditors

Full time Corporate Auditor	(Tsuneo Morita)	(seal	)
Full time Corporate Auditor	(Shuzo Haimoto)	(seal	)
Outside Corporate Auditor	(Yukio Nozaki)	(seal	)
Outside Corporate Auditor	(Masahiro Seki)	(seal	)
Outside Corporate Auditor	(Masami Ishizaka)	(seal	)

Reference Materials for the Ordinary General Meeting of Shareholders

(Supplemental Volume 2)

Appendix to Proposal 1

Financial Statements, etc. of Mizuho Corporate Bank, Ltd. for the Last Fiscal Year

Business Report

Non-Consolidated Balance Sheet

Non-Consolidated Statement of Income

Non-Consolidated Statement of Changes In Net Assets

Notes to Non-Consolidated Financial Statements

Report of Independent Auditors on Non-Consolidated Financial Statements

Audit Report

Mizuho Securities Co., Ltd.

Business Report for the 9th Fiscal Year

(from April 1, 2010 to March 31, 2011)

1.	Matters Regarding Independent Auditor

(1)	Independent Auditor

Name
Ernst & Young ShinNihon LLC Designated Partners with Limited Liability Tadayuki Matsushige, C.P.A. Tetsuya Mogi, C.P.A. Ryuji Takagi, C.P.A. Noboru Miura, C.P.A.

(Notes)	The total amount of cash and other proprietary benefits to be paid to the Independent Auditor of MHCB by MHCB, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries is JPY 550 million.

If the amounts to be paid under the audit contract concluded with the Independent Auditor by MHCB, its majority-owned consolidated subsidiaries and its other consolidated subsidiaries have not yet been determined, approximate amounts are used for the calculations.

(2)	Other Matters Regarding Independent Auditor

Principal Majority-owned Subsidiaries and other Subsidiaries Audited by any Certified Public Accountant or Audit Corporation other than the Independent Auditor of MHCB.

Mizuho International plc and 8 (eight) other companies among MHCB’s principal majority-owned subsidiaries and other subsidiaries are subject to audits (limited to the audits under the provisions of the Company Law or the Financial Instruments and Exchange Law (including any foreign law equivalent to either of these laws)) by audit corporations (including entities with equivalent qualifications in the relevant foreign country) other than the Independent Auditor of MHCB.

2.	Structure to Ensure Appropriate Conduct of Operations

MHCB has resolved matters regarding its “Structure for Ensuring Appropriate Conduct of Operations” prescribed by the Company Law and the Enforcement Regulations of the Company Law of Japan, as summarized below.

(1)	Structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation

*	MHCB has set forth its structure to ensure that the duties of directors and employees are executed in compliance with laws, regulations, and the Articles of Incorporation in compliance-related rules such as the “Basic Policy of Compliance” and “Compliance Manual.”

*	More specifically, MHCB has established complete compliance as a basic principle of management, has determined a compliance-management structure and created a “Compliance Manual,” has formulated compliance programs each fiscal year for the implementation of specific plans for complete compliance, and has periodically followed up on the status of the implementation of such plans. Furthermore, MHCB’s activities against anti-social elements are conducted as part of its compliance structure. MHCB’s commitment to confront anti-social elements is viewed as an important policy when designing and implementing specific compliance programs.

*	The Board of Directors of MHCB resolved that the structure under the above “Basic Policy of Compliance,” etc., is MHCB’s structure for ensuring that the directors and employees execute their duties in compliance with laws, regulations, and the Articles of Incorporation.

(2)	Structure for the safekeeping and management of information on the execution of duties by the directors

*	MHCB has established a structure for the safekeeping, management, etc., of information through its information-management-related rules, including MHCB’s “Information Security Policy.” The safekeeping and management of information in connection with the execution of duties by MHCB’s directors has also been carried out in accordance with these rules.

*	More specifically, MHCB has fixed the period for retention of information such as the minutes of the Board of Directors meetings, Executive Management Committee meetings, and other various committee meetings and materials related thereto, as well as ringisho (or approval documents) and reports, and has carried out other necessary matters relating to the safekeeping and management thereof.

*	The Board of Directors of MHCB resolved that the structure under the above “Information Security Policy,” etc., is MHCB’s structure for the safekeeping and management of information on the execution of duties by the directors.

(3)	Rules and other structure for managing risk of loss

*	MHCB has established a structure for managing its risk of loss through its risk-management-related rules, including its basic policy towards various risk management procedures, such as its “Basic Policy for Comprehensive Risk Management.”

*	More specifically, MHCB has defined various types of risk and has determined strategies to improve its business structure and develop human resources for risk management in order to evaluate risk qualitatively and quantitatively. Moreover, MHCB has implemented comprehensive risk management to control risk within limits acceptable to management.

*	The Board of Directors of MHCB resolved that the structure under the above “Basic Policy for Comprehensive Risk Management,” etc., is MHCB’s structure for managing the risk of loss.

*	In addition, MHCB shall review, in the future and whenever else required, reform of the structure for managing its risk of loss, taking into consideration the results of its measures with respect to the Great Eastern Japan Earthquake and the computer system failures that occurred at MHBK.

(4)	Structure to ensure the efficient execution of director’s duties

*	MHCB has established a structure to ensure the efficient execution of directors’ duties through its rules, such as the “Bylaws Regarding the Board of Directors,” “Bylaws Regarding the Executive Management Committee,” “Bylaws Regarding the Business Policy Committee,” “Organization Regulations,” and “Authorization Regulations.”

*	More specifically, MHCB has determined the criteria for matters to be resolved or reported to the Board of Directors, assignment of each organization, decision-making authority in accordance with the importance of matters, etc. MHCB has also established an Executive Management Committee and several Business Policy Committees. Thus, MHCB has ensured that the directors execute their duties efficiently on a company-wide basis.

*	The Board of Directors of MHCB resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is MHCB’s structure for ensuring the efficient execution of directors’ duties.

(5)	Structure to ensure the propriety of business operations within the corporate group consisting of MHCB and its parent company and its subsidiaries

*	MHCB has established a structure to ensure the propriety of business operations within the corporate group through the “Group Management Administration Agreement,” etc. entered into between MHCB and its parent company, MHFG.

*	More specifically, MHCB is directly administered by MHFG in accordance with the “Group Management Administration Agreement,” while MHCB administers its subsidiaries and affiliates that MHCB is required to administer in accordance with standards established by MHFG.

*	The Board of Directors of MHCB resolved that the structure under the above “Group Management Administration Agreement,” etc., is MHCB’s structure for ensuring propriety of business operations in the corporate group consisting of MHCB and its parent company and its subsidiaries.

(6)	Matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require

*	The “Organization Regulations” of MHCB specify matters concerning employees posted as assistants to the corporate auditors to assist the latter in performing their duties.

*	More specifically, MHCB has designated the Corporate Auditors Office as the office in charge of matters concerning assistance in the performance of the corporate auditors’ duties and matters concerning the secretariat for the Board of Corporate Auditors. The Head of the Corporate Auditors Office manages this office’s business under the instructions of the corporate auditors.

*	The Board of Directors of MHCB resolved that the matters specified in the above “Organization Regulations” are matters concerning employees posted as assistants to the corporate auditors when the corporate auditors so require.

(7)	Matters concerning measures for ensuring that employees who assist the corporate auditors remain independent from the directors

*	The supplementary provisions of the “Bylaws Regarding the Board of Directors” specify matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

*	More specifically, any personnel and/or change in organization that relates to employees who assist the corporate auditors in performing the latter’s duties shall be subject to prior consultation with a corporate auditor nominated by the Board of Corporate Auditors.

*	The Board of Directors of MHCB resolved that matters specified in the above supplementary provisions of the “Bylaws Regarding the Board of Directors” are matters concerning the measures for ensuring that employees who assist the corporate auditors remain independent from the directors.

(8)	Structure under which the directors and employees report to the corporate auditors, and structure concerning reports to the corporate auditors

*	MHCB has established a structure under which the directors and employees report to the corporate auditors in the “Bylaws Regarding the Board of Directors,” the “Bylaws Regarding the Executive Management Committee,” etc.

*	More specifically, MHCB has regulations governing attendance by the corporate auditors in the Board of Directors Meetings, Executive Management Committee meetings, etc. MHCB also maintains procedures for circulating the ringisho (or approval documents) to be approved by the President among the corporate auditors, for reporting information received through the compliance hot-line, for reporting the results of internal audits and so on.

*	The Board of Directors of MHCB resolved that the structure under the above “Bylaws Regarding the Board of Directors,” etc., is a structure under which the directors and employees report to the corporate auditors and a structure concerning reports to the corporate auditors.

(9)	Other structure to ensure the effectiveness of audits by the corporate auditors

*	MHCB has established a structure for ensuring the effectiveness of audits by the corporate auditors in the “Basic Policy for Internal Audit,” etc.

*	More specifically, the internal audit division, corporate auditors and independent auditors exchange opinions and information on a regular basis and whenever else required as a means of strengthening cooperation in efforts to enhance effectiveness and efficiency of the overall audit function.

*	The Board of Directors of MHCB resolved that the structure under the above “Basic Policy for Internal Audit,” etc., is another structure for ensuring the effectiveness of the audits by the corporate auditors.

NON-CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2011

Millions of yen
As of March 31, 2011
Assets
Cash and Due from Banks	¥5,546,714
Cash	14,703
Due from Banks	5,532,011
Call Loans	297,686
Receivables under Resale Agreements	481,642
Guarantee Deposits Paid under Securities Borrowing Transactions	1,042,798
Other Debt Purchased	91,054
Trading Assets	4,499,655
Derivatives for Trading Securities	17,689
Securities Transactions	148,222
Derivatives for Securities Transactions	125
Derivatives for Trading Transactions	3,185,410
Other Trading Assets	1,148,207
Money Held in Trust	2,024
Securities	23,345,084
Japanese Government Bonds	13,958,785
Japanese Local Government Bonds	70,324
Japanese Corporate Bonds	1,130,466
Japanese Stocks	2,353,336
Other Securities	5,832,172
Loans and Bills Discounted	26,367,776
Bills Discounted	39,570
Loan on Note	1,465,600
Loan on Deed	20,894,374
Overdrafts	3,968,230
Foreign Exchange Assets	792,269
Due from Foreign Banks (Our Accounts)	75,214
Due from Foreign Banks (Their Accounts)	1,717
Foreign Bills Bought	462,854
Foreign Bills Receivable	252,483
Other Assets	7,359,024
Prepaid Expenses	8,150
Accrued Income	106,272
Initial Margins of Futures Markets	13,150
Valuation Margins of Futures Markets	848
Derivatives	5,989,607
Others	1,240,995

Millions of yen
As of March 31, 2011
Tangible Fixed Assets	103,726
Buildings	25,982
Land	51,113
Lease Assets	305
Construction in Progress	1,903
Other Tangible Fixed Assets	24,421
Intangible Fixed Assets	74,902
Software	63,077
Lease Assets	2
Other Intangible Fixed Assets	11,822
Deferred Tax Assets	136,911
Customers’ Liabilities for Acceptances and Guarantees	3,483,003
Allowance for Possible Losses on Loans	(211,992)
Allowance for Possible Losses on Investments	(2,508)

Total Assets	¥73,409,773

Millions of yen
As of March 31, 2011
Liabilities
Deposits	21,448,735
Current Deposits	2,379,213
Ordinary Deposits	6,343,734
Deposits at Notice	520,313
Time Deposits	10,253,056
Other Deposits	1,952,417
Negotiable Certificates of Deposit	7,922,176
Call Money	11,557,672
Payables under Repurchase Agreements	3,546,579
Guarantee Deposits Received under Securities Lending Transactions	1,961,840
Trading Liabilities	3,140,425
Derivatives for Trading Securities	17,690
Debentures Sold to Hedge Trading Transactions	174,537
Derivatives for Securities Transactions	303
Derivatives for Trading Transactions	2,947,893
Borrowed Money	7,443,572
Other Borrowings	7,443,572
Foreign Exchange Liabilities	195,177
Advance from Foreign Banks	181,905
Due to Foreign Banks	5,193
Foreign Bills Sold	1,691
Foreign Bills Payable	6,387
Short-tem Bonds	114,900
Bonds and Notes	3,225,016
Other Liabilities	6,006,029
Accrued Income Taxes	7,294
Accrued Expenses	72,286
Unearned Income	9,785
Valuation Margins of Futures Markets	1,291
Derivatives	5,643,375
Lease Obligations	581
Asset Retirement Obligations	3,805
Others	267,608
Reserve for Bonus Payments	7,279
Reserve for Possible Losses on Sales of Loans and Bills Discounted	420
Reserve for Contingencies	974
Deferred Tax Liabilities for Revaluation Reserve for Land	21,082
Acceptances and Guarantees	3,483,003

Total Liabilities	¥70,074,884

Millions of yen
As of March 31, 2011
Net Assets
Common Stock and Preferred Stock	¥1,404,065
Capital Surplus	1,039,244
Capital Reserve	578,540
Other Capital Surplus	460,703
Retained Earnings	720,831
Legal Retained Earnings	1,355
Other Retained Earnings	719,475
Retained Earnings Carried Forward	719,475

Total Shareholder’s Equity	3,164,140

Net Unrealized Gains on Other Securities, net of Taxes	3,011
Net Deferred Hedge Gains, net of Taxes	138,904
Revaluation Reserve for Land, net of Taxes	28,833
Total Valuation and Translation Adjustments	170,749

Total Net Assets	3,334,889

Total Liabilities and Net Assets	¥73,409,773

NON-CONSOLIDATED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Ordinary Income	¥1,094,173
Interest and Dividend Income	665,886
Interest on Loans and Bills Discounted	335,873
Interest and Dividends on Securities	225,973
Interest on Call Loans	4,276
Interest on Receivables under Resale Agreements	4,109
Interest on Securities Borrowing Transactions	2,462
Interest on Due from Banks	9,279
Interest on Interest Rate Swaps	72,691
Other Interest Income	11,220
Fee and Commission Income	144,194
Fees and Commission on Domestic and Foreign Exchange	23,168
Other Fee and Commission Income	121,025
Trading Income	62,787
Trading Income from Trading Securities	476
Trading Income from Securities Transactions	2,126
Trading Income from Derivatives for Trading Transactions	58,060
Other Trading Income	2,123
Other Operating Income	182,656
Gains on Foreign Exchange Transactions	20,073
Gains on Sales of Bonds	161,770
Others	812
Other Ordinary Income	38,647
Gains on Sales of Stocks	30,516
Income from Money Held in Trust	16
Others	8,114
Ordinary Expenses	753,033
Interest Expenses	270,115
Interest on Deposits	49,555
Interest on Negotiable Certificates of Deposit	21,009
Interest on Debentures	3,423
Interest on Call Money	38,654
Interest on Payables under Repurchase Agreements	10,841
Interest on Securities Lending Transactions	6,374
Interest on Borrowed Money	82,026
Interest on Short-term Corporate Bonds	181
Interest on Bonds and Notes	42,016
Other Interest Expenses	16,033
Fee and Commission Expenses	22,852
Fee and Commission Expenses on Domestic and Foreign Exchanges	5,362
Other Fee and Commission Expenses	17,489

Millions of yen
For the fiscal year ended March 31, 2011
Other Operating Expenses	84,230
Losses on Sales of Bonds	60,101
Losses on Devaluation of Bonds	162
Amortization of Corporate Bond Issuance Costs	2,308
Expenses from Derivatives	10,903
Others	10,754
General and Administrative Expenses	255,316
Other Ordinary Expenses	120,519
Losses on Write-offs of Loans	6,673
Losses on Sales of Stocks	20,503
Losses on Impairment of Stocks	72,248
Others	21,094

Ordinary Profits	341,139

Extraordinary Gains	41,333
Gains on Disposal of Fixed Assets	53
Gains on Reversal of Allowance for Possible Losses on Loans	27,111
Recovery of Written-off Claims	11,417
Other Extraordinary Gains	2,751
Extraordinary Losses	3,935
Losses on Disposal of Fixed Assets	1,248
Losses on Impairment of Fixed Assets	1,260
Other Extraordinary Losses	1,426
Income before Income Taxes	378,537
Current Income Taxes	12,618
Deferred Income Taxes	93,923

Total Income Taxes	106,541

Net Income	271,995

NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

FOR THE FISCAL YEAR ENDED MARCH 31, 2011

Millions of yen
For the fiscal year ended March 31, 2011
Shareholder’s Equity
Common Stock and Preferred Stock
Balance as of the end of the previous year	¥1,404,065
Changes during the year

Total Changes during the year	—

Balance as of the end of the year	1,404,065

Capital Surplus
Capital Reserve
Balance as of the end of the previous year	578,540
Changes during the year

Total Changes during the year	—

Balance as of the end of the year	578,540

Other Capital Surplus
Balance as of the end of the previous year	84,893
Changes during the year
Disposal of Treasury Stock	375,810

Total Changes during the year	375,810

Balance as of the end of the year	460,703

Total Capital Surplus
Balance as of the end of the previous year	663,434
Changes during the year
Disposal of Treasury Stock	375,810

Total Changes during the year	375,810

Balance as of the end of the year	1,039,244

Retained Earnings
Legal Retained Earnings
Balance as of the end of the previous year	—
Changes during the year
Cash Dividends	1,355

Total Changes during the year	1,355

Balance as of the end of the year	1,355

Other Retained Earnings
Retained Earnings Carried forward
Balance as of the end of the previous year	454,970
Changes during the year
Cash Dividends	(8,134)
Net Income	271,995
Transfer of Revaluation Reserve for Land, net of Taxes	644

Total Changes during the year	264,505

Balance as of the end of the year	719,475

Total Retained Earnings
Balance as of the end of the previous year	454,970
Changes during the year
Cash Dividends	(6,778)
Net Income	271,995
Transfer of Revaluation Reserve for Land, net of Taxes	644

Total Changes during the year	265,860

Balance as of the end of the year	720,831

Millions of yen
For the fiscal year ended March 31, 2011
Total Shareholder’s Equity
Balance as of the end of the previous year	2,522,469
Changes during the year
Cash Dividends	(6,778)
Net Income	271,995
Disposal of Treasury Stock	375,810
Transfer of Revaluation Reserve for Land, net of Taxes	644
Total Changes during the year	641,670

Balance as of the end of the year	3,164,140

Valuation and Translation Adjustments
Net Unrealized Gains on Other Securities, net of Taxes
Balance as of the end of the previous year	137,595
Changes during the year
Net Changes in Items other than Shareholder’s Equity during the year	(134,584)

Total Changes during the year	(134,584)

Balance as of the end of the year	3,011

Net Deferred Hedge Gains, net of Taxes
Balance as of the end of the previous year	116,523
Changes during the year
Net Changes in Items other than Shareholder’s Equity during the year	22,380

Total Changes during the year	22,380

Balance as of the end of the year	138,904

Revaluation Reserve for Land, net of Taxes
Balance as of the end of the previous year	29,498
Changes during the year
Net Changes in Items other than Shareholder’s Equity during the year	(665)

Total Changes during the year	(665)

Balance as of the end of the year	28,833

Total Valuation and Translation Adjustments
Balance as of the end of the previous year	283,618
Changes during the year
Net Changes in Items other than Shareholder’s Equity during the year	(112,869)

Total Changes during the year	(112,869)

Balance as of the end of the year	170,749

Total net assets
Balance as of the end of the previous year	2,806,088
Changes during the year
Cash Dividends	(6,778)
Net Income	271,995
Disposal of Treasury Stocks	375,810
Transfer of Revaluation Reserve for Land, net of Taxes	644
Net Changes in Items other than Shareholder’s Equity during the year	(112,869)

Total Changes during the year	528,801

Balance as of the end of the year	¥3,334,889

Amounts less than one million yen are rounded down.

Significant Accounting Policies

1.	Valuation of Trading Assets/Liabilities and Recognition of Income/Expenses

Trading transactions intended to take advantage of short-term fluctuations and arbitrage opportunities in interest rates, currency exchange rates, market prices of financial instruments and related indices are recognized on a trade date basis and recorded in Trading Assets or Trading Liabilities on the non-consolidated balance sheet.

Related income or expenses are recorded in Trading Income or Trading Expenses on the non-consolidated statement of income.

Securities and other short-term credit instruments held for trading purposes are stated at fair value at the non-consolidated balance sheet date. Derivative financial instruments, such as swaps, forward contracts and option transactions, are stated at the fair values, assuming that such transactions were terminated and settled at the non-consolidated balance sheet date.

Trading Income and Trading Expenses include the interest received and interest paid during the fiscal year, the gains or losses resulting from any changes in the value of securities and monetary claims between the beginning and the end of the fiscal year and the gains or losses resulting from any changes in the value of financial derivatives between the beginning and the end of the fiscal year, assuming they were settled at the end of the fiscal year.

2.	Valuation of Securities

(1)	Investments in stocks of subsidiaries and affiliates are valued on a cost basis using the moving average model. Regarding Other Securities, Japanese stocks with market prices are valued on a mark-to-market basis using the average market price over the month preceding the non-consolidated balance sheet date, others except those whose market prices are extremely difficult to determine are valued on a mark-to-market basis at the non-consolidated balance sheet date, where the cost of securities sold is calculated primarily by the moving average method, and securities whose market prices are extremely difficult to determine are stated at cost as determined by the moving average method or amortized cost. The net unrealized gains on Other Securities are booked directly to Net Assets, excluding the amount reflected in profit and loss due to the application of the fair-value hedge method.

(2)	Securities which are held as trust assets in Money Held in Trust accounts are valued on a mark-to-market basis.

3.	Valuation of Derivatives

Derivative transactions (other than transactions for trading purposes) are valued on a mark-to-market basis.

4.	Method of Depreciation

(1)	Tangible Fixed Assets (excluding lease assets)

Depreciation of Buildings is computed by the straight-line method and that of others is computed by the declining-balance method. The useful lives for Buildings and others are as follows:

Buildings:	3 years to 50 years
Others:	2 years to 20 years

(2)	Intangible Fixed Assets (excluding lease assets)

Amortization of Intangible Fixed Assets is computed by the straight-line method. Development costs for software internally used are capitalized and amortized using the straight line method over the estimated useful lives, primarily five years, determined by the Mizuho Corporate Bank, Ltd. (“MHCB”).

(3)	Lease Assets

Lease assets among Tangible Fixed Assets relating to finance leases not involving the transfer of ownership to the lessee and lease assets among Intangible Fixed Assets are depreciated or amortized using the same methods as those which are applied to fixed assets owned by MHCB.

5.	Deferred Charges

(1)	Stock Issuance Costs

Stock Issuance Costs are recognized as expenses when incurred.

(2)	Bond Issuance Costs

Bond Issuance Costs are recognized as expenses when incurred.

(3)	Discounts on Bond Premium

Bonds are stated at amortized costs using the straight-line method on the non-consolidated balance sheet.

Discounts on bonds on the balance sheet as of March 31, 2006 are amortized under the straight-line method over the term of the bond by applying the previous accounting method, and the unamortized balance is directly deducted from bonds based on the tentative measure stipulated in the ASBJ Practical Solution No. 19, “Tentative Treatment of Accounting fro Deferred Assets” issued on August 11, 2006.

6.	Allowance for Possible Losses on Loans

Allowance for Possible Losses on Loans is determined in accordance with internally developed standards as follows:

The allowance for claims to obligors which are classified as substantially bankrupt (substantially bankrupt obligors) or which are legally bankrupt, as evidenced by a declaration of bankruptcy, special liquidation, or other similar circumstances (bankrupt obligors), is provided at 100% of the amount remaining after direct write-offs and deduction of the amount expected to be collected from the disposal of collateral and the amount recoverable from guarantees. Also an allowance is provided for claims to obligors which are not currently bankrupt but are likely to become bankrupt (intensive control obligors). In this case, the allowance is provided at the amount deemed necessary based on overall solvency analyses of the amounts of claims, net of expected amounts recoverable from the disposition of collateral and the amounts recoverable under guarantees. In the case of intensive control obligors and obligors with Restructured Loans, if the exposure exceeds a certain specific amount, allowance is provided as follows: (i) if future cash flows of the principal and interest can be reasonably estimated, the discounted cash flow method is applied, where the allowance is determined as the difference between the book value of the loan and its present value of expected future cash flows discounted by the contractual interest rate before the loan was classified as a restructured loan, and (ii) if future cash flows of the principal and interest can not be reasonably estimated, a allowance is provided for the estimated loss amount individually.

In the case of all other claims, an allowance is determined based on the estimated credit loss rate which is calculated using the actual credit loss amount during a specific period in the past. Allowance for Loans to Restructuring Countries is provided based on the prospective loss after the consideration of the relevant country’s political and economic situation, etc.

All the claims are assessed by the relevant business divisions in accordance with the internal rules for self-assessment of assets. The Internal Audit Division, which is independent of the originating divisions, reviews the results of self-assessment of assets for all claims based on the internal rules. The Allowance for Possible Losses on Loans is provided based on the results of the review.

For claims to bankrupt obligors and substantially bankrupt obligors which are collateralized or guaranteed by a third party, the amounts deemed uncollectible, which are calculated by deducting the anticipated proceeds from the sales of collateral pledged against the claims and amounts that are expected to be recovered from guarantors of the claims, are charged off against the respective loan balances. The total amount directly written-off is ¥114,399 million.

7.	Allowance for Possible Losses on Investments

The allowance is provided to cover any future potential losses on investments. It is booked as the amount deemed necessary taking into consideration the financial situation and other relevant factors of the investment securities’ issuers.

As a result of MHCB’s decision to withdraw from credit investments in loan substitute mainly in European bases, Allowance for Possible Losses on Investments is provided for the evaluation losses on certain securitized products, excluding those subject to a securitization scheme that references these securitized products.

Securities and Allowance for Possible Losses on Investments of ¥721 million are offset when presented since market value is used as the amount on the balance sheet.

8.	Reserve for Bonus Payments

This reserve is provided for future bonus payments to employees. It is booked as the portion of the amount deemed necessary for employees’ bonuses which is attributable to the fiscal year.

9.	Reserve for Employee Retirement Benefits (including Prepaid Pension Cost)

This reserve is provided for future retirement benefits and pension payments to employees. It is recorded as the amount accrued at the end of the fiscal year, based on the estimated benefit obligations and plan assets amounts at the end of the fiscal year. Unrecognized actuarial gains (losses) are recognized as expenses starting from the following fiscal year and amortized over a fixed number of years (10 to 12 years) within the average remaining service period of the current employees using the straight-line method.

10.	Reserve for Possible Losses on Sales of Loans and Bills Discounted

This reserve is provided for future possible losses on sales of loans and bills discounted at the amount deemed necessary based on estimate of possible future losses.

11.	Reserve for Contingencies

This reserve is provided to cover possible losses against contingencies which are not covered by other specific reserves. The balance is an estimation of possible future losses considered necessary to be reserved.

12.	Assets and Liabilities Denominated in Foreign Currencies

Assets and liabilities denominated in foreign currencies and accounts of overseas branches are translated into Japanese yen primarily at the exchange rate in effect at the non-consolidated balance sheet date, with the exceptions of the stocks of subsidiaries and affiliates which are translated at historical exchange rate.

13.	Hedge Accounting

a. Hedge of Interest Rate Risk

MHCB applies the deferred hedge method or the fair value method as hedge accounting for interest rate risk accompanying various financial assets and liabilities. “Accounting and Auditing Treatment Relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No.24) is applied to portfolio hedges against a large number of small-balance monetary claims/liabilities. The effectiveness of the portfolio hedges against a large number of small-balance monetary claims/liabilities is assessed as follows:

(i)	The effectiveness of a fair value hedge is assessed for each indentified (a) groups of hedged deposits, loans and similar instruments and (b) corresponding groups of hedges instruments such as interest swaps in the same maturity bucket.

(ii)	The effectiveness of a cash flow hedge is assessed based on the correlation between a base interest rate index of the hedged cash flow and that the hedging instrument.

The effectiveness of an individual hedge is also assessed based on the fluctuations in the quotations or cash flows of the hedged item and those of the hedging instrument.

Net Deferral Hedge Losses/Gains, net of Taxes which are recorded on the non-consolidated balance sheet and resulted from the application of the macro-hedge method based on “Tentative Account and Auditing Treatment Relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No.15), under which the overall interest rate risks inherent in loans, deposits and other instruments are controlled on a macro-basis using derivatives, are amortized as interest income or interest expenses over the remaining maturity or the average remaining maturity of the respective hedging instruments.

The unamortized amounts of Gross Deferred Hedge Losses and Gross Deferred Hedge Gains under the macro-hedge method at the end of this fiscal year are ¥10,308 million before tax effects deductions and ¥7,635 million before tax effects deduction, respectively.

b. Hedge of Foreign Exchange Risks

The deferred method of hedge accounting is applied as a hedge accounting to hedge foreign exchange risks associated with various foreign-currency-denominated monetary assets and liabilities as stipulated in “Accounting and Auditing Treatment Relating to Adoption of Accounting Standards for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No.25). The effectiveness of the currency-swap transactions, exchange swap transactions and similar transactions hedging the foreign exchange risks of foreign-currency-denominated monetary assets and liabilities is assessed based on comparison of foreign currency positions of the hedged monetary assets and liabilities and the hedging instruments.

In addition to the above methods, to apply the deferred method or the fair value hedge method to portfolio hedges of the foreign exchange risks associated with investments in overseas subsidiaries and affiliates, and foreign-currency denominated securities, other than bonds, identified as hedged items in advances, as long as the amount of foreign currency payables of spot and forward foreign exchange contracts exceeds the amount of acquisition costs of the hedged foreign-currency-denominated securities.

c. Inter-Office-Trading, etc.

Inter-office interest rate swaps, currency swaps and similar derivatives between trading accounts and other accounts, which are designated as hedges, are not eliminated and related gains and losses are recognized in the statement of income or deferred under hedge accounting because these inter-office derivatives are covered with outside third parties and appropriate hedge operations without subjectivities are conducted in accordance with JICPA Industry Audit Committee Report No.24 and 25.

The defined hedge method, the fair value hedge method or the exceptional accrual method for interest rate swaps are applied as hedge accounting methods to part of assets and liabilities.

14.	Accounting for Consumption Taxes

Consumption taxes and local consumption taxes are excluded from the transaction amounts.

Changes in Accounting Policies

(Accounting Standards for Asset Retirement Obligations)

MHCB has applied “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No. 18, March 31, 2008) and “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No. 21, March 31, 2008) effective this fiscal year.

As a result of this change, Ordinary Income decreased by ¥364 million and Income before Income Taxes decreased by ¥1,791 million. The change in Asset Retirement Obligations due to commencement of application of the accounting standards is ¥3,805 million.

(Accounting Treatment Relating to System shared within the Group Companies)

Previously, the amounts equivalent to depreciation incurred in its owned software and other systems shared within the group companies, which received from each group company depending on the frequency in use, were recorded in Others (Other Ordinary Income). Effective this fiscal year, expecting the increase of shared systems as to standardizing systems in future, MHCB adopted the accounting treatment of deducting these amounts from General and Administrative Expenses to reflect the expense of operating activities appropriately.

As a result of this change, both the General and Administrative Expenses and Others (Other Ordinary Income) decreased by ¥2,307, compared with the corresponding amounts under the previous treatment.

[Notes to Non-Consolidated Financial Statements]

Notes to Non-Consolidated Balance Sheet

1.	Stocks and Investments in affiliates ¥956,343 million

2.	There are no unsecured lending transactions which allow borrowers to re-sell securities.

In certain transactions MHCB has the right to re-sell or pledge or re-pledge securities held under uncollateralized securities borrowing agreements, cash-collateralized securities borrowing agreements and securities purchased with resale agreements. Of these, securities pledged or re-pledged as collateral and held without being pledged or re-pledged or re-sold at the end of the fiscal year amounted to ¥464,963 million and ¥1,031,015 million, respectively.

3.	Loans and Bills Discounted include Loans to Bankrupt Obligors of ¥12,965 million and Non-Accrual Delinquent Loans of ¥89,746 million.

Loans to Bankrupt Obligors are loans, excluding loans written-off, for which no interest was accrued since delinquencies in payment of principal and/or interest have continued for a significant period of time or for some other reason, there is no prospect of collecting principal and/or interest (Non-Accrual Loans), as per Article 96, Paragraph 1, Item 3(a) to (e) or Item 4 of the Order for Enforcement of the Corporation Tax Law, Cabinet Order No.97 of 1965.

Non-Accrual Delinquent Loans represent non-accrual loans other than (i) Loans to Bankrupt Obligors and (ii) loans for which interest payments have been deferred in order to assist or facilitate the restructuring of the borrowers.

4.	Balances of Loans and Bills Discounted Past Due for 3 Months or More: None

Loans Past Due for 3 Months or More are loans for which payments of principal and/or interest have not been received for a period of three months or more beginning with the next day following the last due date for such payments, and which are not included in Loans to Bankrupt Obligors, or Non-Accrual Delinquent Loans.

5.	Balances of Restructured Loans: ¥139,969 million

Restructured loans represent loans on which contracts were amended in favor of borrowers (e.g., reduction of, or exemption from, stated interest, deferral of interest payments, extension of maturity dates, renunciation of claims) in order to assist or facilitate the restructuring of the borrowers. Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans and Loans Past Due for 3 Months or More are not included.

6.	Total balances of Loans to Bankrupt Obligors, Non-Accrual Delinquent Loans, Loans Past Due for 3 Months or More and Restructured Loans are ¥242,681 million.

The amounts given in paragraphs 3 through 6 above are gross amounts before deduction of amounts for the Allowance for Possible Losses on Loans.

7.	In accordance with “Accounting and Auditing Treatment Relating to Adoption of Accounting Standards for Financial Instruments for Banks” (JICPA Industry Audit Committee Report No.24), Bills Discounted are treated as financial transactions. MHCB has rights to sell or pledge or re-pledge these commercial bills and foreign exchange bills. The face value of these bills amounted to ¥502,425 million.

8.	Breakdown of assets pledged as collateral

The following assets have been pledged as collateral:

Trading Assets	¥901,032 million
Securities	¥10,380,707 million
Loans and Bills Discounted	¥3,964,708 million
Other Assets	¥3,675 million

The following liabilities are collateralized by the above assets:

Deposits	¥280,522 million
Call Money	¥860,000 million
Payables under Repurchase Agreements	¥3,377,106 million
Guarantee Deposit Received under Securities Lending Transactions	¥1,847,522 million
Borrowed Money	¥4,897,480 million

In addition to the above, Cash and Due from Banks amounting to ¥17,608 million, Securities amounting to ¥956,745 million and Loans and Bills Discounted amounting to ¥16,630 million are pledged as collateral in connection with domestic and foreign exchange settlement transactions, derivative transactions etc., or as s substitute for margin payments for futures transactions.

None of the assets has been pledged as collateral in connection with borrowings by subsidiaries or affiliates.

Other Assets include Guarantee Money of ¥16,818 million and Collateral Pledged for Derivative Transactions of ¥271,828 million.

9.	Overdraft protection on current accounts and contracts of commitment line for loans are contracts by which MHCB is obliged to make loans up to the prearranged amount at the request of customers unless the customer is in breach of contract conditions. The unutilized balance of these contracts amounts to ¥32,024,368 million. Of this amount, ¥25,900,068 million relates to contracts for which the original contractual term is one year or less, or unconditionally cancellable at any time.

Since many of these contracts expire without the right being exercised, the unutilized balance itself does not necessarily affect future cash flows of MHCB. Many of contracts include a provision that entitles MHCB to refuse the execution of loans, or reduce the maximum amount under contracts when there is a change in the financial situation, necessity to preserve a claim, or other similar reasons. MHCB obtains, moreover, real estate or securities as collateral at the time the contract is entered into, if needed, and subsequently monitors customers’ business condition periodically, based on and in accordance with procedures established, and takes measures to control credit risks such as amendments to contracts, if needed.

10.	In accordance with “Land Revaluation Law” (Law No.34 promulgated on March 31, 1998), land used for business activities has been revalued. The amount of tax payable on the amount of the revaluation differences has been shown in the item Deferred Tax Liabilities for Revaluation Reserve for Land indicated under Liabilities. In addition, the amount of revaluation differences less this tax liability has been shown in the item Revaluation Reserve for Land, net of Taxes under Net Assets.

Date revalued Revaluation method as stated In Article 3, Paragraph 3 of the Above law

March 31, 1998

Land used for business activities was revalued by calculating the value on the basis of the valuation by road rating stipulated in Article 2, Item 4 of the Order for Enforcement of the Land Revaluation Law, Cabinet Order No. 119 promulgated on March 31, 1998, with reasonable adjustments to compensate for sites with long depth, etc. and also on the basis of the appraisal valuation stipulated in Article 2, Item 5.

The differences at the non-consolidated balance sheet date between the total fair value of land used for business activities, which has been revalued in accordance with Article 10 of the above law, and the total book value of the land after such revaluation.

¥2,454 million

11. Accumulated depreciation of Tangible Fixed Assets:	¥90,705 million

12. Advanced depreciation of Tangible Fixed Assets:	¥1,524 million

13.	Borrowed Money includes subordinated borrowed money of ¥1,868,391 million.

14.	Bonds and Notes include subordinated bonds of ¥412,984 million.

15.	MHCB has keep-well agreement with its two subsidiaries, Mizuho Securities Co., Ltd. and Mizuho International plc, concerning their joint Euro medium-term note program. The bond issue balance under the program at the end of the fiscal year stood at ¥589,389 million.

16.	Liabilities for guarantees on corporate bonds included in Securities, which were issued through private placement, subject to Article 2, Paragraph 3 of the Financial Instruments and Exchange Law, amounted to ¥51,679 million.

17. Net assets per share	¥206,474.33

18. Total of monetary claims to subsidiaries and affiliates:	¥2,671,393 million

19. Total of monetary liabilities against subsidiaries and affiliates:	¥4,095,618 million

20.	Dividends from surplus are restricted under Article 18 of the Banking Law.

When dividends from surplus are distributed, MHCB sets aside the amount equal to one fifth of the amount of the decrease in surplus resulting from the distribution of dividends, as Legal Retained Earnings, regardless of the provisions of Article 445, Paragraph 4 of the Company Law, concerning the Amount of Paid-in Capital and Amount of Reserves.

In this fiscal year, the amount set aside as Legal Retained Earnings related to dividends from surplus is ¥1,355 million.

Notes to Non-Consolidated Statement of Income

1. Income from transactions with affiliates
Total Interest and Dividend Income from affiliates:	¥80,168 million
Fee and Commission Income from affiliates	¥9,314 million
Total of Other Operating Income and Ordinary Income	¥201 million

Expenses for transactions with affiliates
Total Interest Expenses	¥132,270 million
Fee and Commission Expenses	¥3,456 million
Total of Other Operating Expenses and Ordinary Expenses	¥13,484 million
Total expenses of other transactions	¥16,283 million

2. Net Income per Share	¥36,237.26

3. Diluted Net Income per Share	¥35,552.71

4.      Others in Other Ordinary Income include the income of ¥4,314 million as a result of MHCB’s decision to withdraw from credit investments in loan substitute mainly in European bases.

5.      Others in Other Ordinary Expenses include Losses Related to Transactions to Mitigate Credit Risk of ¥8,086 million and losses on sales of loans of ¥5,070 million.

6.      Other Extraordinary Losses of ¥1,426 million represent the effects of the adoption of Accounting Standard for Asset Retirement Obligations described in Changes in Accounting Policies.

7.      The section of Related Party Transactions is omitted because MHCB conducts the transactions, such as loan or deposit transactions, with related parties under the same terms and conditions that MHCB does with non-related party customers.

Notes to Non-Consolidated Statement of Changes in Net Assets

The Class and Number of the Treasury Stocks

	(Thousands of shares)
	Number of stocks as of March 31, 2010	Increase during the fiscal year	Decrease during the fiscal year	Number of stocks as of March 31, 2011	Remarks
Treasury stock
Common stock	—	—	—	—
Second Series Class IV Preferred Stock	—	64	—	64	Note 1
Eighth Series Class VIII Preferred Stock	—	85	—	85	Note 2
Eleventh Series Class XIII Preferred Stock	—	5,382	1,772	3,609	Note 3
Total	—	5,532	1,772	3,759

Note 1:	The increase in the number of treasury stocks of the Second Series Class IV Preferred Stock was due to the request for the acquisition on March 22, 2011.
Note 2:	The increase in the number of treasury stocks of the Eighth Series Class VIII Preferred Stock was due to the request for the acquisition on March 22, 2011.
Note 3:	The number of treasury stocks of the Eleventh Series Class XIII Preferred Stock increased by 3,609 thousand shares due to the request for acquisition on March 22, 2011, decreased by 1,772 thousand shares due to the disposal of treasury stocks on March 25, 2011 and increased by 1,772 thousand shares due to the request for acquisition on March 28, 2011.

Securities

The following tables contain information relating to items which are classified as Japanese Government Bonds, Japanese Local Government Bonds, Japanese Corporate Bonds, Stocks, Other Securities, Trading Securities, Securities Transactions, Commercial Papers in Other Trading Assets, Negotiable Certificates of Deposits in Due from Banks, and certain items in Other Debt Purchased.

1.	Trading Securities as of March 31, 2011

(Millions of yen)
Unrealized Gains (Losses) recognized in the Non-Consolidated Statement of Income
Trading Securities	(430)

2.	Stocks of Subsidiaries and Affiliates as of March 31, 2011

	(Millions of yen)
	Carrying Value	Fair Value	Difference
Stocks of Subsidiaries	338,039	216,573	(121,466)

Note:	Stocks of Subsidiaries and Affiliates whose fair values are deemed extremely difficult to determine.

(Millions of yen)
Carrying Value
Stocks of Subsidiaries	614,603
Stocks of Affiliates	3,700

Total	618,304

Since these stocks do not have readily determinable market prices and their fair values are deemed extremely difficult to determine, they are not included in “Stocks of Subsidiaries and Affiliates.”

3.	Other Securities as of March 31, 2011

	(Millions of yen)
	Type	Carrying Value	Acquisition Cost	Differences
Other securities whose carrying value exceeds acquisition cost	Stocks	1,021,499	716,832	304,667
	Bonds	4,420,319	4,383,918	36,400
	Japanese Government Bonds	3,919,831	3,911,203	8,627
	Japanese Local Government Bonds	15,554	14,868	685
	Japanese Corporate Bonds	484,934	457,846	27,087
	Other	1,388,696	1,315,344	73,351

	Subtotal	6,830,515	6,416,095	414,419

Other securities whose carrying value does not exceed acquisition cost	Stocks	689,970	840,518	(150,548)
	Bonds	10,739,256	10,790,905	(51,648)
	Japanese Government Bonds	10,038,953	10,077,283	(38,329)
	Japanese Local Government Bonds	54,770	56,077	(1,237)
	Japanese Corporate Bonds	645,532	657,614	(12,081)
	Other	3,896,828	4,105,216	(208,388)
	Subtotal	15,326,055	15,736,640	(410,585)

Total		22,156,570	22,152,736	3,834

Note 1:	Of the Unrealized Gains/Losses, the amount reflected in the statement of income by the application of the fair-value hedge method was a gain of ¥11,908 million.

Note 2:	Other Securities whose fair values are deemed extremely difficult to determine.

(Millions of yen)
Carrying Value
Stocks	301,133
Other	75,890

Total	377,024

Since these stocks do not have readily determinable market prices and their fair values are deemed extremely difficult to determine, they are not included in “Other Securities.”

4.	Other Securities which were sold during the year ended March 31, 2011

	(Millions of yen)
	Proceeds from Sales	Gains on Sales	Losses on Sales
Stocks	123,076	22,927	8,341
Bonds	30,492,333	60,308	11,031
Japanese Government Bonds	29,366,593	48,068	7,962
Japanese Local Government Bonds	31,304	197	196
Japanese Corporate Bonds	1,094,435	12,042	2,872
Other	14,751,668	111,581	75,741

Total	45,367,078	194,817	95,114

5.	Impairment (“Devaluation”) of Securities

Certain Other Securities that have readily determinable fair values are presented on the non-consolidated balance at their fair values and the differences between the acquisition cost and the fair value is recognized as a loss for the fiscal year (loss on impairment) if the fair value (primarily the market price on the last day of the fiscal year) has significantly deteriorated compared with the acquisition cost (including amortized cost) and recoverability of the fair value over the acquisition cost is not expected.

Losses on impairment for the fiscal year was ¥65,321 million (of which, Stocks was ¥65,158 million and Other was ¥162 million).

The criteria for determining whether a security’ fair value has “significantly deteriorated” are outlined as follows:

Securities whose fair value is 50% or less of the acquisition cost.

Securities whose fair value exceeds 50% but is 70% or less of the acquisition cost and the quoted value maintains a certain level of lower.

Money Held in Trust

1.	Money Held in Trust for investment purpose as of March 31, 2011

	(Millions of yen)
	Carrying Value	Net Unrealized Gains (Losses) recognized in the Non-Consolidated Statement of Income
Money Held in Trust for Investment Purpose	2,024	—

Deferred Tax Assets and Liabilities

Breakdown of Deferred Tax Assets and Liabilities

		(Millions of yen)
Deferred Tax Assets
Devaluation of Securities		607,663
Net unrealized Gains on Other Securities		105,941
Tax Losses Carry-Forward		104,107
Allowance -for Possible Losses on Loans		80,265
Securities (contributed to retirement benefit trusts)		74,034
Foreign Tax Credit Carry-Forward		42,601
Others	36,306

Subtotal Deferred Tax Assets		1,050,919
Valuation Allowance	(693,419)

Total Deferred Tax Assets		357,500
Deferred Tax Liabilities
Net Deferred Hedge Gains, net of Taxes	(95,296)
Prepaid Pension Cost	(57,016)
Net Unrealized Gains on Other Securities		(48,594)
Others	(19,681)

Deferred Tax Liabilities		(220,588)

Net Deferred Tax Assets (Liabilities)		136,911

Report of Independent Auditors

May 11, 2011

The Board of Directors

Mizuho Corporate Bank, Ltd.

Ernst & Young ShinNihon LLC

Tadayuki Matsushige Certified Public Accountant Designated and Engagement Partner

Tetsuya Mogi Certified Public Accountant Designated and Engagement Partner

Ryuji Takagi Certified Public Accountant Designated and Engagement Partner

Noboru Miura Certified Public Accountant Designated and Engagement Partner

Pursuant to Article 436, Section 2, Paragraph 1 of the Corporation Law, we have audited the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the notes to the non-consolidated financial statements and the related supplementary schedules of Mizuho Corporate Bank, Ltd. (the “Company”) applicable to the 9th fiscal year from April 1, 2010 through March 31, 2011. These non-consolidated financial statements and the related supplementary schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements and the related supplementary schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the related supplementary schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements and the related supplementary schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the related supplementary schedules. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of Mizuho Corporate Bank, Ltd. applicable to the 9th fiscal year ended March 31, 2011 in conformity with accounting principles generally accepted in Japan.

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

Audit Report

The Board of Corporate Auditors, upon deliberation, prepared this audit report regarding the performance of duties of the Directors of the Company during the 9th fiscal year from April 1, 2010 to March 31, 2011, based on the audit reports prepared by each Corporate Auditor and hereby reports as follows:

1.	Auditing Method Employed by Corporate Auditors and the Board of Corporate Auditors and Details Thereof

The Board of Corporate Auditors established an auditing policy and auditing plans, including assignment of the duties of each Corporate Auditor, etc., received from each Corporate Auditor reports on the execution of audits and results thereof, and in addition, received from the Directors, etc., and the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding such reports.

In compliance with the auditing plans for Corporate Auditors established by the Board of Corporate Auditors, each Corporate Auditor has shared information with Directors and employees of the internal audit division and other related employees, etc., and has endeavored to gather information and create an improved environment for auditing. Each Corporate Auditor also attended meetings of the Board of Directors and other important meetings, received from the Directors, employees and other related persons reports on the performance of their duties and, when necessary, requested explanations regarding such reports. Also, each Corporate Auditor inspected important authorized documents and associated information and examined the business and financial position of the Company in the Head Office and major branches. In addition, each Corporate Auditor received from the Directors, employees and other related persons reports on the status of (i) the establishment of structures with respect to the content of resolutions made by the Board of Directors regarding the establishment of structures to ensure that the performance of duties by the Directors will be in compliance with the laws and regulations of Japan and with the Company’s Articles of Incorporation and other structures in accordance with Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Company Law of Japan, to ensure that the Company’s operation will be conducted appropriately and such structures that have been established in compliance with such resolutions (internal control systems), which are described in the Business Report, and (ii) the management thereof, and, when necessary, requested explanations regarding such reports. As for the parent of the Company, each Corporate Auditor has shared information with the corporate auditors of the parent, and, for the subsidiaries of the Company, each Corporate Auditor has shared information with the directors and corporate auditors and other related persons of the subsidiaries and, when necessary, received reports from the subsidiaries regarding their businesses. Based on the foregoing method, the Corporate Auditors examined the Business Report for this fiscal year.

In addition, the Corporate Auditors audited whether the independent auditors maintain their independence and carry out audits in an appropriate manner. The Corporate Auditors received from the independent auditors reports on the performance of their duties and, when necessary, requested explanations regarding those reports. The Corporate Auditors also received notification from the independent auditors regarding the “Structure for ensuring appropriate execution of the duties of the independent auditors” (as enumerated in each Item of Article 131 of the Company Calculation Regulations). When necessary, the Corporate Auditors requested explanations on such notification. Based on the foregoing method, the Corporate Auditors reviewed the financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statements of changes in shareholders’ equity and notes to the non-consolidated financial statements) and supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated statements of income, consolidated statements of changes in shareholders’ equity and notes to the consolidated financial statements).

2.	Audit Results

(1)	Audit Results on the Business Report, etc.

A.	In our opinion, the business report fairly represents the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.

B.	With regard to the execution of duties by the Directors, we have found no evidence of misconduct or material facts in violation of the applicable laws and regulations of Japan or the Articles of Incorporation of the Company in the course of the execution of duties of the Directors.

C.	In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate, and furthermore, we have not found anything to be pointed out on the performance of duties of the Directors regarding the internal control systems.

In addition, as described in the Business Report, the Corporate Auditors has confirmed that the Company will review, in the future and whenever else required, reform of the structure for managing its risk of loss, taking into consideration the results of its measures with respect to the Great Eastern Japan Earthquake and the computer system failures that occurred at MHBK.

(2)	Results of Audit of the Financial Statements and Supplementary Schedules

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

(3)	Results of Audit of the Consolidated Financial Statements

In our opinion, the method and results of the audit employed and rendered by Ernst & Young ShinNihon LLC, the independent auditors, are fair and reasonable.

May 12, 2011
Mizuho Corporate Bank, Ltd. Board of Corporate Auditors

	Full time Corporate Auditor	(Hidemi Hiroi)	(seal)
	Full time Corporate Auditor	(Nobukatsu Funaki)	(seal)
	Outside Corporate Auditor	(Yukio Nozaki)	(seal)
	Outside Corporate Auditor	(Toshiaki Hasegawa)	(seal)

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